Execution Version AMENDMENT No. 1, dated as of March 3, 2025 (this “Amendment”), to the Credit Agreement dated as of July 26, 2024, by and among CONCENTRA GROUP HOLDINGS PARENT, INC., a Delaware corporation (“Holdings”), CONCENTRA HEALTH SERVICES, INC., a Nevada corporation (the “Borrower”), the Lenders and Issuing Banks party thereto from time to time and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and Collateral Agent (the “Collateral Agent”) (as amended, modified and supplemented from time to time prior to the date hereof, the “Credit Agreement”, and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement), among Holdings, the Borrower, the Guarantors party hereto, the Administrative Agent, the Collateral Agent, and the several banks and other financial institutions from time to time party hereto as lenders and issuing banks. WHEREAS, the Borrower wishes to (i) obtain from the Additional Term B-1 Lender an “Incremental Term Loan” pursuant to Section 2.20(d)(iii)(A)(1) of the Credit Agreement in an aggregate principal amount of $102,125,000 (the “2025 Incremental Term Loan”) on the Amendment No. 1 Effective Date, (ii) establish a new Class of Term Loans, which shall include the 2025 Incremental Term Loan (the “Tranche B-1 Term Loans”), the proceeds of which will be used to finance the acquisition of U.S. Occmed Holdings, LLC d/b/a Nova Medical Centers and refinance all of the Initial Term Loans outstanding under the Credit Agreement immediately prior to the Amendment No. 1 Effective Date (as defined below)(the transactions described in this clause (ii), the “Amendment No. 1 Transactions”), (iii) amend the Applicable Rate (as defined in the Credit Agreement), (iv) obtain from each Lender listed on Schedule 2.01 hereto as having a “2025 Incremental Revolving Commitment” (each, a “2025 Incremental Revolving Lender”) an “Incremental Revolving Commitment” pursuant to Section 2.20(d)(iii)(A)(1) of the Credit Agreement in an aggregate principal amount set forth opposite such Lender’s name under the heading “2025 Incremental Revolving Commitment” (such Incremental Revolving Commitment in such principal amount referred to herein as the “2025 Incremental Revolving Commitment”) on the Amendment No. 1 Effective Date and (v) make certain other amendments to the Credit Agreement in connection therewith; WHEREAS, the Borrower hereby designates the Tranche B-1 Term Loans (other than the 2025 Incremental Term Loans) as Refinancing Term Loans; WHEREAS, each 2025 Incremental Revolving Lender is willing, subject to the terms and conditions set forth herein and in the Amended Credit Agreement, to make available to the Borrower the 2025 Incremental Revolving Commitment as set forth on Schedule 2.01 to this Amendment; WHEREAS, Section 9.02 of the Credit Agreement provides that the Loan Parties, the Administrative Agent, the Required Lenders and each Lender of the applicable Class that is directly and adversely affected by certain provisions of this amendment may amend the Credit Agreement as set forth therein; WHEREAS, (x) each Amendment No. 1 Consenting Term Lender party hereto that has so indicated on its counterpart to this Amendment has agreed, on the terms and conditions set forth herein, to have the entire principal amount of its outstanding Initial Term Loans (as defined in and Exhibit 10.1

2 under the Credit Agreement) (or such lesser amount as may be specified by the Administrative Agent on or prior to the Amendment No. 1 Effective Date in its sole discretion) converted into an equal principal amount of Tranche B-1 Term Loans, effective as of the Amendment No. 1 Effective Date and (y) each Revolving Lender with a Revolving Commitment prior to the Amendment No. 1 Effective Date (an “Existing Revolving Commitment”) and each 2025 Incremental Revolving Lender have consented to the amendments to the Credit Agreement reflected in Exhibit A hereto; and WHEREAS, each of JPMorgan Chase Bank, N.A., BofA Securities, Inc., Deutsche Bank Securities Inc., Mizuho Bank, Ltd., RBC Capital Markets, Truist Securities, Inc., Wells Fargo Securities, LLC, Capital One, National Association, Fifth Third Bank, National Association, PNC Capital Markets LLC and Goldman Sachs Bank USA have been appointed as joint lead arrangers and joint bookrunners for the Amendment (in such capacities, the “Amendment No. 1 Lead Arrangers”); NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows: Section 1. Amendments. (a) Pursuant to and in accordance with Section 9.02 of the Credit Agreement, effective as of the Amendment No. 1 Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement at- tached as Exhibit A hereto, which Amended Credit Agreement shall supersede the Credit Agree- ment. (b) Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety as attached as Schedule 2.01 hereto effective as of the Amendment No. 1 Effective Date. Section 2. Representations and Warranties; No Default. The Borrower hereby represents and warrants that as of the Amendment No. 1 Effective Date, both immediately prior to and immediately after giving effect to the Amendment No. 1 Transactions, (i) no Event of Default or Default has occurred under the Amended Credit Agreement and is continuing and (ii) the representations and warranties of the Borrower and each Loan Party contained in the Amended Credit Agreement and each other Loan Document are true and correct in all material respects as of the Amendment No. 1 Effective Date; provided that the solvency representation will be deemed to have been made as of the Amendment No. 1 Effective Date immediately after giving effect to the effectiveness of Amendment No. 1; provided, further, that to the extent that such representa- tions and warranties specifically relate to an earlier date, they shall be true and correct in all mate- rial respects as of such earlier date; provided, further, that any representation and warranty that is

3 qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and cor- rect (after giving effect to any qualification therein) in all respects on such respective dates. Section 3. Agreements of each 2025 Incremental Revolving Lender. Each 2025 Incremental Revolving Lender (i) represents and warrants that (x) the Loan Documents set forth the terms of a commercial lending facility, (y) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of its busi- ness, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), and (z) that it is capable of evaluating and understanding the terms, conditions and risks of becoming a Lender and/or Is- suing Bank, as applicable, under this Agreement and the Amended Credit Agreement, including in the context of related transactions to be entered into by the Borrower, and multiple roles to be performed by the Administrative Agent or its Affiliates, in connection herewith or therewith; (ii) acknowledges that it has, independently and without reliance upon the Administrative Agent, any Amendment No. 1 Lead Arranger or any other Lender, and any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and will, independently and without reliance upon the Administrative Agent, any Amendment No. 1 Lead Arranger or any other Lender and any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the Amended Credit Agreement any other Loan Doc- ument or related agreement or any document furnished hereunder or thereunder; (iii) agrees that the Administrative Agent may enter into any and all documents with respect to Collateral and the rights of the Secured Parties with respect thereto (including any First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, if applicable, and any release pursuant to Section 9.15 of the Amended Credit Agreement) as contemplated by and in accordance with the provisions of this Agreement, the Amended Credit Agreement and the Security Documents without any further con- sent from any Secured Party and bind the Secured Parties thereby, which terms shall be reasonably satisfactory to Administrative Agent; and (iv) agrees that it will be bound by the provisions of the Credit Agreement as a Lender thereunder and perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. Each 2025 Incremental Revolving Lender hereby commits to provide its 2025 In- cremental Revolving Commitment as set forth on Schedule 2.01 hereto. The 2025 Incremental Revolving Commitments shall be subject to the provisions of the Amended Credit Agreement and the other Loan Documents, shall constitute a Commitment thereunder, and the Loans made there- under shall constitute “Revolving Loans” thereunder. For all purposes under the Amended Credit Agreement from and after the Amendment No. 1 Effective Date, the 2025 Incremental Revolving Commitments shall be in the same Class as the Revolving Commitments outstanding immediately

4 prior to the Amendment No. 1 Effective Date. Each 2025 Incremental Revolving Lender hereby irrevocably and unconditionally consents to this Amendment. Section 4. Effectiveness. (a) This Amendment No. 1 shall become effective as of the date (such date, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied: (i) Execution of Amendment. The Administrative Agent shall have received executed signature pages hereto from the Borrower, each Loan Party, the Required Lend- ers, each Revolving Lender, each 2025 Incremental Revolving Lender, each Amendment No. 1 Consenting Term Lender, the Additional Term B-1 Lender and each Issuing Bank listed on Schedule 2.01; (ii) Fees and Expenses. The Administrative Agent shall have received (x) pay- ment of all fees and expenses required to be paid or reimbursed to JPMorgan Chase Bank, N.A., including the reasonable and documented fees and expenses of Latham & Watkins LLP, as counsel to the Administrative Agent and (y) all accrued and unpaid interest and fees owing under the Credit Agreement to but excluding the Amendment No. 1 Effective Date; (iii) Good Standing Certificates. The Administrative Agent shall have received a true and complete copy of a certificate as to the good standing of Holdings and the Bor- rower as of a recent date from such Secretary of State (or other similar official or Govern- mental Authority); (iv) Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Amendment No. 1 Effective Date certifying as to the matters set forth in Section 2; (v) KYC Information. To the extent not previously delivered, the Administra- tive Agent shall have received (x) at least three (3) Business Days prior to the Amendment No. 1 Effective Date, all documentation and other information about the Borrower and the Subsidiary Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been requested by the Administrative Agent in writing at least 10 Business Days prior to the Amendment No. 1 Effective Date and (y) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Amendment No. 1 Effective Date, a Beneficial Ownership Certification in relation to the Borrower; (vi) Closing Certificates. The Administrative Agent shall have received a certificate of the Responsible Officer of each Loan Party dated the Amendment No. 1 Effective Date and certifying:

5 (1) (A) that attached thereto is a true and complete copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, certified as of a recent date by the Secretary of State (or other similar official or Governmental Authority) of the jurisdiction of its organization or by the Secretary or Assistant Secretary or similar officer of such Loan Party or other person duly authorized by the constituent documents of such Loan Party or (B) that no amendment to the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, has been filed with the Secretary of State (or other similar official or Governmental Authority) of the jurisdiction of its organization since the foregoing was last provided to the Administrative Agent, (2) (A) that attached thereto is a true and complete copy of the bylaws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Amendment No. 1 Effective Date and at all times since a date prior to the date of the resolutions described in the following clause (3) or (B) that no amendment to the bylaws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party has been made since the foregoing was last provided to the Administrative Agent, (3) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party, authorizing the execution, delivery and performance by such Loan Party of this Amendment and, in the case of the Borrower, the borrowings hereunder, and the execution, delivery and performance of each of the other Loan Documents re- quired hereby and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 1 Effective Date, and (4) (A) as to the incumbency and specimen signature of each officer or authorized signatory executing this Amendment or any other Loan Document de- livered in connection herewith on behalf of such Loan Party or (B) that no change to the incumbency and specimen signatures of such Loan Party has been made since the foregoing was last provided to the Administrative Agent; (vii) Legal Opinions. The Administrative Agent shall have received a favorable legal opinion dated the Amendment No. 1 Effective Date of (A) Brownstein Hyatt Farber Schreck, LLP, counsel for the Borrower, as to matters of the laws of Nevada and (B) Dechert LLP, as special New York counsel for the Loan Parties, in each case in form reasonably satisfactory to the Administrative Agent;

6 (viii) Borrowing Request. The Administrative Agent shall have received from the Borrower a duly completed Borrowing Request with respect to Tranche B-1 Term Loans in the form of Exhibit D to the Amended Credit Agreement; and (ix) Amendment No. 1 Transactions. The Amendment No.1 Transactions shall be consummated substantially concurrently with the funding of the Tranche B-1 Term Loans. Section 5. Counterparts. This Amendment may be executed in one or more counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original, but all of which together shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in con- nection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Section 6. Applicable Law; Waiver of Jury Trial; Jurisdiction; Consent to Service of Process. The provisions set forth in Sections 9.09 and 9.10 of the Amended Credit Agreement are hereby incorporated mutatis mutandis with all references to the “Agreement” therein being deemed references to this Amendment. Section 7. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Section 8. Effect of Amendment. This Amendment (i) shall not by implication or otherwise limit, impair, constitute a novation or waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. This Amendment shall constitute a Loan Document for purposes of the Amended Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit

7 Agreement. The Administrative Agent and the Lenders party hereto hereby acknowledge and agree that this Amendment satisfies the requirement for delivery of a prepayment notice in accordance with Section 2.11(f) of the Credit Agreement by the Borrower to the Administrative Agent with respect to the Initial Term Loans that are not Converted Initial Term Loans. The Borrower hereby consents to this Amendment and confirms that all obligations of the Borrower under the Loan Documents to which it is a party shall continue to apply to the Amended Credit Agreement. Each Loan Party hereby (i) acknowledges all of the terms and conditions of this Amendment and confirms that all of its obligations under the Loan Documents to which it is a party shall continue to apply to the Amended Credit Agreement, and (ii) reaffirms, as of the date hereof, its guarantee of the Obligations under the Collateral Agreement, and its prior grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents to which it is a party, with all such Liens continuing in full force and effect after giving effect to this Amendment. This Amendment is an “Additional Credit Extension Agreement” under the Credit Agreement. [Signature pages follow]

[Signature Page to Amendment No. 1] IN WITNESS WHEREOF, the undersigned has caused this Amendment to be ex- ecuted and delivered by a duly authorized officer as of the date first written above. CONCENTRA GROUP HOLDINGS PARENT, INC. By: Name: Title: CONCENTRA HEALTH SERVICES, INC. By: Name: Title: EACH OF THE GUARANTORS LISTED ON SCHED- ULE I HERETO By: Name: Title:

[Signature Page to Amendment No. 1] JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, a Re- volving Lender, a 2025 Incremental Revolving Lender, the Additional Term B-1 Lender and an Is- suing Bank By: Name: Title:

[Signature Page to Amendment No. 1] [ ], as [a Revolving Lender, 2025 Incremental Revolving Lender and Issuing Bank] By: Name: Title:

LENDER SIGNATURE PAGE TO THE AMENDMENT, RELATING TO THE CREDIT AGREEMENT OF CONCENTRA HEALTH SERVICES, INC. Please sign the below to consent to the Amendment and have the entire principal amount of your Initial Term Loans converted into the Tranche B-1 Term Loans (or, if less, the amount notified to you by the Administrative Agent on or prior to the Amendment No. 1 Effective Date) on the Amendment No. 1 Effective Date. [NAME OF INSTITUTION] By: ______________________________________ Name: Title: If a second signature is necessary: By: ______________________________________ Name: Title: Name of Fund Manager (if any): ________________________

SCHEDULE I TO AMENDMENT NO. 1 SUBSIDIARY LOAN PARTIES 1. Concentra Group Holdings, LLC 2. Concentra Holdings, Inc. 3. CONCENTRAMARK, INC. 4. Concentra Ventures, Inc. 5. ST. MARY’S MEDICAL PARK PHARMACY, INC. 6. Occupational Health + Rehabilitation LLC 7. U.S. HealthWorks, Inc. 8. U.S. HealthWorks Medical Group of Alaska, L.L.C. 9. Concentra Integrated Services, Inc. 10. ContinuityRx, Inc. 11. OHR/Baystate, LLC

EXHIBIT A Amended Credit Agreement [Attached]

SCHEDULE 2.01

Commitments

TERM COMMITMENTS

Amendment No. 1 Consenting Term Lender	Converted Initial Term Loan
On file with the Administrative Agent	$811,649,923.51
Total	$811,649,923.51

Additional Term B-1 Lender	Additional Tranche B-1 Commitment
JPMorgan Chase Bank, N.A.	$138,350,076.49
Total	$138,350,076.49

REVOLVING COMMITMENTS

Lender	Existing Revolving Commitments	2025 Incremental Revolving Commitment	Total
JPMorgan Chase Bank, N.A.	$65,000,000.00	$8,125,000.00	$73,125,000.00
Bank of America, N.A.	$40,000,000.00	$5,000,000.00	$45,000,000.00
Deutsche Bank AG New York Branch	$40,000,000.00	$5,000,000.00	$45,000,000.00
Mizuho Bank, Ltd.	$40,000,000.00	$5,000,000.00	$45,000,000.00
Royal Bank of Canada	$40,000,000.00	$5,000,000.00	$45,000,000.00
Truist Bank	$40,000,000.00	$5,000,000.00	$45,000,000.00
Wells Fargo Bank, National Association	$40,000,000.00	$5,000,000.00	$45,000,000.00
Capital One, National Association	$25,000,000.00	$3,125,000.00	$28,125,000.00
Fifth Third Bank, National Association	$25,000,000.00	$3,125,000.00	$28,125,000.00
PNC Bank, National Association	$25,000,000.00	$3,125,000.00	$28,125,000.00
Goldman Sachs Bank USA	$20,000,000.00	$2,500,000.00	$22,500,000.00
Total	**$400,000,000.00**	**$50,000,000.00**	**$450,000,000.00**

LETTER OF CREDIT SUBLIMITS Issuing Bank Total JPMorgan Chase Bank, N.A. $12,187,500.00 Bank of America, N.A. $7,500,000.00 Deutsche Bank AG New York Branch $7,500,000.00 Mizuho Bank, Ltd. $7,500,000.00 Royal Bank of Canada $7,500,000.00 Truist Bank $7,500,000.00 Wells Fargo Bank, National Association $7,500,000.00 Capital One, National Association $4,687,500.00 Fifth Third Bank, National Association $4,687,500.00 PNC Bank, National Association $4,687,500.00 Goldman Sachs Bank USA $3,750,000.00 Total $75,000,000.00

Execution Version CREDIT AGREEMENT consisting of a $850,000,000950,000,000 InitialTranche B-1 Term Loan Facility, and a $400,000,000450,000,000 Revolving Credit Facility dated as of July 26, 2024, as amended by Amendment No. 1 on March 3, 2025 by and among CONCENTRA GROUP HOLDINGS PARENT, INC., as Holdings CONCENTRA HEALTH SERVICES, INC., as the Borrower The Lenders Party Hereto from Time to Time JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent JPMORGAN CHASE BANK, N.A. BOFA SECURITIES, INC. DEUTSCHE BANK SECURITIES INC. TRUIST SECURITIES, INC. WELLS FARGO SECURITIES, LLC CAPITAL ONE, NATIONAL ASSOCIATION FIFTH THIRD BANK, NATIONAL ASSOCIATION MIZUHO BANK, LTD. PNC CAPITAL MARKETS LLC RBC CAPITAL MARKETS1 and GOLDMAN SACHS BANK USA, as Joint Lead Arrangers and Joint Bookrunners JPMORGAN CHASE BANK, N.A. BOFA SECURITIES, INC. DEUTSCHE BANK SECURITIES INC. TRUIST SECURITIES, INC. WELLS FARGO SECURITIES, LLC CAPITAL ONE, NATIONAL ASSOCIATION FIFTH THIRD BANK, NATIONAL ASSOCIATION MIZUHO BANK, LTD. PNC CAPITAL MARKETS LLC RBC CAPITAL MARKETS and GOLDMAN SACHS BANK USA, as Amendment No. 1 Lead Arrangers 1 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

BOFA SECURITIES, INC. TRUIST BANK RBC CAPITAL MARKETS PNC BANK, NATIONAL ASSOCIATION and GOLDMAN SACHS BANK USA, as Co-Documentation Agents DEUTSCHE BANK SECURITIES INC. and WELLS FARGO SECURITIES, LLC, as Co-Syndication Agents

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01 Defined Terms 1
SECTION 1.02 Classification of Loans and Borrowings .... ~~45~~46
SECTION 1.03 Terms Generally .... ~~45~~46
SECTION 1.04 Accounting Terms; GAAP .... ~~45~~46
SECTION 1.05 Available Amount Transactions .... ~~46~~47
SECTION 1.06 Pro Forma Calculations .... ~~46~~47
SECTION 1.07 Interest Rates; Benchmark Notification .... ~~48~~49
SECTION 1.08 Divisions .... ~~48~~49
SECTION 1.09 Letter of Credit Amounts .... ~~48~~49

ARTICLE II

The Credits

SECTION 2.01 Commitments .... ~~48~~49
SECTION 2.02 Loans and Borrowings .... ~~48~~50
SECTION 2.03 Requests for Borrowings .... ~~49~~50
SECTION 2.04 [Reserved] .... ~~49~~51
SECTION 2.05 Letters of Credit .... ~~49~~51
SECTION 2.06 Funding of Borrowings .... ~~54~~55
SECTION 2.07 Interest Elections .... ~~54~~55
SECTION 2.08 Termination and Reduction of Commitments .... ~~55~~56
SECTION 2.09 Repayment of Loans; Evidence of Debt .... ~~56~~57
SECTION 2.10 Amortization of Term Loans .... ~~56~~57
SECTION 2.11 Prepayment of Loans .... ~~56~~58
SECTION 2.12 Fees .... ~~59~~60
SECTION 2.13 Interest .... ~~60~~61
SECTION 2.14 Alternate Rate of Interest .... ~~60~~62
SECTION 2.15 Increased Costs .... ~~62~~64
SECTION 2.16 Break Funding Payments .... ~~63~~65
SECTION 2.17 Taxes .... ~~64~~65
SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs .... ~~66~~68
SECTION 2.19 Mitigation Obligations; Replacement of Lenders .... ~~68~~69
SECTION 2.20 Incremental Extensions of Credit .... ~~68~~70
SECTION 2.21 Extended Term Loans and Extended Revolving Commitments .... ~~73~~74
SECTION 2.22 Defaulting Lenders .... ~~74~~76

ARTICLE III

Representations and Warranties

SECTION 3.01 Organization; Power .... ~~76~~77
SECTION 3.02 Authorization; Enforceability .... ~~76~~77
SECTION 3.03 Governmental Approvals; No Conflicts .... ~~76~~77
SECTION 3.04 Financial Condition; No Material Adverse Effect .... ~~76~~78
SECTION 3.05 Properties .... ~~77~~78
SECTION 3.06 Litigation and Environmental Matters .... ~~77~~79
SECTION 3.07 Compliance with Laws and Agreements .... ~~77~~79

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SECTION 3.08 Investment Company Status ~~77~~79
SECTION 3.09 Taxes ~~78~~79
SECTION 3.10 ERISA ~~78~~79
SECTION 3.11 Disclosure ~~78~~79
SECTION 3.12 Subsidiaries ~~78~~80
SECTION 3.13 Insurance ~~78~~80
SECTION 3.14 Labor Matters ~~78~~80
SECTION 3.15 Solvency ~~78~~80
SECTION 3.16 Federal Reserve Regulations ~~78~~80
SECTION 3.17 Reimbursement from Third Party Payors ~~79~~80
SECTION 3.18 Fraud and Abuse ~~79~~80
SECTION 3.19 Patriot Act, Etc~~.~~ ~~79~~81
SECTION 3.20 Security Documents ~~80~~81
SECTION 3.21 Compliance with Healthcare Laws ~~80~~81
SECTION 3.22 HIPAA Compliance ~~81~~82
SECTION 3.23 Affected Financial Institutions ~~81~~83
SECTION 3.24 Outbound Investment Rules 83

ARTICLE IV

Conditions

SECTION 4.01 Closing Date ~~81~~83
SECTION 4.02 Each Credit Event ~~83~~84

ARTICLE V

Affirmative Covenants

SECTION 5.01 Financial Statements and Other Information ~~83~~85
SECTION 5.02 Notices of Material Events ~~85~~87
SECTION 5.03 Information Regarding Collateral ~~86~~87
SECTION 5.04 Existence ~~86~~88
SECTION 5.05 Payment of Obligations ~~86~~88
SECTION 5.06 Maintenance of Properties ~~86~~88
SECTION 5.07 Insurance ~~86~~88
SECTION 5.08 Casualty and Condemnation ~~87~~88
SECTION 5.09 Books and Records; Inspection and Audit Rights ~~87~~89
SECTION 5.10 Compliance with Laws ~~87~~89
SECTION 5.11 Use of Proceeds and Letters of Credit ~~87~~89
SECTION 5.12 Additional Subsidiaries; Succeeding Holdings ~~88~~89
SECTION 5.13 Further Assurances ~~88~~90
SECTION 5.14 Designation of Subsidiaries ~~88~~90
SECTION 5.15 Maintenance of Ratings ~~89~~90
SECTION 5.16 ERISA Compliance ~~89~~90
SECTION 5.17 Post-Closing Matters ~~89~~91

ARTICLE VI

Negative Covenants

SECTION 6.01 Indebtedness ~~89~~91
SECTION 6.02 Liens ~~92~~94
SECTION 6.03 Fundamental Changes ~~93~~95
SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions ~~94~~96
SECTION 6.05 Asset Sales ~~96~~98

-ii-

-iii- SECTION 6.06 Sale and Leaseback Transactions.................................................................................. 9899 SECTION 6.07 Swap Agreements ....................................................................................................... 98100 SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness ........................................... 98100 SECTION 6.09 Transactions with Affiliates ...................................................................................... 100102 SECTION 6.10 Restrictive Agreements ............................................................................................. 102104 SECTION 6.11 Amendment of Material Documents ......................................................................... 103104 SECTION 6.12 Financial Covenant ................................................................................................... 103105 SECTION 6.13 Fiscal Year ................................................................................................................ 103105 SECTION 6.14 Material Intellectual Property ................................................................................... 103105 SECTION 6.15 Outbound Investment Rules ............................................................................................ 105 ARTICLE VII Events of Default SECTION 7.01 Events of Default ...................................................................................................... 103105 SECTION 7.02 Holdings’ Right to Cure ............................................................................................ 105107 SECTION 7.03 Exclusion of Immaterial Subsidiaries ....................................................................... 106108 ARTICLE VIII The Agents SECTION 8.01 The Agents ................................................................................................................ 107109 SECTION 8.02 Withholding Taxes .................................................................................................... 109111 SECTION 8.03 Certain ERISA Matters ............................................................................................. 109111 SECTION 8.04 Erroneous Payments ................................................................................................. 110112 SECTION 8.05 Posting of Communications ...................................................................................... 111113 SECTION 8.06 Credit Bidding .......................................................................................................... 112114 ARTICLE IX Miscellaneous SECTION 9.01 Notices ...................................................................................................................... 113115 SECTION 9.02 Waivers; Amendments .............................................................................................. 114115 SECTION 9.03 Expenses; Indemnity; Damage Waiver ..................................................................... 117118 SECTION 9.04 Successors and Assigns ............................................................................................ 119120 SECTION 9.05 Survival ..................................................................................................................... 123125 SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution ............................... 123125 SECTION 9.07 Severability ............................................................................................................... 124126 SECTION 9.08 Right of Setoff .......................................................................................................... 124126 SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process ................................... 125126 SECTION 9.10 WAIVER OF JURY TRIAL ..................................................................................... 125127 SECTION 9.11 Headings ................................................................................................................... 125127 SECTION 9.12 Confidentiality .......................................................................................................... 125127 SECTION 9.13 Interest Rate Limitation ............................................................................................ 126128 SECTION 9.14 USA Patriot Act ........................................................................................................ 126128 SECTION 9.15 Release of Collateral ................................................................................................. 127128 SECTION 9.16 No Fiduciary Duty .................................................................................................... 127129 SECTION 9.17 Material Non-Public Information ............................................................................. 127129 SECTION 9.18 Acknowledgment and Consent to Bail-In of Affected Financial Institutions ........... 128129 SECTION 9.19 Acknowledgement Regarding Any Supported QFCs ............................................... 128130

-iv- SCHEDULES: Schedule 1.01-A Mortgaged Property Schedule 1.01-B Disqualified Institutions Schedule 2.01 Commitments Schedule 2.05 Existing Letters of Credit Schedule 3.05 Real Property Schedule 3.06 Litigation and Environmental Matters Schedule 3.12 Subsidiaries Schedule 3.13 Insurance Schedule 5.17 Post-Closing Matters Schedule 6.01 Existing Indebtedness Schedule 6.02 Existing Liens Schedule 6.04 Existing Investments Schedule 6.05 Asset Sales Schedule 6.09 Existing Transactions with Affiliates Schedule 6.10 Existing Restrictions Schedule 9.01 Notice Information EXHIBITS: Exhibit A Form of Assignment and Assumption Exhibit B Form of Collateral Agreement Exhibit C Form of Perfection Certificate Exhibit E Form of Interest Election Request Exhibit F Form of Compliance Certificate Exhibit G Form of Solvency Certificate Exhibit H Form of Junior Lien Intercreditor Agreement Exhibit I Form of First Lien Intercreditor Agreement Exhibit J Form of Affiliated Lender Assignment and Assumption Exhibits K-1 to K-4 Forms of U.S. Tax Compliance Certificates

CREDIT AGREEMENT dated as of July 26, 2024 and amended by Amendment No. 1, dated as of March 3, 2025, by and among CONCENTRA GROUP HOLDINGS PARENT, INC., a Delaware corporation (“Holdings”), CONCENTRA HEALTH SERVICES, INC., a Nevada corporation (the “Borrower”), the LENDERS and ISSUING BANKS party hereto from time to time and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent. The Borrower has requested that the Lenders extend credit to the Borrower in the form of (a) Initial Term Loans on the Closing Date in an aggregate principal amount not to exceed $850,000,000 and (b) Revolving Loans and Letters of Credit at any time and from time to time during its Revolving Availability Period in an aggregate principal amount at any time outstanding not to exceed $400,000,000450,000,000. The proceeds of the Initial Term Loans borrowed on the Closing Date and the proceeds of Revolving Loans borrowed on or after the Closing Date and Letters of Credit will be used as set forth in Section 5.11. The Lenders are willing to extend such credit to the Borrower, and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrower, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows: ARTICLE I Definitions Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “2025 Incremental Revolving Commitment” has the meaning set forth in Amendment No. 1. “2025 Incremental Revolving Lender” has the meaning set forth in Amendment No. 1. “2025 Incremental Revolving Loans” means the Revolving Loans made pursuant to the 2025 Incremental Revolving Commitments. “2025 Incremental Term Loan” has the meaning set forth in Amendment No. 1. “ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. “Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. “Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) and any other applicable Loan Document providing for any Incremental Term Loans, loans under any Incremental Revolving Commitments, Replacement Term Loans, Extended Term Loans or loans under any Extended Revolving Commitments which shall be consistent with the applicable provisions of this Agreement relating to Incremental Term Loans, loans under any Incremental Revolving Commitments, Replacement Term Loans, Extended Term

-2- Loans or loans under any Extended Revolving Commitments and otherwise reasonably satisfactory to the Administrative Agent. “Additional Lender” means any Person that is not an existing Lender and has agreed to provide Incremental Commitments pursuant to Section 2.20. “Additional Term B-1 Lender” means the entity identified as such on its counterpart to Amendment No. 1. “Additional Tranche B-1 Commitment” means an amount equal to $950,000,000 minus the amount of Converted Initial Term Loans. “Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders under the Loan Documents. “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified. “Affiliated Lender” means a Non-Debt Fund Affiliate or a Debt Fund Affiliate. “Affiliated Lender Assignment and Assumption” shall have the meaning provided in Section 9.04(d). “Affiliated Lender Register” shall have the meaning provided in Section 9.04(f). “Agents” means the Administrative Agent, the Collateral Agent, the Arrangers, the Co-Documentation Agents and the Co-Syndication Agents. “Agreement” means this Credit Agreement, as the same may be renewed, extended, modified, supplemented, amended or amended and restated from time to time. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that, for the purpose of this definition, the Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. “Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, each Loan Party, the Required Lenders, each Revolving Lender, each 2025 Incremental Revolving Lender, each Amendment No. 1 Consenting Term Lender, the Additional Term B-1 Lender and each Issuing Bank party thereto.

"Amendment No. 1 Consenting Term Lender" means each Term Lender that provided the Administrative Agent with a counterpart to Amendment No. 1 executed by such Lender prior to the Amendment No. 1 Effective Date.

"Amendment No. 1 Effective Date" means March 3, 2025.

"Amendment No. 1 Lead Arrangers" has the meaning set forth in Amendment No. 1.

"Amendment No. 1 Transactions" has the meaning set forth in Amendment No. 1.

"Ancillary Document" has the meaning set forth in Section 9.06(b).

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to Holdings or any of its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption by virtue of such Person being organized or operating in such jurisdiction.

"Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender's Revolving Commitment; provided that in the case of Section 2.22 when a Defaulting Lender shall exist, "Applicable Percentage" shall mean, with respect to any Revolving Lender, the percentage of the total Revolving Commitments (disregarding any Defaulting Lender's Revolving Commitment) represented by such Revolving Lender's Revolving Commitment. If all Revolving Commitments have terminated or expired, the Applicable Percentage of the Revolving Commitments shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments that occur thereafter and to any Revolving Lender's status as a Defaulting Lender at the time of determination.

"Applicable Rate" means, for any day

(a) with respect to any ABR Loan or Term Benchmark Loan that is ~~an Initial~~a Tranche B-1 Term Loan, the applicable rate per annum set forth below under the caption "~~Initial~~ Term Loan ABR Spread", "~~Revolving~~Term Loan Term Benchmark Spread" or "Commitment Fee Rate", as applicable, in each case, based upon the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c)~~; provided that until the date of delivery of the Compliance Certificate pursuant to Section 5.01(c) for the fiscal quarter ended December 31, 2024, the Applicable Rate shall be based on the rates set forth in Category 1~~ :

Total Net Leverage Ratio	**~~Initial~~ Term Loan ABR Spread**	**~~Initial~~ Term Loan Term Benchmark Spread**
Category 1 > 3.25x	~~1.25~~1.00%	~~2.25~~2.00%
Category 2 ≤ 3.25x	~~1.00~~0.75%	~~2.00~~1.75%

(b)(i) with respect to any ABR Loan or Term Benchmark Loan that is a Revolving Loan or (ii) with respect to the commitment fees payable hereunder in respect of the Revolving Commitments, as applicable, the applicable rate per annum set forth below under the caption "Revolving Loan ABR Spread", "Revolving Loan Term Benchmark Spread" or "Commitment Fee Rate", as applicable, in each case, based upon the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c)~~; provided that until the date of delivery of the Compliance Certificate pursuant to Section 5.01(c) for the fiscal quarter ended December 31, 2024, the Applicable Rate shall be based on the rates set forth in Category 2~~:

-3-

-4- Total Net Leverage Ratio Revolving Loan ABR Spread Revolving Loan Term Benchmark Spread Commitment Fee Rate Category 1 > 4.50x 1.751.25% 2.752.25% 0.50% Category 2 ≤ 4.50x and > 3.50x 1.501.00% 2.502.00% 0.375% Category 3 ≤ 3.50x 1.250.75% 2.251.75% 0.375% For purposes of the foregoing, (a) the Total Net Leverage Ratio shall be determined on a Pro Forma Basis as of the end of each fiscal quarter of Holdings based upon Holdings’ consolidated financial statements delivered pursuant to Section 5.01(a) or (b), and (b) each change in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the third Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(c) and end on the date immediately preceding the effective date of the next such change; provided that if notification is provided to the Borrower that the Administrative Agent or the Required Lenders have so elected, the Total Net Leverage Ratio shall be deemed to be in Category 1 as of the third Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply). Notwithstanding the foregoing, (a) the Applicable Rate in respect of any Class of Incremental Revolving Commitments, any Class of Incremental Term Loans, any Class of Incremental Revolving Loans, any Class of Extended Term Loans, any Class of Extended Revolving Commitments or any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant Additional Credit Extension Amendment and (b) in the case of the Term Loans of any Class, the Applicable Rate shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.20. “Approved Electronic Platform” has the meaning assigned to such term in Section 8.05. “Approved Fund” has the meaning assigned to such term in Section 9.04(b). “Arrangers” means (i) JPMorgan Chase Bank, N.A., BofA Securities, Inc., Deutsche Bank Securities Inc., Truist Securities, Inc., Wells Fargo Securities, LLC, Capital One, National Association, Fifth Third Bank, National Association, Mizuho Bank, Ltd., PNC Bank Capital Markets LLC, RBC Capital Markets and Goldman Sachs Bank USA, in their respective capacities as joint lead arrangers and joint bookrunners under this Agreement prior to the Amendment No. 1 Effective Date and (ii) on and after the Amendment No. 1 Effective Date, the Amendment No. 1 Lead Arrangers. “Asset Sale Percentage” means 100%; provided that the Asset Sale Percentage with respect to any Net Proceeds shall instead be (x) 50% in the event that the Total Net Leverage Ratio, determined on a Pro Forma Basis as of the most recent Test Period, is less than or equal to 4.50 to 1.00 and greater than 4.00 to 1.00 and (y) 0% in the event that the Total Net Leverage Ratio, determined on a Pro Forma Basis as of the most recent Test Period, is less than or equal to 4.00 to 1.00. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04) and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

-5- “Attributable Indebtedness” means, on any date, in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP. “Available Amount” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication: (a) $100,000,000 plus 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from the first day of Holdings’ fiscal quarter during which the Closing Date occurred (to the extent greater than zero) to the end of Holdings’ most recently ended fiscal quarter for which internal financial statements are available at the time of a Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (b) 100% of the sum of Qualified Proceeds and Permitted Investments, in each case, received by Holdings since the Closing Date as a contribution to its equity capital (other than Disqualified Stock or proceeds received in connection with the Initial Public Offering) or from the issue or sale of Equity Interests of Holdings (other than Disqualified Stock, Cure Amount or proceeds received in connection with the Initial Public Offering) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Holdings or any of its Restricted Subsidiaries that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of Holdings) (other than amounts used pursuant to Section 6.01(a)(xxi), 6.04(u) (except to the extent such Investment is in a Restricted Subsidiary) or Section 6.08(b)(ii)), plus (c) an amount equal to the net reduction in Investments made pursuant to Section 6.04(r) by Holdings and its Restricted Subsidiaries resulting from (A) the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of any such Investment and (B) repurchases, redemptions and repayments of such Investments and the receipt of any dividends or distributions from such Investments, plus (d) to the extent that any Unrestricted Subsidiary of Holdings is redesignated as a Restricted Subsidiary, an amount equal to the Fair Market Value of Holdings’ interest in such Subsidiary immediately following such redesignation, plus (e) in the event Holdings and/or any Restricted Subsidiary of Holdings makes any Investment pursuant to Section 6.04(r) in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of Holdings (and, if such Investment was made by a Loan Party, such Person becomes a Guarantor), an amount equal to the existing Investment of Holdings and/or any of its Restricted Subsidiaries in such Person that was previously treated as a Restricted Payment, plus (f) Borrower Retained Prepayment Amounts, minus (g) any amount of the Available Amount used to make Investments pursuant to Section 6.04(r) after the Closing Date and prior to such time, minus (h) any amount of the Available Amount used to make Restricted Payments and prepayments of Specified Indebtedness pursuant to Section 6.08(a)(x) and Section 6.08(b)(iii) after the Closing Date and prior to such time. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any

-6- tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute. “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Daily Simple SOFR or Term SOFR, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14. “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the Daily Simple SOFR; or (2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or

-7- determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Borrower may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the use and administration of such Benchmark exists, in such other manner of the use and administration as the Administrative Agent decides is reasonably necessary in connection with the use and administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component

-8- thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14. “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board” means the Board of Governors of the Federal Reserve System of the United States of America.

-9- “Board of Directors” means: (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function. “Borrower” has the meaning set forth in the preamble to this Agreement. “Borrower Retained Prepayment Amounts” has the meaning specified in Section 2.11(g). “Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect. “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03; provided that a Borrowing Request shall be substantially in the form approved by the Administrative Agent. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day in relation to Loans referencing the Daily Simple SOFR or Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Daily Simple SOFR or Term SOFR or any other dealings of such Loans referencing the Daily Simple SOFR or Term SOFR. “Capital Expenditures” means, for any period (and without duplication), (a) the additions to property, plant and equipment and other capital expenditures of Holdings and any of the Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by Holdings and the Subsidiaries during such period; provided that Capital Expenditures shall not include (i) expenditures to the extent they are made with the Net Proceeds of the issuance by Holdings of Equity Interests (or capital contributions in respect thereof) after the Closing Date to the extent not Otherwise Applied, (ii) investments that constitute a portion of the purchase price of a Permitted Acquisition, (iii) expenditures that constitute a reinvestment of the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, to the extent permitted by Section 2.11(c), and (iv) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (x) used or surplus equipment traded in at the time of such purchase and (y) the proceeds of a concurrent sale of used or surplus equipment. “Capital Lease Obligations” of any Person means, at the time the determination is to be made, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Captive Insurance Subsidiary” means a subsidiary established by Holdings or any of its subsidiaries for the sole purpose of insuring the business, facilities and/or employees of Holdings and its subsidiaries. “Cash Management Agreement” means any agreement relating to Cash Management Obligations that is entered into by and between Holdings or any Restricted Subsidiary and any Qualified Counterparty.

-10- “Cash Management Obligations” means obligations owed by Holdings or any Restricted Subsidiary to any Qualified Counterparty in respect of (1) any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds and (2) Holdings’ or any Restricted Subsidiary’s participation in commercial (or purchasing) card programs at any Qualified Counterparty (“card obligations”). “CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code. “CFC Holdco” means any U.S. Subsidiary that owns (directly or indirectly) no material assets other than Equity Interests (or Equity Interest and indebtedness) of one or more non-U.S. subsidiaries that are CFCs. “Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, or issued; provided, further, that a Lender or Issuing Bank shall be entitled to compensation with respect to any such adoption set forth in the first proviso to this sentence taking effect, making or issuance becoming effective after the date of this Agreement only if it is the applicable Lender or Issuing Bank’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements to the extent it is permitted to do so. “Change of Control” means: (a) (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act), other than, prior to the Distribution, one or more Permitted Holders or a Parent, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the total voting power of the voting Equity Interests of Holdings; provided that (x) so long as Holdings is a subsidiary of any Parent, no “person” shall be deemed to be or become a Beneficial Owner of more than 35% of the total voting power of the voting Equity Interests of Holdings unless such “person” shall be or become a Beneficial Owner of more than 35% of the total voting power of the voting Equity Interests of such Parent and (y) any voting stock of which any Permitted Holder is the Beneficial Owner shall not in any case be included in any voting stock of which any such “person” is the Beneficial Owner, and (ii) prior to the Distribution, the Permitted Holders are the Beneficial Owners, directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the voting Equity Interests of Holdings than such “person,” or (b) (i) Holdings or any Intermediate Holding Company sells or transfers, in one or a series of related transactions, all or substantially all of the assets of such Person and its Restricted Subsidiaries to, another Person (other than, prior to the Distribution, one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than, prior to the Distribution, one or more Permitted Holders or any Parent, is or becomes the Beneficial Owner, directly or indirectly, of more than 35% of the total voting power of the voting Equity Interests of the transferee Person in such sale or transfer of assets, as the case may be; provided that (x) so long as such transferee Person is a subsidiary of a parent Person, no “person” shall be deemed to be or become a Beneficial Owner of more than 35% of the total voting power of the voting Equity Interests of such transferee Person unless such “person” shall be or become a Beneficial Owner of more than 35% of the total voting power of the voting Equity Interests of such parent Person and (y) any voting Equity Interests of which any Permitted Holder is the Beneficial Owner shall not in any case be included in any voting Equity Interests of which any such “person” is the Beneficial Owner, and (ii) prior to the Distribution, the Permitted Holders are the Beneficial Owners, directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the voting Equity Interests of the transferee Person in such sale or transfer of assets than such “person,” or

-11- (c) the Borrower shall cease to be a wholly-owned direct or indirect subsidiary of Holdings, or (d) a “change of control” (or similar event) shall occur under any instrument governing Material Indebtedness. “Charges” has the meaning set forth in Section 9.13. “Class”, means (i) when used in reference to any Loan or Borrowing, whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans of any series, Initial Term Loans, Tranche B-1 Term Loans, Incremental Term Loans of any series, Extended Term Loans of any series or Replacement Term Loans of any series, (ii) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, an Initial Term Commitment, an Additional Tranche B-1 Commitment or an Incremental Commitment relating to an additional Class of Loans and (iii) when used in reference to any Lender, refers to whether such Lender has Loans, Borrowings or Commitments of a particular Class. “Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived). “Closing Date Dividend” means the dividend issued to Select Medical by Holdings with the proceeds of the Initial Term Loans, New Unsecured Notes and Initial Public Offering. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “CMS” means the United States Department of Health and Human Services, Centers for Medicare and Medicaid Services. “Code” means the Internal Revenue Code of 1986, as amended. “Co-Documentation Agents” means the Persons listed on the cover page to this Agreement as Co- Documentation Agents. “Collateral” means any and all “Collateral”, as defined in any applicable Security Document and all other property that is from time to time pledged to secure the Obligations pursuant to any Security Document. “Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Secured Parties under this Agreement and any Security Document. “Collateral Agreement” means the Guarantee and Collateral Agreement among the Loan Parties and the Collateral Agent, substantially in the form of Exhibit B. “Collateral and Guarantee Requirement” means the requirement that: (a) the Collateral Agent shall have received from each Loan Party either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Closing Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party, subject, in each case, to the limitations and exceptions set forth in this Agreement and the Security Documents, (b) all Obligations (other than, with respect to any Loan Party, any Excluded Swap Obligations of such Loan Party) shall have been unconditionally guaranteed by Holdings, the Borrower (other than with respect to its direct Obligations as a primary obligor) and each Subsidiary Loan Party (each, a “Guarantor”),

-12- (c) the Obligations and the Guarantee shall have been secured by a perfected first-priority security interest (subject to Permitted Liens) in (i) all the Equity Interests of the Borrower, (ii) all Equity Interests of each Restricted Subsidiary directly owned by Holdings, the Borrower or a Subsidiary Loan Party subject to the limitations and exceptions set forth in this Agreement and the Security Documents; provided that in the case of any Restricted Subsidiary that is a CFC or a CFC Holdco, such pledge shall be limited to 65% of the issued and outstanding voting Equity Interests and 100% of any non-voting Equity Interests (it being understood, for the avoidance of doubt, that any Equity Interest treated as stock entitled to vote within the meaning of Treasury Regulations Section 1.956-2(c)(2) shall be treated as voting Equity Interests for purposes of this clause (c)), (d) all Indebtedness of Holdings, the Borrower and each Subsidiary that is owing to any Loan Party in excess of $10,000,000 shall have been pledged pursuant to the Collateral Agreement, and all Indebtedness of Holdings, the Borrower and each Subsidiary that is owing to any Loan Party in excess of $10,000,000 shall be evidenced by a promissory note, and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank, (e) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by the Collateral Agreement, shall have been executed, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording, (f) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first priority Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens in amounts reasonably acceptable to the Collateral Agent (not to exceed 100% of the Fair Market Value of such Mortgaged Property in jurisdictions that impose mortgage recording taxes or 110% otherwise), together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, and such new surveys (or existing surveys together with affidavits of no-change sufficient for the title company to remove all standard survey exceptions from the mortgage title policy relating to such Mortgaged Property and issue the survey-related endorsements), appraisals, legal opinions (with respect to enforceability and perfection of the Mortgages and the authorization, execution and delivery of the Mortgages) and other documents as the Collateral Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property, in each case, in form and substance reasonably acceptable to the Collateral Agent, and (iii) (A) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property and, to the extent a Mortgaged Property is located in a special flood hazard area, a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto and (B) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.07(b) and the applicable provisions of the Security Documents, each of which shall (I) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (II) name the Collateral Agent, on behalf of the Secured Parties, as additional insured or loss payee/mortgagee (as applicable), (III) identify the address of each property located in a special flood hazard area, indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto and (IV) shall be otherwise in form and substance reasonably satisfactory to the Administrative Agent, and (g) each Loan Party shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder. Notwithstanding anything to the contrary in this Agreement or any Security Document, no Loan Party shall be required to pledge or grant security interests (i) in particular assets if, in the reasonable judgment of the Borrower and the Administrative Agent or the Collateral Agent, the costs (including any adverse tax consequences) of creating

-13- or perfecting such pledges or security interests in such assets (including any mortgage, mortgage recording, stamp, intangibles or other tax, title insurance, surveys or flood insurance) are excessive in relation to the benefits to the Lenders therefrom, (ii) in any owned real property other than Material Real Property, (iii) in any real property leases (other than ground leases) or real property leasehold interests (it being understood there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), and (iv) with respect to any Excluded Assets. The Collateral Agent may grant extensions of time for the perfection of security interests in, or the delivery of the Mortgages and the obtaining of title insurance, surveys, legal opinions and flood documentation with respect to, particular assets and the delivery of assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents. Notwithstanding any provision of any Loan Document to the contrary, if a mortgage tax or any similar tax or charge will be owed on the entire amount of the Obligations evidenced hereby, then the amount secured by the applicable Mortgage shall be limited to 100% of the Fair Market Value of the Mortgaged Property at the time the Mortgage is entered into if such limitation results in such mortgage tax or similar tax or charge being calculated based upon such Fair Market Value. No actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests, including any intellectual property registered in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction). Control agreements and perfection by control shall not be required with respect to any Collateral requiring perfection through control agreements (including deposit accounts or other bank accounts or securities accounts). “Commitment” means a Revolving Commitment, an Initial Term Commitment, an Additional Tranche B-1 Commitment, a 2025 Incremental Revolving Commitment, any Commitment in respect of an Incremental Extension of Credit or any combination thereof (as the context requires). “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform. “Competitors” means any Person who is not an Affiliate of Holdings or any of its subsidiaries and who engages (or whose Affiliate engages), as its primary business, in the same or similar business as a material business of Holdings or any of its subsidiaries. “Compliance Certificate” means a certificate substantially in the form of Exhibit F. “Compliance Date” means the last day of any Test Period (commencing with December 31, 2024). “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted (and not added back or excluded) in determining such Consolidated Net Income for such period (except in the case of clause (xiii)), the sum of: (i) consolidated interest expense of Holdings and its Restricted Subsidiaries for such period determined in accordance with GAAP, (ii) consolidated income tax expense of Holdings and its Restricted Subsidiaries for such period, (iii) all amounts attributable to depreciation and amortization expense of Holdings and its Restricted Subsidiaries for such period, (iv) any non-cash charges, expenses or losses for such period (but excluding (A) any non-cash charge, expense or loss in respect of amortization of a prepaid cash item that was included in Consolidated Net Income in a prior period and (B) any non-cash charge, expense or loss that relates to the write-down or write-off of inventory or accounts receivable); provided that if any non-

-14- cash charges, expenses or losses referred to in this clause (iv) represents an accrual or reserve for potential cash items in any future period, (1) the Borrower may elect not to add back such non-cash charge, expense or loss in the current period and (2) to the extent the Borrower elects to add back such non-cash charge, expense or loss, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid, (v) any gains or losses realized upon the disposition of assets outside the ordinary course of business (including any gain or loss realized upon the disposition of any Equity Interests of any Person) and any gains or losses on disposed, abandoned, and discontinued operations (including in connection with any disposal thereof) and any accretion or accrual of discounted liabilities, (vi) any non-recurring out-of-pocket expenses or charges for the period (including, without limitation, any premiums, make-whole or penalty payments) relating to any offering of Equity Interests by Holdings, the Borrower or any other direct or indirect parent company of the Borrower or merger, recapitalization or acquisition transactions made by Holdings or any of its Restricted Subsidiaries, or any Indebtedness incurred or repaid by Holdings or any of its Restricted Subsidiaries (in each case, whether or not successful), (vii) any Transaction Expenses made or incurred by Holdings and its Restricted Subsidiaries in connection with the Transactions that are paid, accrued or reserved within 180 days of the consummation of the Transactions, (viii) other cash expenses incurred during such period in connection with a Permitted Acquisition to the extent that such expenses are reimbursed in cash during such period pursuant to indemnification provisions of any agreement relating to such transaction, (ix) any non-recurring fees, cash charges and other cash expenses incurred in connection with the issuance of Equity Interests or Indebtedness or the extinguishment of Indebtedness, (x) any non-cash costs or expenses, incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, (xi) Consolidated Net Income attributable to non-controlling interests of a Restricted Subsidiary (less the amount of any mandatory cash distribution with respect to any non-controlling interest other than in connection with a proportionate discretionary cash distribution with respect to the interest held by Holdings or any Restricted Subsidiary), (xii) changes in earn-out and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with any acquisitions, (xiii) costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives and operating expense reductions, restructuring and similar charges, severance, relocation costs, integration and facilities opening costs and other business optimization expenses, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post- retirement employee benefit plans (including any settlement of pension liabilities) in an aggregate amount not to exceed 30% (when taken together with amounts added under clause (xiv)) of Consolidated EBITDA in such Test Period (calculated after giving effect to the applicable addbacks and adjustments), (xiv) pro forma “run rate” cost savings, operating expense reductions and synergies (including post-acquisition price or administration fee increases) related to acquisitions, dispositions and other specified transactions (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date), restructurings, cost savings initiatives and other initiatives that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months after such acquisition, disposition or other specified transaction, restructuring, cost savings initiative or other initiative in an aggregate amount not to exceed 30% (together with amounts under clause (xiii) above) of Consolidated EBITDA in such Test Period (calculated after giving effect to the applicable addbacks and adjustments), (xv) any reduction in Consolidated Net Income for such period attributable to facilities open and operating for a period of 18 months or less as of the end of the relevant test period, (xvi) any gain or loss (after any offset) resulting from currency transaction or translation gains or losses and any gains or losses related to currency remeasurements of Indebtedness (including intercompany indebtedness and foreign currency hedges for currency exchange risk) and (xvii) charges, losses or expenses, to the extent indemnified or insured or reimbursed by a third party to the extent such indemnification, insurance or reimbursement is received in cash or reasonably be expected to be paid within 365 days after the incurrence of such charge, loss or expense to the extent not accrued, minus (b) without duplication, other non-cash items (other than the accrual of revenue in accordance with GAAP consistently applied in the ordinary course of business) increasing Consolidated

-15- Net Income for the period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), and (c) (without duplication) plus unrealized losses and minus unrealized gains in each case in respect of Swap Agreements, as determined in accordance with GAAP. For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.06. “Consolidated First Lien Net Indebtedness” means, as of any date of determination, (a) the amount of Indebtedness described in clause (a) of the definition of “Consolidated Total Net Indebtedness” outstanding on such date that is secured by a Lien on any assets of the Loan Parties but excluding any such Indebtedness in which the applicable Liens are expressly subordinated to the Liens securing the Obligations minus (b) the aggregate amount of unrestricted cash and Permitted Investments, in each case, included on the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of such date. “Consolidated Net Income” means, for any period, the net income or loss of Holdings and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided that there shall be excluded from Consolidated Net Income (a) the net income of any Person that is not a Restricted Subsidiary of Holdings or that is accounted for by the equity method of accounting except to the extent distributed in cash to Holdings or a Restricted Subsidiary, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) any gains or losses (less all fees, expenses and charges relating thereto) attributable to any sale of assets outside the ordinary course of business, the disposition of any Equity Interests of any Person or any of its Restricted Subsidiaries, or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, in each case, other than in the ordinary course of business, (d) any extraordinary, unusual or non-recurring gain or loss, together with any related provision for taxes on such extraordinary, unusual or non-recurring gain or loss for such period, (e) income or losses attributable to discontinued operations (including, without limitation, operations disposed during such period whether or not such operations were classified as discontinued), (f) any non-cash charges (i) attributable to applying the purchase method of accounting in accordance with GAAP, (ii) resulting from the application of Accounting Standards Codification (“ASC”) Topic 350 or ASC Topic 360, and (iii) relating to the amortization of intangibles resulting from the application of ASC Topic 805, (g) all non-cash charges relating to employee benefit or other management or stock compensation plans of Holdings or a Restricted Subsidiary (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) to the extent that such non-cash charges are deducted in computing Consolidated Net Income; provided, that if Holdings or any Restricted Subsidiary of Holdings makes a cash payment in respect of such non-cash charge in any period, such cash payment will (without duplication) be deducted from the Consolidated Net Income of Holdings for such period, (h) all unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of ASC Topic 830 and (i) any unrealized foreign currency translation gains or losses, including in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person. Notwithstanding the foregoing, for purposes of calculating the “Available Amount”, Consolidated Net Income of any Restricted Subsidiary of Holdings will be excluded to the extent that the declaration or payment of dividends or other distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted by a Requirement of Law (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends or other distributions (1) has been legally waived, or otherwise released or (2) is imposed pursuant to this Agreement and the other Loan Documents, or any other agreement containing any such restriction that is not more restrictive than the Loan Documents; provided that, Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Permitted Investments to (or to the extent subsequently converted into cash or Permitted Investments by) Holdings or a Restricted Subsidiary (subject to provisions of this sentence) during such period, to the extent not previously included therein.

-16- “Consolidated Practice” means any therapist- or physician-owned professional organization, association or corporation that employs or contracts with physicians and has entered into a management services agreement with Holdings, the Borrower or any other Subsidiary, the accounts of which are consolidated with Holdings and its subsidiaries in accordance with GAAP. “Consolidated Secured Net Indebtedness” means, as of any date of determination, (a) the amount of Indebtedness described in clause (a) of the definition of “Consolidated Total Net Indebtedness” outstanding on such date that is secured by a Lien on any assets of the Loan Parties minus (b) the aggregate amount of unrestricted cash and Permitted Investments, in each case, included on the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of such date. “Consolidated Total Net Indebtedness” means, as of any date of determination, (a) the Indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date consisting of Indebtedness for borrowed money, Attributable Indebtedness, purchase money debt, unreimbursed amounts under letters of credit (subject to the proviso below) and all Guarantees of the foregoing, in each case (except in the case of Guarantees) in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition accounting in connection with any acquisition constituting an Investment permitted under this Agreement) minus (b) the aggregate amount of unrestricted cash and Permitted Investments included on the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of such date; provided that Consolidated Total Net Indebtedness shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts under commercial letters of credit that are not reimbursed within three (3) Business Days after such amount is drawn and (ii) Unrestricted Subsidiaries. For the avoidance of doubt, obligations under Swap Agreements permitted by Section 6.07 do not constitute Consolidated Total Net Indebtedness. “Contract Consideration” has the meaning set forth in the clause (k) of the definition of “Excess Cash Flow.” “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Converted Initial Term Loans” means, as to any Amendment No. 1 Consenting Term Lender, the entire aggregate principal amount of Initial Term Loans held by such Lender immediately prior to the Amendment No. 1 Effective Date (or, if less, the amount notified to such Lender by the Administrative Agent on or prior to the Amendment No. 1 Effective Date). “Corporate Practice of Medicine Laws” means all laws, regulations, common law, and attorney general opinions in whatever form, that prohibit any Person other than a licensed physician or professional corporation or professional association whose shareholders are exclusively licensed physicians from employing licensed physicians to provide professional medical services. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Co-Syndication Agents” means the Persons listed on the cover page to this Agreement as Co- DocumentationCo-Syndication Agents. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

-17- (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning specified in Section 9.19. “Cure Amount” has the meaning specified in Section 7.02(a). “Cure Right” has the meaning specified in Section 7.02(a). “Daily Simple SOFR” means, for any day (a “SOFR Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Day is a U.S. Government Securities Business Day, such SOFR Day or (ii) if such SOFR Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Days; provided that if the Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Debt Fund Affiliate” means any Affiliate of the Borrower that is a bona fide debt fund or an investment vehicle that is engaged in or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which any Permitted Holder does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such Affiliate. “Declined Proceeds” has the meaning specified in Section 2.11(g). “Default” means any event or condition that constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Defaulting Lender” means any Revolving Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Revolving Lender notifies the Administrative Agent in writing that such failure is the result of such Revolving Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent, any Issuing Bank or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with (i) any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Revolving Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or (ii) its funding obligations generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after written request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Revolving Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Revolving Loans

-18- and participations in then outstanding Letters of Credit under this Agreement; provided that such Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Loan Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action, or (e) has failed at any time to comply with the provisions of Section 2.18(c) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Disqualified Institutions” means (a) the Persons identified in Schedule 1.01-B, (b) any Competitors of Holdings and its subsidiaries (other than bona fide fixed income investors or debt funds) that (i) are listed on Schedule 1.01-B and (ii) on or after the Closing Date, have been specified in writing by the Borrower to the Administrative Agent from time to time in the form of an update to such Schedule and (c) Affiliates of such Persons set forth in clauses (a) and (b) above (in the case of Affiliates of such Persons set forth in clause (b) above other than bona fide fixed income investors or debt funds) that (i)(A) are listed on Schedule 1.01-B and (B) on or after the Closing Date, have been specified in writing by the Borrower to the Administrative Agent from time to time in the form of an update to such Schedule or (ii) are clearly identifiable as an Affiliate of such Persons solely by similarity of such Affiliate’s name; provided, that, to the extent Persons are identified as Disqualified Institutions in writing by the Borrower to the Administrative Agent after the Closing Date pursuant to clauses (b)(ii) or (c)(i)(B), the inclusion of such Persons as Disqualified Institutions shall not retroactively apply to prior assignments or participations in respect of any Loan under this Agreement or to any Person that is party to a pending trade at the time such designation would otherwise become effective. Updates to Schedule 1.01-B shall be sent to JPMDQ_Contact@jpmorgan.com (unless otherwise agreed by the Administrative Agent), and shall become effective three (3) Business Days after receipt by the Administrative Agent. Updates to Schedule 1.01-B not sent to JPMDQ_Contact@jpmorgan.com (unless otherwise agreed by the Administrative Agent) shall be deemed not received and not effective. The Administrative Agent shall not have any duty to ascertain, monitor or enforce compliance with the list of Disqualified Institutions. Notwithstanding the foregoing, the Borrower, by written notice to the Administrative Agent as provided above, may from time to time in its sole discretion remove any entity from Schedule 1.01-B (or otherwise modify such list to exclude any particular entity), and such entity removed or excluded from Schedule 1.01-B shall no longer be a Disqualified Institution for any purpose under this Agreement or any other Loan Document. “Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Preferred Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations under treasury services agreements or obligations under secured hedge agreements not then due and payable) that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the outstanding amount of the LC Exposure related thereto has been cash collateralized, back-stopped by a letter of credit in form and substance, and issued by a letter of credit issuer, reasonably satisfactory to the applicable Issuing Bank and in a face amount equal to 103% of the outstanding amount of the applicable LC Exposure in respect thereof), or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Preferred Stock and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations under treasury services agreements or obligations under secured hedge agreements not then due and payable) that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the outstanding amount of the LC Exposure related thereto has been cash collateralized, back-stopped by a letter of credit in form and substance, and issued by a letter of credit issuer, reasonably satisfactory to the applicable Issuing Bank and in a face amount equal to 103% of the outstanding amount of the applicable LC Exposure in respect

-19- thereof, or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided, that if such Equity Interests are issued pursuant to a plan for the benefit of future, current or former employees, directors, officers, members of management or consultants of Holdings (or a Parent), the Borrower or the Restricted Subsidiaries or by any such plan to such employees, directors, officers, members of management or consultants, such Equity Interests shall not constitute Disqualified Stock solely because they may be permitted to be repurchased by Holdings, the Borrower or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination of employment or service, as applicable, death or disability. “Distribution” means Select Medical’s distribution of the shares of Holdings’ common stock owned by Select Medical and its Subsidiaries following the Initial Public Offering to Select Medical’s stockholders, which is expected to occur at some time following the Initial Public Offering. “Dividing Person” has the meaning assigned to it in the definition of “Division”. “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant a “plan of division” or a similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division. “dollars” or “$” refers to lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia. “ECF Percentage” means 50%; provided that the ECF Percentage with respect to Excess Cash Flow for any year shall instead be (x) 25% in the event that the Total Net Leverage Ratio on the last day of such year is less than or equal to 4.50 to 1.00 and greater than 4.00 to 1.00 and (y) 0% in the event that the Total Net Leverage Ratio on the last day of such year is less than 4.00 to 1.00. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

-20- “Employee Matters Agreement” means the Employee Matters Agreement between Select Medical and Holdings, to be dated on or prior to the Closing Date. “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata & natural resources such as wetlands, flora and fauna. “Environmental Laws” means all laws (including the common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, the preservation or reclamation of or damage to natural resources, the presence, management, storage, treatment, transports, exposure to, Release or threatened Release of any Hazardous Material, or to health and safety matters. “Environmental Liability” means liabilities, obligations, damages, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and medical monitoring, investigation or remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest from the issuer thereof (but excluding any debt security that is convertible into, or exchangeable for, any of the foregoing). “ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended from time to time. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or under Section 414(m) and (o) of the Code solely for purposes of Section 412 of the Code and Section 302 of ERISA. “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, with respect to a Plan, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or Multiemployer Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, other than premiums due but not delinquent under Section 4007 of Title IV of ERISA, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any written notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan, (f) the receipt by the Borrower or any ERISA Affiliate of any written notice relating to the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan, (g) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (h) the receipt by the Borrower or any ERISA Affiliate of any written notice concerning a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or that a Multiemployer Plan is in “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

-21- “Event of Default” has the meaning assigned to such term in Section 7.01. “Excess Cash Flow” means, for any fiscal year of Holdings, commencing with and including the fiscal year ending on December 31, 2025, the sum (without duplication) of: (a) Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events, plus (b) depreciation, amortization and other non-cash charges or losses (including deferred income taxes) deducted in determining such Consolidated Net Income for such fiscal year, plus (c) the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of reclassification of items from short-term to long-term), minus (d) the sum of (i) any non-cash gains or non-cash items of income included in determining Consolidated Net Income for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of reclassification of items from long-term to short- term), minus (e) the greater of (x) the amount of Capital Expenditures of Holdings and its Restricted Subsidiaries in such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness) and (y) the amount of Capital Expenditures budgeted by Holdings and its Restricted Subsidiaries for the next succeeding fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise to be financed by incurring Long-Term Indebtedness), minus (f) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by Holdings and its Restricted Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit (unless there is a corresponding reduction in the aggregate Revolving Commitments), (ii) Term Loans prepaid pursuant to Section 2.11(a), (c) or (d), and (iii) repayments or prepayments of Long-Term Indebtedness financed by the incurrence of other Long- Term Indebtedness by a Parent or any Loan Party or the issuance of Equity Interests (or capital contributions in respect thereof) after the Closing Date, minus (g) the amount of Restricted Payments in such fiscal year to the extent such Restricted Payments were not funded with the proceeds of Long-Term Indebtedness, minus (h) cash Taxes paid in such fiscal year that did not reduce Consolidated Net Income for such fiscal year, minus (i) cash payments made during such fiscal year in respect of non-cash charges that increased Excess Cash Flow in any prior fiscal year, minus (j) without duplication of amounts deducted pursuant to clause (k) below in prior fiscal years, the amount of Investments made pursuant to clauses (j), (l) and (s) of Section 6.04 to the extent such Investments were not funded with the proceeds of Long-Term Indebtedness, minus (k) without duplication of (i) amounts deducted from Excess Cash Flow in prior periods or (ii) amounts included in subclause (e)(y) above and, at the option of the Borrower, the aggregate consideration required to be paid in cash by Holdings and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Investments, Capital Expenditures, or acquisitions of intellectual property to the extent expected to be consummated or made, in each case during the period of four consecutive fiscal quarters of Holdings following the end of such period; provided that to the extent the aggregate amount of expenditures (excluding expenditures from the proceeds of Long-Term Indebtedness) is actually utilized to

-22- finance such Permitted Acquisitions, Capital Expenditures, or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters. “Excluded Assets” has the meaning assigned to such term in the Collateral Agreement. “Excluded Domestic Subsidiary” means any Domestic Subsidiary that is (i) a direct or indirect Subsidiary of a Subsidiary of Holdings that is a CFC or (ii) a CFC Holdco. “Excluded Subsidiary” means (i) any Subsidiary to the extent (and for so long as) a Guarantee by such Subsidiary would be prohibited or restricted by applicable law or by any restriction in any contract existing on the Closing Date or, so long as any such restriction in any contract is not entered into in contemplation of such Subsidiary becoming a Subsidiary, at the time such Subsidiary becomes a Subsidiary (including any requirement to obtain the consent of any governmental authority or third party), (ii) Excluded Domestic Subsidiaries, (iii) Unrestricted Subsidiaries, (iv) Captive Insurance Subsidiaries, (v) not-for-profit Subsidiaries, (vi) special purpose entities reasonably satisfactory to the Administrative Agent, (vii) any Subsidiary that is not a Material Subsidiary and (viii) any Subsidiary where the Administrative Agent and the Borrower agree that the cost (including any adverse tax consequences) of obtaining a Guarantee by such Subsidiary would be excessive in light of the practical benefit to the Lenders afforded thereby; provided that, (x) the Borrower may notify the Administrative Agent that it intends to comply with the Guarantee and Collateral Requirement with respect to any Excluded Subsidiary that is a Domestic Subsidiary and a Restricted Subsidiary and, as of the date of such compliance, such Subsidiary shall become a Subsidiary Loan Party and cease to constitute an Excluded Subsidiary (including, without limitation, for purposes of this definition and Section 5.12(a)) and (y) the Borrower may designate and re-designate in writing to the Administrative Agent any Excluded Subsidiary pursuant to clause (vii) of this definition as a Subsidiary Loan Party at any time subject to the terms set forth in this definition; provided, further, that any Guarantor that ceases to be a wholly-owned subsidiary of Holdings as a result of a transfer of Equity Interests to (i) an Affiliate of the Borrower or (ii) in a transaction that is not a bona fide arm’s-length transaction shall not be released from its Guarantee. “Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Securities Exchange Act and the regulations thereunder (determined after giving effect to Section 2.12 of the Collateral Agreement, any other keepwell, support or other agreement for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation but for such Loan Party’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal in accordance with the first sentence of this definition. “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Loan Party hereunder, (a) Taxes imposed on (or measured by) its net income (however denominated) (including any backup withholding with respect thereto) and franchise Taxes imposed on it (in lieu of net income Taxes), in each case as a result of (i) such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office, located in the jurisdiction imposing such Tax, or (ii) any other present or former connection between such Person and the jurisdiction imposing such Tax (other than a connection arising by such Person having executed, delivered, become a party to, performed its obligations or received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document ), (b) any branch profits Taxes imposed under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of

-23- such Lender with respect to an applicable interest in a Commitment or a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment (or, to the extent a Lender acquires an interest in a Loan not funded pursuant to a prior Commitment, acquires such interest in such Loan) (in each case other than pursuant to an assignment request by the Borrower under Section 2.19(b)), or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Commitment or Loan or to such Lender immediately before it changed its lending office, (d) any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.17(e), and (e) any withholding Taxes imposed under FATCA. “Existing Letter of Credit” means each letter of credit identified on Schedule 2.05. “Existing Term Loan Class” has the meaning set forth in Section 2.21(a). “Extended Revolving Commitments” means revolving credit commitments established pursuant to Section 2.21 that are substantially identical to the Revolving Commitments except that such extended revolving commitments may have a later maturity date and different provisions with respect to interest rates and fees than those applicable to the Revolving Commitments. “Extended Term Loans” has the meaning set forth in Section 2.21(a). “Extending Term Lender” has the meaning set forth in Section 2.21(c). “Extension Election” has the meaning set forth in Section 2.21(c). “Extension Request” has the meaning set forth in Section 2.21(a). “Facility” means a given Class of Term Loans or Revolving Commitments, as the context may require. “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors, chief executive officer or chief financial officer of Holdings. “FATCA” means Sections 1471 through 1474 of the Code as of the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the current Code (or any amended or successor version described above) and any applicable law or regulation pursuant to an intergovernmental agreement entered into to implement the foregoing. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate. For purposes of this Agreement, in no event shall the Federal Funds Effective Rate be less than 0%. “Fee Letter” means the Administrative Agency Fee Letter, dated as of May 20, 2024, between Select Medical and the Administrative Agent. “Financial Covenant” means the covenant of the Borrower set forth in Section 6.12. “Financial Covenant Default” has the meaning specified in Section 7.02(a). “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower, in each case in his or her capacity as such.

-24- “First Lien Intercreditor Agreement” means an agreement substantially in the form of Exhibit I hereto with such changes as may be mutually agreed by the Borrower and the Administrative Agent. “First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Indebtedness as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period. “Fixed Charge Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Fixed Charges for such Test Period. “Fixed Charges” means the sum, without duplication, of: (1) the consolidated interest expense of Holdings and its Restricted Subsidiaries for such period, net of interest income, to the extent it relates to Indebtedness of Holdings and its Restricted Subsidiaries for such Test Period, and to the extent such expense was deducted in computing Consolidated Net Income, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all cash payments made or received pursuant to Swap Agreements in respect of interest rates, and excluding any non-cash interest expense, amortization or write-off of deferred financing costs and any one-time financing fees (including arrangement, amendment and consent fees), debt issuance costs, commissions, expenses and the amortization thereof; plus (2) any interest on Indebtedness of another Person that is guaranteed by Holdings or one of its Restricted Subsidiaries or secured by a Lien on assets of Holdings or one of its Restricted Subsidiaries, but only to the extent that such Guarantee or Lien is called upon; plus (3) the product of (A) all cash dividends paid on any series of preferred stock of Holdings or any of its Restricted Subsidiaries (other than to Holdings, the Borrower or a Restricted Subsidiary), in each case, determined on a consolidated basis in accordance with GAAP multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings, the Borrower and its Restricted Subsidiaries expressed as a decimal. “Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR or the Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Term SOFR or the Daily Simple SOFR as of the Amendment No. 1 Effective Date shall be 0.00%. “Foreign Casualty Event” has the meaning specified in Section 2.11(h). “Foreign Disposition” has the meaning specified in Section 2.11(h). “Foreign Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

-25- “Free and Clear Usage Amount” means, at any time, the sum of the aggregate principal amount of (i) Incremental Term Loans, Revolving Commitment Increases and Incremental Revolving Commitments that have been established prior to such time in reliance on Section 2.20(d)(iii)(B) and (ii) Permitted Debt incurred in reliance on Section 6.01(a)(xvi)(b), in each case, prior to such time. “GAAP” means generally accepted accounting principles in the United States of America, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time. If at any time the SEC permits or requires domestic companies subject to the reporting requirements of the Securities Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Borrower may elect by written notice to the Administrative Agent to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice and as in effect from time to time (for all other purposes of this Agreement) and (b) for prior periods, GAAP as defined in the first sentence of this definition. Notwithstanding any change to IFRS, all ratios and computations contained in this Agreement shall be computed in conformity with GAAP. “Government Programs” means (i) the Medicare and Medicaid Programs, (ii) the United States Department of Defense Civilian Health Program for Uniformed Services and (iii) other similar foreign or domestic federal, state or local reimbursement or governmental health care programs. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which the Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee. “Guarantors” has the meaning set forth in the definition of “Collateral and Guarantee Requirement” and shall include each Subsidiary Loan Party that shall have become a Guarantor pursuant to Section 5.12(a). “Hazardous Materials” means all explosive, radioactive, infectious, chemical, biological, medical, hazardous or toxic materials, substances, wastes or other pollutants or contaminants, including petroleum or petroleum byproducts, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and all other materials, substances or wastes of any nature regulated pursuant to any Environmental Law. “Healthcare Laws” means all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority with respect to the regulation of patient health care and the submission of claims for reimbursement including: (a) federal fraud and abuse laws and regulations, including, the federal patient referral law, 42 U.S.C. § 1395nn, commonly known as “Stark II”, the federal anti-kickback law, 42 U.S.C. § 1320a-7b, the

-26- federal civil monetary penalty statute 42 U.S.C. § 1320a-7a, federal laws regarding the submission of false claims, false billing, false coding, and similar state laws and regulations, (b) federal and state laws applicable to reimbursement and reassignment, (c) HIPAA, (d) Medicare, (e) statutes affecting the Tricare/CHAMPUS, Veterans, and black lung disease programs and any other health care program financed with United States government funds, (f) all federal statutes and regulations affecting the medical assistance program established by Titles V, XIX, XX, and XXI of the Social Security Act and any statutes succeeding thereto, and all state statutes and plans for medical assistance enacted in connection with the federal statutes and regulations, (g) the Emergency Medical Treatment and Labor Act, commonly known as “EMTALA”, and (h) any other federal or state law or regulation governing health care. “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time (including, without limitation, the provisions of the Health Information Technology for Economic and Clinical Health Act contained in the American Recovery and Reinvestment Act), and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder. “HIPAA Compliance Date” has the meaning set forth in Section 3.22. “Holdings” means Concentra Group Holdings Parent, Inc., a Delaware corporation and its successors (any successor, a “Succeeding Holdings”). “IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such board, or the SEC, as the case may be), as in effect from time to time. “Incremental Commitments” has the meaning set forth in Section 2.20(a). “Incremental Extensions of Credit” has the meaning set forth in Section 2.20(b). “Incremental Facility Closing Date” has the meaning set forth in Section 2.20(b). “Incremental Lenders” has the meaning set forth in Section 2.20(c). “Incremental Loan Request” has the meaning set forth in Section 2.20(a). “Incremental Revolving Commitments” has the meaning set forth in Section 2.20(a). “Incremental Revolving Lender” has the meaning set forth in Section 2.20(c). “Incremental Revolving Loan” has the meaning set forth in Section 2.20(b). “Incremental Term Commitments” has the meaning set forth in Section 2.20(a). “Incremental Term Lender” has the meaning set forth in Section 2.20(c). “Incremental Term Loan” has the meaning set forth in Section 2.20(b). “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property

-27- owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited, in the event such secured obligations are nonrecourse to such Person, to the fair value of such property, (g) all Guarantees by such Person of the obligations of any other Person otherwise constituting Indebtedness hereunder, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, the term “Indebtedness” shall not include (a) contingent obligations, including Guarantees, incurred in the ordinary course of business or in respect of operating leases, and not in respect of borrowed money, (b) deferred or prepaid revenues, (c) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (d) or amounts that any member of management, the employees or consultants of Holdings, the Borrower or any of the Subsidiaries may become entitled to under any cash incentive plan in existence from time to time or (e) post-closing payment adjustments, earn-outs or non- compete payments to which the seller in any Permitted Acquisition is or may become entitled. “Indemnified Taxes” means Taxes other than Excluded Taxes. “Indemnitee” has the meaning set forth in Section 9.03(b). “Information” has the meaning set forth in Section 9.12. “Initial Public Offering” means the offering and sale on a registered basis by Holdings of shares of its common stock and the concurrent listing of such shares on a national securities exchange. “Initial Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Initial Term Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Initial Term Loan to be made by such Lender hereunder, as such commitment may be reduced or increased from time to time pursuant to this Agreement. The aggregate amount of the Lenders’ Initial Term Commitments on the ClosingAmendment No. 1 Effective Date is set forth on Schedule 2.01$0. “Initial Term Loan” means a loan made pursuant to clause (a) of Section 2.01. “Initial Term Maturity Date” means July 26, 2031. “Intellectual Property Security Agreement” has the meaning assigned to such term in the Collateral Agreement. “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07; provided that an Interest Election Request shall be substantially in the form of Exhibit E, or such other form as shall be approved by the Administrative Agent. “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period. “Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or

-28- Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request and (iv) no Interest Period shall extend beyond the Revolving Maturity Date or the InitialTranche B-1 Term Maturity Date, as applicable. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Intermediate Holding Company” means any Subsidiary of Holdings that is a direct or indirect parent company of the Borrower. “Investments” has the meaning set forth in Section 6.04. “IRS” means the United States Internal Revenue Service. “Issuing Bank” means each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Deutsche Bank AG New York Branch, Truist Bank, Wells Fargo Bank, National Association, Capital One, National Association, Fifth Third Bank, National Association, Mizuho Bank, Ltd., PNC Bank, National Association, Royal Bank of Canada and Goldman Sachs Bank USA or such other Lender designated as an “Issuing Bank” pursuant to Section 2.05(k); provided that neither Deutsche Bank AG New York Branch, Royal Bank of Canada, Wells Fargo Bank, National Association nor Goldman Sachs Bank USA shall be required to issue commercial Letters of Credit. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. So long as there is more than one Issuing Bank hereunder, (i) the Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit (subject to the Letter of Credit Commitment) and (ii) references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires. “Junior Lien Intercreditor Agreement” means an agreement substantially in the form of Exhibit H hereto with such changes as may be mutually agreed by the Borrower and the Administrative Agent. “Latest Maturity Date” means, at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Maturity Date applicable to any such Loans or Commitments hereunder at such time, including the latest maturity date of any Extended Term Loan, any Extended Revolving Commitment, any Incremental Term Loans and any Incremental Revolving Commitments, in each case as extended in accordance with this Agreement from time to time. “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

-29- “LCT Election” has the meaning set forth in Section 1.06(e). “LCT Test Date” has the meaning set forth in Section 1.06(e). “Lenders” means each Person that was a lender on the Closing DateAmendment No. 1 Effective Date (including the 2025 Incremental Revolving Lenders, the Revolving Lenders, the Additional Term B-1 Lender and the Amendment No. 1 Consenting Lenders) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Additional Credit Extension Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. “Letter of Credit” means any letter of credit issued or deemed issued pursuant to this Agreement (including each Existing Letter of Credit); provided that any letter of credit that has been issued pursuant to documentation other than this Agreement may be deemed to have been issued under this Agreement if agreed in writing between the Administrative Agent, the Borrower and the relevant Issuing Bank (each acting in its sole discretion). “Letter of Credit Agreement” has the meaning assigned to it in Section 2.05(b). “Letter of Credit Commitment” means, as to any Issuing Bank, the amount set forth on Schedule 2.01 opposite such Issuing Bank’s name or, in the case of an Issuing Bank that becomes an Issuing Bank after the Closing Date, the amount notified in writing to the Administrative Agent by the Borrower and such Issuing Bank; provided that the Letter of Credit Commitment of any Issuing Bank may be increased or decreased if agreed in writing between the Borrower and such Issuing Bank (each acting in its sole discretion) and notified to the Administrative Agent. “Letter of Credit Sublimit” means an amount equal to $75,000,000. “Liabilities” has the meaning set forth in Section 9.03(b). “Licensed Personnel” has the meaning set forth in Section 3.21(a). “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset or other arrangement to provide priority or preference with respect to such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (other than customary rights of first refusal and tag, drag and similar rights in joint venture agreements (other than any such agreement in respect of any Restricted Subsidiary)) with respect to such securities. “Limitation” means a revocation, suspension, termination, impairment, probation, limitation, nonrenewal, forfeiture, declaration of ineligibility, loss of status as a participating provider in any Third Party Payor Arrangement, and the loss of any other rights. “Limited Condition Transaction” means (i) any acquisition by one or more of Holdings or its Restricted Subsidiaries of any assets, business or Person whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (ii) any permitted Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (iii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment. “Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing

-30- during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each other Loan Document, and (c) the due and punctual payment and performance in full of all the obligations of each other Loan Party under or pursuant to the Collateral Agreement and each other Loan Document. “Loan Documents” means, collectively, (i) this Agreement, (ii) the promissory notes, if any, executed and delivered pursuant to Section 2.09(e), (iii) any Additional Credit Extension Amendment, (iv) the Security Documents, (v) any First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement (in each case, if entered into) and (vi) anyAmendment No. 1 and any other amendment or joinder to this Agreement. “Loan Parties” means Holdings, the Borrower, the Subsidiary Loan Parties and each Permitted Joint Venture Loan Party. “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement or an Additional Credit Extension Amendment. “Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability (excluding Revolving Loans or extensions of credit under any other revolving credit or similar facility). “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, liabilities, financial condition or results of operations of Holdings and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any material obligation under any Loan Document or (c) the rights of or benefits, taken as a whole, available to the Lenders under any Loan Document. “Material Disposition” means the sale by Holdings or any Subsidiary of assets (including the capital stock of a Subsidiary or a business unit) for aggregate consideration (including amounts received in connection with post- closing payment adjustments, earn-outs and noncompete payments) of at least $50,000,000. “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and the Restricted Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time. “Material Intellectual Property” means any Intellectual Property that, individually or in the aggregate, is material to, or required for, operation of the business of Holdings and its Restricted Subsidiaries, taken as a whole. “Material Real Property” means any fee-owned real property with a net book value of at least $12,000,000, as reasonably determined by the Borrower in good faith. “Material Subsidiary” means, at any date of determination, each wholly owned Restricted Subsidiary (when combined with the assets of such Subsidiary’s Restricted Subsidiaries after eliminating intercompany obligations) (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which financial statements pursuant to Section 5.01(a) or (b) have been delivered were equal to or greater than 2.5% of the Total Assets of Holdings and the Restricted Subsidiaries at such date or (ii) whose revenues during such Test Period were equal to or greater than 2.5% of the consolidated revenues of Holdings and the Restricted Subsidiaries for such period (in the case of any determination relating to any Specified Transaction, on a Pro Forma Basis including the

-31- revenues of any Person being acquired in connection therewith), in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries (other than Excluded Subsidiaries (except pursuant to clause (vii) of the definition thereof)) have, in the aggregate, (a) total assets at the last day of such Test Period equal to or greater than 5.0% of the Total Assets of Holdings and the Restricted Subsidiaries at such date or (b) revenues during such Test Period equal to or greater than 5.0% of the consolidated revenues of Holdings and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then the Borrower shall, on or prior to the date on which financial statements for the last quarter of such Test Period are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as Material Subsidiaries for each fiscal period until this proviso is no longer applicable. “Maturity Date” means (i) with respect to the InitialTranche B-1 Term Loans, the InitialTranche B-1 Term Maturity Date, (ii) with respect to the Revolving Commitments, the Revolving Maturity Date, (iii) with respect to any Incremental Term Loans or Incremental Revolving Commitments, the final maturity date as specified in the applicable Additional Credit Extension Amendment, and (iv) with respect to any Class of Extended Term Loans or Extended Revolving Commitments, the final maturity date as specified in the applicable Additional Credit Extension Amendment with respect thereto accepted by the respective Lender or Lenders; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day. “Maximum Rate” has the meaning set forth in Section 9.13. “Medical Services” means medical and health care services provided to a Person by Licensed Personnel provided by a Loan Party and other respective employees, independent contractors and leased personnel whether or not covered by a policy of insurance issued by an insurer, and includes physician services, nurse practitioner services and physician’s assistant services provided by Licensed Personnel supplied by a Loan Party, its respective employees, independent contractors and leased personnel to a Person for a valid and proper medical or health purpose. “Medicare and Medicaid Programs” means the programs established under Title XVIII and XIX of the Social Security Act and any successor programs performing similar functions. “Moody’s” means Moody’s Investors Service, Inc. “Mortgage” means a mortgage, deed of trust, security deed or other security document granting a Lien on any Mortgaged Property to the Collateral Agent for the benefit of the Secured Parties to secure the Obligations, in each case, as amended, supplemented or otherwise modified from time to time. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent. “Mortgaged Property” means, initially, each Material Real Property identified on Schedule 1.01-A and includes each other Material Real Property with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is contributed to, or required to be contributed to, by the Borrower or any ERISA Affiliate, or with respect to which the Borrower or any ERISA Affiliate has any actual or contingent liability. “Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans and other

-32- Indebtedness secured by Liens ranking pari passu or junior to the Liens securing the Obligations) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer); provided that no net proceeds calculated in accordance with the foregoing of less than $2,500,000 realized in a single transaction or series of related transactions shall constitute Net Proceeds. “Net Working Capital” means, at any date, (a) the consolidated current assets of Holdings and its Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of Holdings and its Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative. “New Unsecured Notes” means the $650,000,000 of senior unsecured notes issued by Concentra Escrow Issuer Corporation on July 11, 2024. “Non-Consenting Lender” has the meaning set forth in Section 9.02(b). “Non-Debt Fund Affiliate” means any Affiliate of Holdings (other than Holdings, the Borrower or any Subsidiary of Holdings) that is not a Debt Fund Affiliate. “Non-Loan Party” means any Restricted Subsidiary of Holdings that is not a Loan Party. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Obligations” means (a) Loan Document Obligations, (b) obligations of any Loan Party arising under any Secured Hedge Agreement (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (c) Cash Management Obligations (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); provided that the “Obligations” shall in no event include any Excluded Swap Obligations. “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury. “OID” means original issue discount. “Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, enforcement, registration, filing or recording of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed as a result of a present or former connection between the applicable Lender and the jurisdiction imposing such Tax (other than a connection arising by such Lender having executed, delivered, become a party to, performed its obligations or received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document) with respect to an assignment (other than an assignment made pursuant to Section 2.19).

-33- “Otherwise Applied” means, with respect to any Net Proceeds, the amount of such Net Proceeds that was (i) required to prepay the Loans pursuant to Section 2.11 or (ii) otherwise previously applied under the Loan Documents. “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq. “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate). “Parent” means any direct or indirect parent of which Holdings is a wholly owned subsidiary. “Participant” has the meaning set forth in Section 9.04(c). “Participant Register” has the meaning set forth in Section 9.04(c). “Patriot Act” has the meaning set forth in Section 9.14. “Payment” has the meaning set forth in Section 8.04. “Payment Notice” has the meaning set forth in Section 8.04. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Perfection Certificate” means a certificate in the form of Exhibit C or any other form approved by the Collateral Agent. “Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or operations or to which such Person or any of its property or operations is subject. “Permitted Acquisition” means any Investment by Holdings or any of its Restricted Subsidiaries consisting of (a) the acquisition of all or substantially all of the assets of any other Person (a “Target”) or of assets constituting a business unit, a division or line of business of a Target or a facility of such Target (including research and development and related assets in respect of any product) or (b) all or substantially all of the Equity Interests of a Target, if as a result of such Investment (i) such Target becomes a Restricted Subsidiary or (ii) such Target, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such business unit, division or line of business) to, or is liquidated into, Holdings or a Restricted Subsidiary; provided that the aggregate amount of Investments in Non-Loan Parties by Loan Parties in connection with all Permitted Acquisitions shall not, except as otherwise permitted by Section 6.04 (other than Section 6.04(a)), exceed $40,000,000. “Permitted Business” means (i) any business engaged in by Holdings or any of its Restricted Subsidiaries on the Closing Date and (ii) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which Holdings and its Restricted Subsidiaries are engaged on the Closing Date.

-34- “Permitted Debt” means Indebtedness (including Acquired Indebtedness) incurred or assumed by Holdings and any Restricted Subsidiary in the form of loans or debt securities; provided that, except in the case of Refinancing Debt Securities and assumed Indebtedness, to the extent such Indebtedness is in the form of senior term loans secured by Liens ranking pari passu with the Liens securing the Obligations, the provisions of Section 2.20(e)(iii) shall apply to any such Indebtedness as if such Indebtedness were a Class of Incremental Term Loans that is pari passu in right of payment and security with the InitialTranche B-1 Term Loans; provided, further, that (A) except in the case of Refinancing Debt Securities, immediately after the incurrence or assumption of such Indebtedness and the use of proceeds thereof, no Event of Default shall be continuing or result therefrom (but if the primary purpose of incurring any Permitted Debt is to finance a Limited Condition Transaction, such Event of Default shall be limited to an Event of Default under Section 7.01(a), (b), (h) or (i)), (B) to the extent such Indebtedness is in the form of loans, the provisions of Section 2.20(e)(i)(B) and Section 2.20(e)(i)(C) shall apply to any such Indebtedness as if such Indebtedness were a Class of Incremental Term Loans, (C) to the extent such Indebtedness is in the form of bonds, such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary “AHYDO catch up payments”, customary offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the InitialTranche B-1 Term Maturity Date at the time such Indebtedness is issued, (D) such Indebtedness shall not be secured by any assets of the Loan Parties other than Collateral and, if secured by the Collateral shall either be secured by Liens ranking pari passu with the Liens securing the Obligations that are subject to a First Lien Intercreditor Agreement with the Collateral Agent or by Liens ranking junior to the Liens securing the Obligations pursuant to a Junior Lien Intercreditor Agreement, (E) the covenants, events of default and prepayment events applicable to such other Indebtedness shall be substantially similar to, or no more favorable (taken as a whole), than the terms of this Agreement, in each case as reasonably determined by the Borrower (except for restrictions that apply only after the Latest Maturity Date) and (F) Non-Loan Parties may not incur Indebtedness pursuant to this definition if, after giving Pro Forma Effect to such incurrence, the aggregate amount of Indebtedness of Non-Loan Parties incurred pursuant to this paragraph then outstanding, together with any Indebtedness incurred by Non-Loan Parties pursuant to clause (vii) of Section 6.01(a), would exceed the greater of $70,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period, in each case determined at the such time of incurrence. “Permitted Encumbrances” means: (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.05, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or, if more than 30 days overdue, are being contested in a manner similar to the treatment of Taxes in compliance with Section 5.05; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, other social security benefits or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), (d) deposits and pledges to secure the performance of bids, trade contracts, leases, public or statutory obligations, progress payments, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (e) judgment liens in respect of judgments that do not constitute an Event of Default under paragraph (j) of Section 7.01, (f) minor survey exceptions, easements or reservations of rights for others for, licenses, zoning restrictions, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, minor defects or irregularities of title and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not

-35- either detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings or any Restricted Subsidiary, in each case in any material respect, taken as a whole, (g) landlords’ and lessors’ and other like Liens in respect of rent not in default, (h) any Liens shown on the title insurance policies in favor of the Collateral Agent insuring the Liens of the Mortgages, (i) leases, subleases, licenses or sublicenses which are subordinate to the Lien of any Mortgage or otherwise reasonably acceptable to the Collateral Agent, and (j) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness. “Permitted Holder” means any of the following: (A) (i) Welsh, Carson, Anderson & Stowe XII, L.P., Cressey & Company Fund IV, L.P., Select Medical and each of their respective Affiliates that is neither an operating company nor a company controlled by an operating company, (ii) each partner, officer, director, principal or member of the Persons described in clause (i); (iii) any spouse, parent or lineal descendant (including by adoption) of any of the foregoing who are natural persons and any trust for the benefit of such Persons and (B) (i) Rocco A. Ortenzio, Robert A. Ortenzio and each of the other directors, officers and employees of the Borrower who own capital stock of Holdings on the date hereof; (ii) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (i); (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) or (ii), such Person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall be the beneficial owner or have the right to acquire, directly or indirectly, capital stock of the Borrower or Holdings (or any other direct or indirect parent company of the Borrower); (iv) any trust created for the benefit of the Persons described in any of clauses (i) through (iii) or any trust for the benefit of any such trust; or (v) any Person Controlled by any of the Persons described in any of clauses (i) through (iv); or (C) any “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act or any successor provision of which any of the foregoing are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group”, such Persons specified in clauses (A) or (B) above, collectively, have beneficial ownership, directly or indirectly of more than 50% of the total voting power of the voting Equity Interests of Holdings or any of its direct or indirect parent entities held by such “group”. “Permitted Investments” means: (a) dollars or, in the case of any Restricted Subsidiary which is not a Domestic Subsidiary, any other currencies held by such Restricted Subsidiary from time to time in the ordinary course of business, (b) direct obligations of, or obligations of the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof, (c) direct obligations issued by any state of the United States of America or any political subdivision of any such state, or any public instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition, (d) investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating from S&P or Moody’s of at least A2 or P2, respectively,

-36- (e) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000, (f) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from Standard & Poor’s Rating Services or “A2” or higher from Moody’s Investors Service, Inc. with maturities of 12 months or less from the date of acquisition, (g) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (b) above and entered into with a financial institution satisfying the criteria described in clause (e) above, and (h) investments in money market funds that comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (g) above. “Permitted Joint Venture” means any investment by which Holdings, the Borrower or any Restricted Subsidiary acquires at least 10% but not more than 99% of the Equity Interests of any Person; provided that the primary business of such Person is (x) to own, lease or operate facilities which provide health care related services or (y) to provide health care related services or any related services to a health care facility or business; provided, further, that, except with respect to Section 6.04 and Section 6.09, any Person that is an Unrestricted Subsidiary shall not be considered a Permitted Joint Venture. “Permitted Joint Venture Loan Party” means any Permitted Joint Venture which (x) is a Restricted Subsidiary of Holdings, the Borrower or any Subsidiary Loan Party and (y) satisfies the terms of the Collateral and Guarantee Requirement (without regard to its potential classification as an Excluded Subsidiary). “Permitted Liens” has the meaning set forth in Section 6.02. “Permitted Refinancing” means any Indebtedness of Holdings or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of Holdings or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, commissions, discounts and expenses, including premiums, incurred in connection therewith), (b) either (a) such Permitted Refinancing has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged or (b) all scheduled payments on or in respect of such Permitted Refinancing (other than interest payments) shall be at least 91 days following the final scheduled maturity of the Loans, (c) if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is Subordinated Indebtedness, such Permitted Refinancing is subordinated in right of payment to the Obligations on terms at least as favorable (taken as a whole) to the holders of the Obligations as those contained in the documentation governing the Subordinated Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged,

-37- (d) such Indebtedness is incurred (i) by Holdings or by any Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, (ii) by any Loan Party if the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is a Loan Party, or (iii) by any Non-Loan Party if the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is a Non-Loan Party, and (e) such Indebtedness is not secured by any assets other than the assets that secured the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and if the Liens securing such Indebtedness were subject to a First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement with the Collateral Agent, the Liens securing such new Indebtedness shall be subject to a First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable, with the Collateral Agent on terms not less favorable (taken as a whole) to the Secured Parties than the terms of such existing First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA, be deemed to be) an “employer” as defined in Section 3(5) of ERISA, in all events, excluding a Multiemployer Plan. “Prepayment Event” means: (a) any sale, transfer or other disposition (excluding pursuant to a sale and leaseback transaction permitted under Section 6.06) of any property or asset of Holdings, the Borrower or any Restricted Subsidiary in excess of $5,000,000 in any fiscal year, other than dispositions described in clauses (a), (b), (c), (d), (f) and (j) of Section 6.05, or (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings, the Borrower or any Restricted Subsidiary with a fair value immediately prior to such event equal to or greater than $5,000,000, or (c) the incurrence by Holdings, the Borrower or any Restricted Subsidiary of (x) any Refinancing Indebtedness or (y) any Indebtedness not permitted under Section 6.01. “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. “Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.06. “Pro Forma Compliance” means, with respect to the Financial Covenant, compliance on a Pro Forma Basis in accordance with Section 1.06. “Proposed Change” has the meaning set forth in Section 9.02(b).

-38- “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public-Sider” means a Lender whose representatives may trade in securities of Holdings or its controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning assigned to it in Section 9.19. “Qualified Counterparty” means any Person which is a party to a Swap Agreement permitted by Section 6.07 or a Cash Management Agreement with Holdings or any Restricted Subsidiary and that is or was a Lender, an Agent, an Arranger or an Affiliate of a Lender, an Agent or an Arranger on the Closing Date or at the time it enters into such Swap Agreement or Cash Management Agreement, as applicable, in its capacity as a party thereto. “Qualified Holdings Discount Debt” means unsecured Indebtedness of a Parent that (a) is not subject to any Guarantee by Holdings, the Borrower or any Subsidiary Loan Party, (b) does not mature prior to the date that is 180 days after the InitialTranche B-1 Term Maturity Date, (c) has no scheduled amortization or payments of principal prior to the date that is 180 days after the InitialTranche B-1 Term Maturity Date (except to the extent required to prevent such Indebtedness from being treated as an “Applicable High Yield Discount Obligation” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended; provided that any such payment obligation of Holdings shall be subordinated in right of payment to the Obligations), (d) does not require any payments in cash of interest or other amounts in respect of the principal thereof for at least four (4) years from the date of issuance or incurrence thereof and (e) the covenants, repurchase or redemption requirements, events of default and prepayment events applicable to such Indebtedness shall be substantially similar to, or no less favorable to the Borrower (taken as a whole), than the terms of this Agreement, in each case as reasonably determined by the Borrower. “Qualified Preferred Stock” means common stock or preferred stock of Holdings that (a) does not require the payment of cash dividends (it being understood that cumulative dividends shall be permitted), (b) is not mandatorily redeemable pursuant to a sinking fund obligation or otherwise prior to the date that is 180 days after the Latest Maturity Date at the time of incurrence thereof (other than upon an event of default, asset sale or change of control; provided that any such payment is subordinated (whether by contract or pursuant to Holdings’ charter or the certificate of designations of such preferred stock) in right of payment to the Obligations on the terms set forth in the certificate of incorporation of Holdings in existence on the Closing Date or such other terms reasonably satisfactory to the Administrative Agent), (c) contains no maintenance covenants, other covenants materially adverse to the Lenders or remedies (other than voting rights) and (d) is convertible only into common equity of Holdings or securities that would constitute Qualified Preferred Stock. “Qualified Proceeds” means any of the following or any combination of the following: (a) Investments permitted under Section 6.04, (b) the Fair Market Value of assets that are used or useful in a Permitted Business, and (c) the Fair Market Value of the Equity Interests of any Person engaged primarily in a Permitted Business if such Person is a non-wholly owned Restricted Subsidiary prior to such transaction or, if in connection with the receipt by Holdings or any of its Restricted Subsidiaries of such Equity Interests, such Person becomes a Restricted Subsidiary or such Person is merged or consolidated into Holdings or any Restricted Subsidiary.

"Reference Time" with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if the RFR for such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

"Refinancing Debt Securities" means any Permitted Debt designated as "Refinancing Debt Securities" in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on or prior to the date such Permitted Debt is incurred.

"Refinancing Indebtedness" means (i) any Refinancing Term Loans, (ii) any Refinancing Revolving Commitments and (iii) any Refinancing Debt Securities.

"Refinancing Revolving Commitments" means any Incremental Revolving Commitments that are designated by a Responsible Officer of the Borrower as "Refinancing Revolving Commitments" in the applicable Additional Credit Extension Amendment; provided that on the date of effectiveness thereof the Borrower reduces the aggregate amount of a Class of Revolving Commitments, Extended Revolving Commitments or previously established Incremental Revolving Commitments by a corresponding amount.

"Refinancing Term Loans" means any Incremental Term Loans that are designated by a Responsible Officer of the Borrower as "Refinancing Term Loans" in the applicable Additional Credit Extension Amendment.

"Register" has the meaning set forth in Section 9.04(b).

"Reimbursement Approvals" means, with respect to all Government Programs, any and all certifications, provider numbers, provider agreements, participation agreements, accreditations and any other similar agreements with or approvals by any Governmental Authority or other Person.

"Rejection Notice" has the meaning specified in Section 2.11(g).

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, members, partners, officers, employees, agents, advisors and other representatives of such Person and such Person's Affiliates.

"Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, into or from any building, structure, facility or fixture.

"Relevant Governmental Body" means, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

"Relevant Rate" means (i) with respect to any Term Benchmark Borrowing, the Term SOFR or (ii) with respect to any RFR Borrowing, the Daily Simple SOFR, as applicable.

"Replacement Term Loans" has the meaning assigned to such term in Section 9.02(c).

"Repricing Transaction" means (a) any prepayment or repayment of ~~Initial~~Tranche B-1 Term Loans with the proceeds of, or any conversion of ~~Initial~~Tranche B-1 Term Loans into any new or replacement tranche of first lien term loans the primary purpose of which is to effectively reduce the Yield applicable to such ~~Initial~~Tranche B-1 Term Loans, or (b) any amendment relating to the ~~Initial~~Tranche B-1 Term Loans, the primary purpose of which is to effectively reduce the Yield applicable to ~~Initial~~Tranche B-1 Term Loans; provided that any refinancing or repricing of ~~Initial~~Tranche B-1 Term Loans, in connection with (i) any Transformative Acquisition or (ii) a transaction that would result in a Change of Control shall, in each case, not constitute a Repricing Transaction. Any

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-40- determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the InitialTranche B-1 Term Loans. “Required Class Lenders” means (i) with respect to the Revolving Commitments, the Required Revolving Lenders and (ii) with respect to any Class of Term Loans, one or more Lenders holding a majority in principal amount of all outstanding Term Loans of such Class. “Required Lenders” means, at any time, Lenders having Revolving Exposures, outstanding Term Loans and unused Commitments representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time (disregarding any of the foregoing of a Defaulting Lender). “Required Revolving Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Exposures and unused Revolving Commitments at such time (disregarding any of the foregoing of a Defaulting Lender). “Requirement of Law” means, with respect to any Person, (i) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (ii) any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief operating officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Restricted Subsidiary, or any payment thereon (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests; provided that the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of a Restricted Subsidiary by Holdings or a Restricted Subsidiary shall not constitute a Restricted Payment but shall constitute an Investment. “Restricted Subsidiary” means any Subsidiary of Holdings (including the Borrower and each Intermediate Holding Company) other than an Unrestricted Subsidiary. “Revolving Availability Period” means, with respect to each Revolving Lender, the period from and including the Closing Date to but excluding the earlier of (a) the Revolving Maturity Date and (b) the date of termination of its Revolving Commitments. “Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to this Agreement. The aggregate amount of the Lenders’ Revolving Commitments on the Closing(including the 2025 Incremental Revolving Commitments) on the Amendment No. 1 Effective Date is set forth on Schedule 2.01 to Amendment No. 1. “Revolving Commitment Increase” has the meaning set forth in Section 2.20(a).

-41- “Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans at such time. “Revolving Lender” means a Lender with a Revolving Commitment or, if its Revolving Commitments have terminated or expired, a Lender with Revolving Exposure. “Revolving Loan” means the Loans made pursuant to clauses (b) and (c) of Section 2.01 and shall include any 2025 Incremental Revolving Loan. “Revolving Maturity Date” means July 26, 2029. “RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing. “RFR Loan” means a Loan that bears interest at a rate based on the Daily Simple SOFR. “S&P” means Standard & Poor’s Ratings Group, Inc. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive, country-based Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria). “Sanctioned Person” means, at any time, any Person subject of Sanctions, including, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the European Union or His Majesty’s Treasury of the United Kingdom, (b) any other Person located, organized or ordinarily resident in a Sanctioned Country or (c) any Person 50% or more of the Equity Interests of which are owned by one or more Persons referenced in clause (a). “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the European Union or His Majesty’s Treasury of the United Kingdom. “SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions. “Secured Hedge Agreement” means any Swap Agreement permitted by Section 6.07 that is entered into by and between Holdings or any Restricted Subsidiary and any Qualified Counterparty. “Secured Indebtedness” at any date means the aggregate principal amount of Total Indebtedness outstanding at such date that consists of Indebtedness that in each case is then secured by Liens on any property or assets of Holdings or its Subsidiaries. “Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Indebtedness as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period. “Secured Parties” means (a) the Lenders, (b) the Collateral Agent, (c) the Administrative Agent, (d) the Issuing Bank, (e) each Qualified Counterparty and (f) the successors and assigns of each of the foregoing. “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Security Documents” means the Collateral Agreement, the Mortgages, the Intellectual Property Security Agreements (if applicable), and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

-42- “series” means, with respect to any Extended Term Loans, Incremental Term Loans or Replacement Term Loans, all such Term Loans that have the same maturity date, amortization and interest rate provisions and that are designated as part of such “series” pursuant to the applicable Additional Credit Extension Amendment. “Select Medical” means Select Medical Corporation, a Delaware corporation. “Select Medical Holdings” means Select Medical Holdings Corporation, a Delaware corporation. “Separation” means the closing of the Initial Public Offering and the entry into the Separation Documents. “Separation Agreement” means the Separation Agreement between Select Medical and Holdings, to be dated on or prior to the Closing Date. “Separation Documents” means the Separation Agreement, Tax Matters Agreement, Transition Services Agreement and Employee Matters Agreement, certain commercial agreements and other ancillary agreements, and any other instruments, assignment, documents and agreements executed in connection with the implementation of the transactions contemplated by any of the foregoing. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s website, currently at http://wwwhttp://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Day” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”. “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. “Specified Indebtedness” has the meaning set forth in Section 6.08(b). “Specified Representations” means those representations and warranties made by the Loan Parties in Section 3.01(a) (with respect to organizational existence only), Section 3.01(b) (as relates to the execution, delivery and performance of the Loan Documents), Section 3.02 (as relates to due authorization, execution, delivery and enforceability of the Loan Documents), Section 3.03 (with respect to charter documents and limited to execution, delivery and performance of the Loan Documents, borrowing under, guaranteeing under and granting of security interests in the Collateral), Section 3.08, Section 3.15, Section 3.16, the last sentence of Section 3.19(a), Section 3.19(b)(i) and (b)(ii) and Section 3.20.

-43- “Specified Transactions” means (a) the Transactions, (b) any acquisition (including a Permitted Acquisition), any Material Disposition, any sale, transfer or other disposition that results in a Person ceasing to be a Restricted Subsidiary, any involuntary disposition, any Investment that results in a Person becoming a Restricted Subsidiary, in each case, whether by merger, consolidation or otherwise, any incurrence or repayment of Indebtedness, any Restricted Payment, any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and any redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or (c) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant or requires such test or covenant to be calculated on a Pro Forma Basis. “Subordinated Indebtedness” means Indebtedness of Holdings, the Borrower or any Subsidiary that is subordinated in right of payment to the Obligations expressly by its terms. “Subsequent Transaction” has the meaning set forth in Section 1.06(e). “subsidiary” means, with respect to any Person (other than any natural person) (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. “Subsidiary” means any subsidiary of Holdings, other than any Permitted Joint Venture that is not a Permitted Joint Venture Loan Party. “Subsidiary Loan Party” means each Intermediate Holding Company and any other Domestic Subsidiary (other than an Excluded Subsidiary or any Consolidated Practice). “Succeeding Holdings” has the meaning set forth in the definition of “Holdings.” “Supported QFC” has the meaning specified in Section 9.19. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or the Subsidiaries shall be a Swap Agreement. “Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Tax Group” has the meaning set forth in Section 6.08(a). “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Tax Matters Agreement” means the Tax Matters Agreement between Select Medical Holdings and Holdings, to be dated on or prior to the Closing Date.

-44- “Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR, other than pursuant to clause (c) of the definition of Alternate Base Rate. “Term Lender” means, at any time, any Lender that has a Term Loan at such time. “Term Loan Increase” has the meaning set forth in Section 2.20(a). “Term Loans” means the Initial Term Loans, the Tranche B-1 Term Loans, the Incremental Term Loans of each series, the Replacement Term Loan and the Extended Term Loans of each series, collectively, or as the context may require. “Term SOFR” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of Holdings most recently ended as of such date of determination. “Third Party Payor” means any Government Program and any quasipublic agency, Blue Cross, Blue Shield and any managed care plans and organizations, including health maintenance organizations and preferred provider organizations and private commercial insurance companies and any similar third party arrangements, plans or programs for payment or reimbursement in connection with health care services, products or supplies. “Third Party Payor Arrangement” means any arrangement, plan or program for payment or reimbursement by any Third Party Payor in connection with the provision of healthcare services, products or supplies. “Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of Holdings and the Restricted Subsidiaries at such date (and, in the case of any determination relating to any Specified Transaction, on a Pro Forma Basis including any property or assets being acquired in connection therewith) including the book value of Holdings’, the Borrower’s and the Restricted Subsidiaries’ Investments in Unrestricted Subsidiaries but excluding, to the extent included therein, any amount attributable to assets owned by any Unrestricted Subsidiary.

-45- “Total Indebtedness” means, as of any date, the Indebtedness of Holdings and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP. “Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Indebtedness as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period. “Trade Date” means the date on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and/or obligations under this Agreement. “Tranche B-1 Term Loans” means the Initial Term Loans that are converted to Tranche B-1 Term Loans or the Term Loans (including the 2025 Incremental Term Loans) funded pursuant to the Additional Tranche B-1 Commitment on the Amendment No. 1 Effective Date pursuant to Section 2.01. “Tranche B-1 Term Maturity Date” means July 26, 2031. “Transaction Expenses” means any fees or expenses incurred or paid by any direct or indirect parent company of the Borrower, Holdings or any of its (or their) Subsidiaries in connection with the Transactions. “Transactions” means, collectively, (a) the Separation, (b) the Closing Date Dividend, (c) the Distribution (d) the issuance of the New Unsecured Notes and the assumption by the Borrower of the obligations thereunder, (e) the funding of the Initial Term Loans and the initial Revolving Loans borrowed on the Closing Date and the execution and delivery of Loan Documents to be entered into on the Closing Date, (f) any transaction pursuant to the Separation Documents, (g) the payment of Transaction Expenses, and (h) the payment by Holdings to Select Medical, in connection with the transactions described in clauses (d) and (e) of this definition, of a dividend payable in the form of a promissory note and cash. “Transformative Acquisition” means any acquisition by Holdings or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide Holdings and its subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith. “Transition Services Agreement” means the Transition Services Agreement between Select Medical and Holdings, to be dated on or prior to the Closing Date. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term Benchmark or the Alternate Base Rate. “UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unrestricted Subsidiary” means any Subsidiary designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 5.14 subsequent to the Closing Date.

-46- “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means (i) for purposes of Sections 3.24 and 6.15 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime” has the meaning specified in Section 9.19. “U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(e)(ii)(B)(3). “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness; provided that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation. “wholly owned” means with respect to any Person, a subsidiary of such Person all the outstanding Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly owned subsidiaries of such Person. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. “Yield” for any Indebtedness on any date of determination will be determined by the Administrative Agent utilizing (a) if applicable, any “Term SOFR floor” applicable to such Indebtedness on such date, (b) the interest margin for such Indebtedness on such date, and (c) the issue price of such Indebtedness (after giving effect to any OID (with OID being equated to interest based on an assumed four-year average life to maturity on a straight-line basis)) or upfront fees (which shall be deemed to constitute like amounts of OID), in each case, incurred or payable to the lenders of such Indebtedness but excluding arranger, underwriting, commitment, structuring, ticking, unused line, amendment fees and other similar fees not paid generally to all lenders in the primary syndication of such Indebtedness. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).

-47- Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements, amendment and restatements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time, provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision (including any definition) hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. In addition, notwithstanding any other provision contained herein, (i) the definitions set forth in the Loan Documents and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 and 842 (Leases) and other related lease accounting guidance as in effect on December 31, 2018 and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Borrower or any Subsidiary at “fair value”, as defined therein. Available Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously. Pro Forma Calculations. (a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio, and compliance with covenants determined by reference to Consolidated EBITDA or Total Assets, shall be calculated in the manner prescribed by this Section 1.06; provided, that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.06, (A) when calculating any such ratio or test for purposes of (i) the definition of “Applicable Rate”, and (ii) Section 6.12 (other than for the purpose of determining Pro Forma Compliance with Section 6.12), the events described in this Section 1.06 that occurred subsequent to the end of the applicable Test Period shall not be given Pro Forma Effect and cash and Permitted Investments included on the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the date of the event for which the calculation of any such ratio is made shall be taken into account in lieu of cash or Permitted Investments as of the last day of the relevant Test Period and (B) when calculating any such ratio or test for purposes of the incurrence of any Indebtedness, cash and Permitted Investments resulting from the incurrence of any such Indebtedness shall be excluded from the pro forma calculation of any applicable ratio or test. In addition, whenever a financial ratio or test is to be calculated on a Pro Forma Basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test

-48- Period for which internal financial statements of Holdings are available (as determined in good faith by the Borrower) (it being understood that for purposes of determining Pro Forma Compliance with Section 6.12, if no Test Period with an applicable level cited in Section 6.12 has passed, the applicable level shall be the level for the first Test Period cited in Section 6.12 with an indicated level). (b) For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated EBITDA or Total Assets, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.06) that (i) have been made during the applicable Test Period or (ii) if applicable as described in clause (a) above, have been made subsequent to such Test Period and prior to or substantially concurrently with the event for which the calculation of any such ratio is made shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA, Total Assets and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Holdings or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.06, then such financial ratio or test (or Total Assets) shall be calculated to give Pro Forma Effect thereto in accordance with this Section 1.06. (c) Whenever Pro Forma Effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and, in the case of any “Test Period” determined by reference to internal financial statements of Holdings (as opposed to the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)), as set forth in a certificate of a responsible financial or accounting officer of the Borrower (with supporting calculations), and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies resulting from or relating to, any Specified Transaction (including the Transactions) to the extent permitted by the definition of “Consolidated EBITDA.” (d) In the event that Holdings or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by repurchase, redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness (in each case, other than Indebtedness incurred or repaid (other than Indebtedness incurred or repaid (other than any repayment from the proceeds of other Indebtedness) under any revolving credit facility unless such Indebtedness has been permanently repaid and not replaced)) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving Pro Forma Effect to such incurrence, assumption, guarantee, repurchase, redemption, repayment, retirement, discharge, defeasance or extinguishment of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period. (e) As relates to any action being taken solely in connection with a Limited Condition Transaction, for purposes of: (i) determining compliance with any provision of this Agreement (other than the Financial Covenant) which requires the calculation of any financial ratio or test, including the First Lien Net Leverage Ratio, Secured Net Leverage Ratio, Total Net Leverage Ratio and Fixed Charge Coverage Ratio, or (ii) testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Total Assets), in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction (and the other transactions to be entered into in connection therewith, including any incurrence of

-49- Indebtedness and the use of proceeds thereof, as if they had occurred on the first day of the most recent Test Period ending prior to the LCT Test Date (except with respect to any incurrence or repayment of Indebtedness for purposes of the calculation of any leverage-based test or ratio, which shall in each case be treated as if they had occurred on the last day of such Test Period)), the Borrower would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with; provided that if financial statements for one or more subsequent fiscal periods shall have become available, the Borrower may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

-50- Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. ARTICLE II The Credits Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make an Initial Term Loan to the Borrower on the Closing Date in a principal amount not exceeding its Initial Term Commitment, (b) if requested by the Borrower, to make Revolving Loans to the Borrower on the Closing Date, (c) to make Revolving Loans to the Borrower following the Closing Date and from time to time during its Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment (taking into account any increase in such Lender’s Revolving Commitment pursuant to Amendment No. 1 on and after the Amendment No. 1 Effective Date) (and, in the case of any Issuing Bank unless waived by such Person in its sole discretion, that will not result in the aggregate amount of the Revolving Loans funded by such Person, when aggregated with the face amount of all Letters of Credit issued by such Person, exceeding the amount of such Person’s Revolving Commitment) and (d)(i) that each Converted Initial Term Loan of each Amendment No. 1 Consenting Term Lender shall be converted into a Tranche B-1 Term Loan of such Lender as of the Amendment No. 1 Effective Date in a like principal amount and (ii) the Additional Term B-1 Lender will make a Loan to the Borrower in the form of a Tranche B-1 Term Loan on the Amendment No. 1 Effective Date in a principal amount equal to its Additional Tranche B-1 Commitment. The Borrower shall designate in the relevant Borrowing Request whether each Borrowing will be maintained as a Term Benchmark Loan or an ABR Loan and, if such Borrowing is to be a Term Benchmark Borrowing, the Interest Period with respect thereto. Amounts repaid or prepaid in respect of Initial Term Loans or Tranche B-1 Term Loans may not be reborrowed. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. (b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith. (c) At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time. There shall not at any time be more than a total of 20 Term Benchmark Borrowings outstanding. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments. (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the InitialTranche B-1 Term Maturity Date, as applicable. Requests for Borrowings. To request a Revolving Borrowing or Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Term Benchmark Borrowing, not later than 12:00 noon, New York City time, three (3) Business Days before the

-51- date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02: (i) whether the requested Borrowing is to be a Revolving Borrowing or a Term Loan Borrowing, (ii) the aggregate amount of such Borrowing, (iii) the date of such Borrowing, which shall be a Business Day, (iv) whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing, (v) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”, and (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. [Reserved]. Letters of Credit. (a) General. Upon satisfaction of the conditions specified in Section 4.01 on the Closing Date, each Existing Letter of Credit will, automatically and without any action on the part of any Person, be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of additional Letters of Credit for its own account (or for the account of any of its subsidiaries so long as the Borrower is a co-applicant), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank at any time and from time to time during the relevant Issuing Bank’s Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. (b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (at least three Business Days in advance of the requested date of issuance, amendment or extension, unless a shorter period is agreed to by the Issuing Bank) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing

-52- Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the LC Exposure shall not exceed the Letter of Credit Sublimit and, unless otherwise agreed by any Issuing Bank in its sole discretion, the LC Exposure in respect of Letters of Credit issued by any Issuing Bank shall not exceed such Issuing Bank’s Letter of Credit Commitment, (ii) no Revolving Lender’s Revolving Exposure shall exceed such Revolving Lender’s Revolving Commitment and (iii) unless otherwise consented by the Issuing Bank in its sole discretion, the aggregate principal amount of outstanding Revolving Loans of such Issuing Bank, when aggregated with the face amount of all Letters of Credit issued by such Issuing Bank, shall not exceed the amount of such Issuing Bank’s Revolving Commitment. An Issuing Bank shall not be under any obligation to issue, amend or extend any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or request that such Issuing Bank refrain from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, the issuance, amendment or extension of letters of credit generally or such Letter of Credit in particular, or any such order, judgment or decree, or law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such Issuing Bank in good faith deems material to it; or (ii) the issuance, amendment or extension of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally. (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is 12 months after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, 12 months after such extension) and (ii) the date that is five (5) Business Days prior to the Revolving Maturity Date (except to the extent cash collateralized or backstopped prior to such date, extension thereof, pursuant to arrangements reasonably acceptable to the Issuing Bank and the Administrative Agent (including, if satisfactory to such Issuing Bank and the Administrative Agent, the arrangement contemplated by Section 2.23)). Any Letter of Credit may provide for automatic extension thereof for additional periods of up to 12 months at a time (but in no event shall such period extend beyond the date referred to in clause (ii)). (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in any such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under any such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Maturity Date. Each such payment shall be made without any offset abatement, withholding or reduction whatsoever. Each Revolving Lender acknowledges and agrees that its obligations to assume and acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day

-53- immediately following the day that the Borrower receives notice of such LC Disbursement; provided that, if such LC Disbursement is not less than $2,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request (and, if the Borrower fails to reimburse such LC Disbursement when due, the Borrower shall be deemed to have requested) in accordance with Section 2.03 that such LC Disbursement be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing (and the time for reimbursement of such LC Disbursement shall automatically be extended to the Business Day following such request or deemed request). If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. (f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder;

-54- provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section 2.05. (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.05 to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment. (i) Replacement of the Issuing Bank. (i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. (ii) Subject to the appointment and acceptance by the Borrower and the Administrative Agent of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with (and subject to the continuing obligations under) Section 2.05(i)(i). (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, the Required Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash equal to 103% the LC Exposure as of such date plus any accrued and unpaid fees thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (h) or (i) of Section 7.01. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b) and Section 2.22. Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Revolving Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a

-55- result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. (k) Additional Issuing Banks. The Borrower may at any time, and from time to time, designate one or more additional Lenders to act as an issuing bank under this Agreement with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender. Any Lender designated as an issuing bank pursuant to this Section 2.05(k) shall be deemed to be and shall have all the rights and obligations of an “Issuing Bank” hereunder. (l) Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank (other than the Administrative Agent or its Affiliates) shall (i) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof (or, if earlier, the time specified thereon) and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and the Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised the Issuing Bank that such issuance, amendment or extension would cause (I) the aggregate LC Exposure to exceed the Letter of Credit Sublimit or (II) any Revolving Lender’s Revolving Exposure to exceed such Revolving Lender’s Revolving Commitment, (B) on each Business Day on which such Issuing Bank makes any disbursement under any Letter of Credit, the date of such disbursement and the amount of such disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request. (m) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time (or, in the case of an ABR Loan to be made on the day the Borrowing Request in respect thereof is delivered, 3:00 p.m., New York City time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank. (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with

-56- interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Interest Elections. (a) Each Revolving Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as designated by Section 2.01 or 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. (b) To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower. (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day, (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing, and (iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.” If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. (f) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so

-57- long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Initial Term Commitments shall terminate at 5:00 p.m., New York City time, on the Closing Date and, (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date. and (iii) the Additional Tranche B-1 Commitment shall terminate at 5:00 p.m., New York City time, on the Amendment No. 1 Effective Date. (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if (unless it is otherwise backstopped pursuant to arrangements reasonably acceptable to the Issuing Bank and the Administrative Agent), after giving effect to any concurrent prepayment of the Revolving Loans and/or cash collateralization of outstanding Letters of Credit in a manner reasonably satisfactory to the applicable Issuing Bank and the Administrative Agent and in a face amount equal to 103% of the outstanding amount of the applicable LC Exposure in respect thereof, the aggregate Revolving Exposures of any Class would exceed the aggregate Revolving Commitments of such Class. (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.08 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, or the closing of a refinancing transaction, a sale of all or substantially all of the assets of the Borrower and its Subsidiaries or a Change of Control, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent) on or prior to the specified effective date if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each InitialTranche B-1 Term Loan of such Lender as provided in Section 2.10. (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein

-58- shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Amortization of Term Loans. (a) The Borrower shall repay InitialTranche B-1 Term Loan Borrowings on the last Business Day of each of March, June, September and December (commencing on December 31 2024June 30, 2025) in an amount equal to 0.25% of the original principal amount of the InitialTranche B-1 Term Loans (as adjusted from time to time pursuant to Section 2.11(e) and 2.11(i)). (b) To the extent not previously paid, all InitialTranche B-1 Term Loans shall be due and payable on the InitialTranche B-1 Term Maturity Date. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing of any Class of Loans, in whole or in part, as selected by the Borrower in its sole discretion and subject to the requirements of this Section 2.11 and the payment of any premium as provided in Section 2.12(c). (b) In the event and on such occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Collateral Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess. (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall, promptly after such Net Proceeds are received by Holdings, the Borrower or such Restricted Subsidiary (and in any event not later than the fifth Business Day after such Net Proceeds are received), prepay Term Loan Borrowings in an amount equal to the Asset Sale Percentage of such Net Proceeds; provided that to the extent required by the terms of any Permitted Debt that is secured by the Collateral on a pari passu basis with the Obligations, the Borrower may, in lieu of prepaying Term Loans with such portion of the Net Proceeds of any prepayment event described in clause (a) or clause (b) of the definition of “Prepayment Event”, apply a portion of such Net Proceeds (based on the respective principal amounts at such time of (A) such Permitted Debt and (B) the Term Loans) to repurchase or redeem such Permitted Debt; provided further that in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that Holdings, the Borrower and the Restricted Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire or replace real property, equipment or other tangible assets (excluding inventory) to be used in the business of Holdings, the Borrower and the Restricted Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate, except to the extent of any such Net Proceeds therefrom that have not been so applied or contractually committed in writing by the end of such 365-day period (and, if so contractually committed in writing but not applied prior to the end of such 365-day period, applied within 180 days of the end of such period), promptly after which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

-59- (d) Following the end of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2025, the Borrower shall prepay Term Loan Borrowings in an amount equal to the excess of (A) the ECF Percentage of Excess Cash Flow for such year over (B) the sum of (x) the principal amount of Term Loans prepaid pursuant to Section 2.11(a) and the amount expended to prepay Term Loans pursuant to Section 2.11(i), in each case, during such year or, at the option of the Borrower, and without duplication of amounts included in this clause (B) for any other year, following the last day of such year and prior to the date of such prepayment, (y) the amount expended to prepay Permitted Debt that is secured on a pari passu basis with the Obligations during such year or, at the option of the Borrower, and without duplication of amounts included in this clause (B) for any other year, following the last day of such year and prior to the date of such prepayment and (z) the amount of Loans under Revolving Commitments, Extended Revolving Commitments and Incremental Revolving Commitments that are repaid during such year or, at the option of the Borrower, and without duplication of amounts included in this clause (B) for any other year, following the last day of such year and prior to the date of such prepayment, in the case of this clause (z), to the extent accompanied by a reduction in the related commitment and, in the case of each of the foregoing clauses (x), (y) and (z), other than any repayment in connection with a refinancing. Each prepayment pursuant to this Section 2.11(d) shall be made within five (5) Business Days of the date on which financial statements are delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated and the related Compliance Certificate has been delivered pursuant to Section 5.01(c) (and in any event within 95 days after the end of such fiscal year). (e) Each prepayment of Term Loans pursuant to clauses (a), (c) or (d) of this Section 2.11 (A) shall be applied either (x) ratably to each Class of Term Loans then outstanding or (y) as selected by the Borrower in its sole discretion in the notice delivered pursuant to clause (f) below, to any Class or Classes of Term Loans, (B) shall be applied to scheduled amortization with respect to each such Class for which prepayments will be made, in a manner determined at the discretion of the Borrower in the applicable notice and, if not specified, in direct order of maturity to repayments thereof required pursuant to Section 2.10(a) and (C) shall be paid to the Class of Lenders in accordance with their respective pro rata share (or other applicable share provided by this Agreement) of each such Class of Term Loans, subject to clause (f) below. Notwithstanding clause (A) above, prepayments with Net Proceeds from any event described in clause (c) of the definition of the term “Prepayment Event” shall be applied to the Class or Classes of Term Loans selected by the Borrower. Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall determine in accordance with the foregoing provisions of this Section 2.11 the Borrowing or Borrowings of each applicable Class to be prepaid and shall specify such determination in the notice of such prepayment pursuant to paragraph (f) of this Section 2.11. (f) The Borrower shall notify the Administrative Agent by facsimile or telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 12:00 noon, New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid, the Class of Loans to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, (i) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 and (ii) otherwise if a notice of prepayment is given under this Section 2.11, such notice of prepayment may be conditioned upon the effectiveness of other credit facilities or the closing of a refinancing transaction, a sale of all or substantially all of the assets of the Borrower and its Subsidiaries or a Change of Control and such notice of prepayment may be revoked if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans of each applicable Lender included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 but shall in no event include premium or penalty. The Borrower shall prepay any Initial Term Loans that are not Converted Initial Term Loans on the Amendment No. 1 Effective Date.

-60- (g) Each Term Lender may reject all or a portion of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (c) and (d) of this Section 2.11 (except in respect of mandatory prepayments made with Net Proceeds from any event described in clause (c) of the definition of the term “Prepayment Event”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one (1) Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender of Term Loans fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of its Term Loans. Any Declined Proceeds shall be offered to the Lenders of Term Loans not so declining such prepayment on a pro rata basis in accordance with the amounts of the Term Loans of each such Lender (with such non-declining Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such non-declining Lenders of its Term Loans elect to decline their pro rata shares of such Declined Proceeds, any Declined Proceeds remaining thereafter shall be retained by the Borrower (such remaining Declined Proceeds, the “Borrower Retained Prepayment Amounts”). (h) Notwithstanding any other provisions of this Section 2.11, (i) to the extent that any of or all the Net Proceeds of any disposition by a Foreign Subsidiary (“Foreign Disposition”), the Net Proceeds of any casualty event from a Foreign Subsidiary (a “Foreign Casualty Event”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, an amount equal to the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.11 so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and (ii) to the extent that the repatriation of any of or all the Net Proceeds of any Foreign Disposition or any Foreign Casualty Event or Excess Cash Flow attributable to Foreign Subsidiaries would have adverse tax consequences (as reasonably determined in good faith by the Borrower) with respect to such Net Proceeds or Excess Cash Flow, an amount equal to such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.11; provided that, if and to the extent any such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law at any time during the one (1) year period immediately following the date on which the applicable mandatory prepayment pursuant to this Section 2.11 was required to be made, such repatriation will be promptly effected and an amount equal to such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than five (5) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.11 to the extent provided herein. For the avoidance of doubt, the non-application of any Net Proceeds pursuant to this Section 2.11(h) shall not constitute a Default or an Event of Default. (i) In addition to any prepayment of Term Loans pursuant to Section 2.11(a), Holdings, the Borrower or any Subsidiary may at any time prepay Term Loans of any Class of any Lender at such price or prices as may be mutually agreed by Holdings, the Borrower or such Subsidiary, on the one hand, and such Lender, on the other hand (which, for avoidance of doubt, may be a prepayment at a discount to par), pursuant to individually negotiated transactions or offers to prepay that are open to Lenders of Term Loans of any Class(es) selected by Holdings, the Borrower or such Subsidiary so long as (x) immediately after giving effect to any such prepayment pursuant to this Section 2.11(i), no Event of Default has occurred and is continuing, (y) no proceeds of Revolving Loans are utilized to fund any such prepayment and (z) Holdings, the Borrower or such Subsidiary, as applicable, and each Lender whose Term Loans are to be prepaid pursuant to this Section 2.11(i) execute and deliver to the Administrative Agent an instrument identifying the amount of Term Loans of each Class of each such Lender to be so prepaid, the date of such prepayment and the prepayment price therefor. The principal amount of any Term Loans of any Class prepaid pursuant to this paragraph (i) shall reduce remaining scheduled amortization for such Class of Term Loans on a pro rata basis. (j) Notwithstanding anything in this Agreement to the contrary, in the event that on any date, an outstanding Term Loan of a Lender would otherwise be repaid or prepaid from the proceeds of any new Term

-61- Loans to be established on such date then, if agreed to by the Borrower and such Lender and notified to the Administrative Agent, such outstanding Term Loan of such Lender may be converted on a “cashless” basis into a new Term Loan of the applicable Class being established on such date. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which its Revolving Commitments terminate. Accrued commitment fees shall be payable quarterly in arrears in respect of the Revolving Commitments 15 days after the end of each fiscal quarter and on the date on which the applicable Revolving Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender. (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of issuance of any Letter of Credit to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at a rate equal to 0.125% per annum on the available balance of all Letters of Credit issued by such Issuing Bank during the period from and including the Closing Date to but excluding the later of the date of termination of its Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable quarterly in arrears 15 days after the end of each fiscal quarter, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Issuing Bank’s Revolving Commitments terminate and any such fees accruing after the date on which the Issuing Bank’s Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 30 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (c) In the event that a Repricing Transaction occurs following the ClosingAmendment No. 1 Effective Date and on or prior to the date that is six (6) months after the ClosingAmendment No. 1 Effective Date, the Borrower shall pay each Lender a fee equal to 1.00% of the principal amount of such Lender’s InitialTranche B- 1 Term Loans that are subject to such Repricing Transaction (it being understood that if any Non-Consenting Lender is required to assign its InitialTranche B-1 Term Loans pursuant to Section 9.02 in connection with a Repricing Transaction, such fee shall be paid to such Non-Consenting Lender and not to its assignee). (d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Fee Letter. (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

-62- (b) The Loans comprising each Term Benchmark Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Loans comprising each RFR Borrowing shall bear interest at Daily Simple SOFR plus the Applicable Rate. (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section 2.13. (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the applicable Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the applicable Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Benchmark shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple SOFR; or (ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if

-63- any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day. (b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Class Lenders of each Class. (c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14. (e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (i) if a tenor that was removed pursuant to clause (i) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the

-64- Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing or RFR Borrowing, as applicable, into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan. Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank, (ii) subject the Administrative Agent, any Lender or the Issuing Bank to any Taxes (other than (A) Indemnified Taxes or Other Taxes indemnified under Section 2.17, or (B) Excluded Taxes) on its loans, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on any Lender or the Issuing Bank any other condition affecting this Agreement or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Administrative Agent, such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as applicable, for such additional costs incurred or reduction suffered. (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

-65- (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as applicable, the amount shown as due on any such certificate within 30 days after receipt thereof. (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term Benchmark Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR that would have been applicable to such Loan (excluding any “floor” applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the Term SOFR applicable to such Interest Period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. Notwithstanding the foregoing, no additional amounts shall be due and payable pursuant to this Section 2.16 to the extent that on the relevant due date the Borrower deposits in a Prepayment Account an amount equal to any payment of Term Benchmark Loans otherwise required to be made on a date that is not the last day of the applicable Interest Period; provided that on the last day of the applicable Interest Period, the Administrative Agent shall be authorized, without any further action by or notice to or from the Borrower or any other Loan Party, to apply such amount to the prepayment of such Term Benchmark Loans. For purposes of this Agreement, the term “Prepayment Account” means a non-interest bearing account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section 2.16. Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except to the extent required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then (i) the applicable withholding agent shall make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (ii) to the extent such Tax is an Indemnified Tax or Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.17), the Lender (or, in the case of any amount received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

-66- (b) Without duplication of other amounts payable by the Borrower under this Section 2.17, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document, or Other Taxes payable or paid by the Administrative Agent or such Lender, as applicable, (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.17(c), the Borrower shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17(c) for any incremental interest, penalties or expenses resulting from the failure of the Administrative Agent or such Lender to notify the Borrower of such possible indemnification claim within 270 days after the Administrative Agent or such Lender receives written notice from the applicable taxing authority of the specific tax assessment giving rise to such indemnification claim. (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, if any, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (e) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, on or prior to the Closing Date in the case of each Foreign Lender that is a signatory hereto, and on the date of assignment pursuant to which it becomes a Lender in the case of each other Lender and from time to time thereafter as reasonably requested by either of the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 2.17(e)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so. (ii) Without limiting the generality of the foregoing: (A) each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent two duly completed and executed copies of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax, (B) each Foreign Lender shall deliver to the Borrower and the Administrative Agent two duly completed and executed copies of whichever of the following is applicable: (1) IRS Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits under an income tax treaty to which the United States is a party, (2) IRS Form W-8ECI, (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of

-67- Exhibit K-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no interest payments under any Loan Documents are effectively connected with such Foreign Lender’s conduct of a United States trade or business (a “U.S. Tax Compliance Certificate”) and (y) IRS Form W-8BEN or W-8BEN-E, as applicable, or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W- 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K- 3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner; (5) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (C) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (iii) Notwithstanding any other provision of this Section 2.17(e), a Lender shall not be required to deliver any form or other documentation that such Lender is not legally eligible to deliver. (iv) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender pursuant to this Section 2.17(e). (f) On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall provide to the Borrower, two duly-signed, properly completed copies of (i) IRS Form W-9, or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY evidencing its agreement with the Borrower to be treated as a “United States person” within the meaning of Section 7701(a)(30) of the Code with respect to amounts received on account of any Lender, and IRS Form W-8ECI (with respect to amounts received on its own account). At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower. (g) If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund (whether in cash or by offset against taxes otherwise due) of any Taxes as to which it has been indemnified (including by the payment of additional amounts) pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes giving rise to such refund), net of

-68- all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower pursuant to this Section 2.17(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower or any other Loan Party pursuant to this Section 2.17(g) to the extent that such payment would place the Administrative Agent or such Lender, as applicable, in a less favorable net after-Tax position than the Administrative Agent or such Lender, as applicable would have been in if the Tax subject to the indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person. (h) For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) at or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 3:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 500 Stanton Christiana Road, 3/Ops2, Newark, DE 19713 (or such other office as from time to time the Administrative Agent shall designate by notice to the Borrower), except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars. (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties. (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise except as expressly provided in this Agreement, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Holdings, the Borrower or any Subsidiary pursuant to and in accordance with the express terms of

-69- this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements (but excluding, for the avoidance of doubt, prepayments pursuant to Section 2.11(i)) to any assignee or participant, other than to the Borrower or any Subsidiary (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. For purposes of subclause (c) of the definition of Excluded Taxes, a Lender that acquires a participation pursuant to this Section 2.18(c) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates. (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(a), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. If any Revolving Lender shall fail to make any payment required to be made by it pursuant to 2.05(d) or (e), 2.06(a), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Revolving Lender and for the benefit of the Administrative Agent or the Issuing Bank to satisfy such Revolving Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated non-interest bearing account as cash collateral for, and application to, any future funding obligations of such Revolving Lender under such Sections, in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If any Lender is affected in the manner described in Section 2.14(c) and as a result thereof any of the actions described in such Section is required to be taken, or if any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the

-70- Administrative Agent and, if a Revolving Commitment is being assigned, each Issuing Bank, which consent shall, in each case, not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto. Incremental Extensions of Credit. (a) Subject to the terms and conditions set forth herein, the Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Revolving Commitments (a “Revolving Commitment Increase”) or the establishment of one or more new Classes of revolving credit commitments (any such new commitments, collectively with any Revolving Commitment Increases, the “Incremental Revolving Commitments” and the Incremental Revolving Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders. (b) On the applicable date (each, an “Incremental Facility Closing Date”) specified in the applicable Additional Credit Extension Amendment (including through any Term Loan Increase or Revolving Commitment Increase, as applicable), subject to the satisfaction of the terms and conditions in this Section 2.20 and in the applicable Additional Credit Extension Amendment, (i) (A) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (B) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto and (ii) (A) each Incremental Revolving Lender of such Class shall make its Commitment available to the Borrower (when borrowed, an “Incremental Revolving Loan” and, collectively with any Incremental Term Loan, “Incremental Extensions of Credit”) in an amount equal to its Incremental Revolving Commitment of such Class and (B) each Incremental Revolving Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Commitment of such Class and the Incremental Revolving Loans of such Class made pursuant thereto. (c) Each Incremental Loan Request from the Borrower pursuant to this Section 2.20 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Commitments. Incremental Term Loans may be made, and Incremental Revolving Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Incremental Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, an “Incremental Revolving Lender” or “Incremental Term Lender”, as applicable, and, collectively, the “Incremental Lenders”); provided that the Administrative Agent and each Issuing Bank shall have consented (in each case, not to be unreasonably withheld, conditioned or delayed) to such Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Commitments, to the extent such consent, if any, would be required

-71- under Section 9.04(b) for an assignment of Term Loans or Revolving Commitments, as applicable, to such Lender or Additional Lender. (d) The effectiveness of any Additional Credit Extension Amendment pursuant to this Section 2.20, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the applicable date specified therein (the “Incremental Amendment Date”) of each of the following conditions, together with any other conditions set forth in the applicable Additional Credit Extension Amendment: (i) after giving effect to such Incremental Commitments, the conditions of Section 4.02 shall be satisfied; provided, that, in connection with any Incremental Commitment, which is being used to finance a Limited Condition Transaction, the Incremental Lenders party to such Additional Credit Extension Amendment shall be permitted to waive or limit (or not require the satisfaction of) in full or in part any of the conditions set forth in Section 4.02(a) (other than the accuracy, to the extent required under Section 4.02(a), of any Specified Representations) and Section 4.02(b) (other than with respect to any Event of Default under Section 7.01(a), (b), (h) or (i)) without the consent of the existing Lenders, (ii) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.20(d)(iii)) and each Incremental Revolving Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.20(d)(iii)), (iii) except in the case of Refinancing Term Loans or Refinancing Revolving Commitments (A) after giving Pro Forma Effect to both (x) the making of Incremental Term Loans or establishment of Incremental Revolving Commitments (assuming a borrowing of the maximum amount of Loans available under all Incremental Revolving Commitments (other than Refinancing Revolving Commitments in respect of Revolving Commitments in effect on the Closing Date)) under such Additional Credit Extension Amendment and (y) any Specified Transactions consummated in connection therewith, (1) if such Incremental Commitments rank pari passu in right of security with the Obligations, the First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period for which financial statements are internally available does not exceed 5.00:1.00, (2) if such Incremental Commitments rank junior in right of security to the Obligations, the Secured Net Leverage Ratio as of the last day of the most recently ended Test Period for which financial statements are internally available does not exceed 6.00:1.00, or (3) if such Incremental Commitments are unsecured, either (x) the Total Net Leverage Ratio as of the last day of the most recently ended Test Period for which financial statements are internally available does not exceed 6.50:1.00 or (y) the Fixed Charge Coverage Ratio as of the last day of the most recently ended Test Period for which financial statements are internally available is not less than 2.00:1.00, or (B) together with the Incremental Term Loans made and Incremental Revolving Commitments established under such Additional Credit Extension Amendment, the aggregate principal amount of Incremental Term Loans made and Incremental Revolving Commitments to be established in reliance on this clause (B) on such date, when aggregated with the other Free and Clear Usage Amount on such date, does not exceed the sum of (i) the greater of (x) $400,000,000 and (y) 100.0% of Consolidated EBITDA for the most recently ended Test Period plus (ii) the principal amount of any voluntary prepayments of Term Loans or Revolving Loans, to the extent accompanied by a permanent reduction in the Revolving Commitments (in each case, other than to the extent made with the proceeds of long-term Indebtedness); provided, that it is understood that (1) Incremental Term Loans and Incremental Revolving Commitments may be incurred under clause (A) and/or clause (B) above as selected by the Borrower in its sole discretion and (2) Incremental Term Loans and Incremental Revolving Commitments may be incurred under both clause (A) and clause (B) above, and proceeds from any such incurrence under both clause (A) and clause (B) may be utilized in a single transaction or series of related but substantially concurrent transactions by first calculating the incurrence under clause (A) (without giving effect to any Incremental Term Loans or Incremental Revolving Commitments incurred (or to be incurred) under clause (B)) and then calculating the incurrence under clause (B), and

-72- (iv) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (A) customary legal opinions, board resolutions and officers’ certificates (including solvency certificates) consistent (and in no event more extensive) with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Incremental Lenders are provided with the benefit of the applicable Loan Documents. (e) The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not consistent with any Class of Term Loans or Revolving Commitments, as applicable, each existing on the Incremental Facility Closing Date, shall be consistent with clauses (i) through (iii) below, as applicable, and otherwise reasonably satisfactory to the Administrative Agent (except for covenants or other provisions (a) conformed (or added) in the Loan Documents pursuant to the related Additional Credit Extension Amendment, (x) in the case of any Class of Incremental Term Loans and Incremental Term Commitments, for the benefit of the Term Lenders and (y) in the case of any Class of Incremental Revolving Loans and Incremental Revolving Commitments, for the benefit of the Revolving Lenders or (b) applicable only to periods after the Latest Maturity Date as of the Incremental Amendment Date); provided that in the case of a Term Loan Increase or a Revolving Commitment Increase, the terms, provisions and documentation (other than the Additional Credit Extension Amendment evidencing such increase) of such Term Loan Increase or Revolving Commitment Increase shall be identical (other than with respect to upfront fees, OID, interest rates or similar fees) to the applicable Class of Term Loans or Revolving Commitments being increased, in each case, as existing on the Incremental Facility Closing Date. In any event: (i) the Incremental Term Loans: (A) (I) shall rank pari passu or junior in right of payment with the Obligations and (II) shall be secured by the Collateral (and shall not be secured by any assets that do not constitute Collateral) and shall rank pari passu or junior in right of security with the Obligations or be unsecured (and, subject to a subordination agreement (if subject to payment subordination), or (if subject to lien subordination) a Junior Lien Intercreditor Agreement) and shall not be guaranteed by any Person that is not a Loan Party, (B) as of the Incremental Amendment Date, shall not have a final scheduled maturity date earlier than the InitialTranche B-1 Term Maturity Date, (C) as of the Incremental Amendment Date, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the InitialTranche B-1 Term Loans, (D) shall have an Applicable Rate, and subject to clauses (e)(i)(B) and (e)(i)(C) above, amortization determined by the Borrower and the applicable Incremental Term Lenders; provided the Applicable Rate and amortization for a Term Loan Increase shall be (x) the Applicable Rate and amortization for the Class being increased or (y) in the case of the Applicable Rate, higher than the Applicable Rate for the Class being increased as long as the Applicable Rate for the Class being increased shall be automatically increased as and to the extent necessary to eliminate such deficiency, (E) shall have fees determined by the Borrower and the applicable Incremental Term Loan Arranger(s) and/or Incremental Term Lenders, and (F) may participate (I) in any voluntary prepayments of any Class of Term Loans hereunder, in whole or in part, as selected by the Borrower in its sole discretion and subject to the requirements of Section 2.11 and (II) on a pro rata basis or less than pro rata basis (but not on a

-73- greater than pro rata basis (except for prepayments with Net Proceeds from any event described in clause (c) of the definition of the term “Prepayment Event” or on Incremental Term Loans that mature earlier than other then-outstanding Term Facilities)) in any mandatory prepayments of Term Loans hereunder. (ii) the Incremental Revolving Commitments and Incremental Revolving Loans: (A) (I) shall rank pari passu or junior in right of payment with the Obligations and (II) shall be secured by the Collateral and shall rank pari passu in right of security with the Obligations (and, subject to a subordination agreement (if subject to payment subordination)) and shall not be guaranteed by any Person that is not a Loan Party, (B) (I) shall not have a final scheduled maturity date or commitment reduction date earlier than the latest Revolving Maturity Date and (II) shall not have any scheduled amortization or mandatory commitment reduction prior to the latest Revolving Maturity Date, (C) may provide for the ability to participate with respect to borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the Incremental Revolving Commitments and (3) repayment made in connection with a permanent repayment and termination of commitments (in accordance with clause (E) below)) on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) with all Revolving Commitments then existing on the Incremental Facility Closing Date, (D) may be elected to be included as additional participations under the Additional Credit Extension Amendment, subject to (other than in the case of a Revolving Commitment Increase) the consent of the Issuing Bank, in which case, on the Incremental Amendment Date all Letters of Credit shall be participated on a pro rata basis by all Revolving Lenders in accordance with their percentage of the Revolving Commitments existing after giving effect to such Additional Credit Extension Amendment; provided, such election may be made conditional upon the maturity of one or more other Revolving Commitments; provided, further, that in connection with such election the Issuing Bank may, in its sole discretion and with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), agree in the applicable Additional Credit Extension Amendment to increase the Letter of Credit Sublimit so long as such increase does not exceed the amount of the additional Incremental Revolving Commitments, (E) may provide that the permanent repayment of Revolving Loans with respect to, and termination of, Incremental Revolving Commitments after the associated Incremental Facility Closing Date be made on a pro rata basis or less than pro rata basis with all other Revolving Commitments, (F) shall provide that assignments and participations of Incremental Revolving Commitments and Incremental Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans then existing on the Incremental Facility Closing Date, (G) shall have an Applicable Rate determined by the Borrower and the applicable Incremental Revolving Lenders; provided the Applicable Rate for a Revolving Commitment Increase shall be (x) the Applicable Rate for the Class being increased or (y) higher than the Applicable Rate for the Class being increased as long as the Applicable Rate for the Class being increased shall be automatically increased as and to the extent necessary to eliminate such deficiency, and

-74- (H) shall have fees determined by the Borrower and the applicable Incremental Revolving Commitment Arranger(s) and/or Incremental Revolving Lenders, (iii) the Yield applicable to the Incremental Term Loans or Incremental Revolving Loans of each Class shall be determined by the Borrower and the applicable Incremental Lenders and shall be set forth in each applicable Additional Credit Extension Amendment; provided, however, that with respect to any Incremental Term Loans (other than Refinancing Term Loans) that are pari passu in right of payment and security with the Obligations incurred on or prior to the date that is six months after the Closing Date, the Yield applicable to such Incremental Term Loans shall not be greater than the applicable Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Initial Term Loans plus 50 basis points per annum unless the Applicable Rate (together with, as provided in the proviso below, the Term SOFR or Alternate Base Rate floor) with respect to the Initial Term Loans is increased so as to cause the then applicable Yield under this Agreement on the Initial Term Loans to equal the Yield then applicable to the Incremental Term Loans minus 50 basis points; provided, further, that any increase in Yield to any Initial Term Loans due to the application or imposition of a Term SOFR or Alternate Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in (or implementation of, as applicable) the Term SOFR or Alternate Base Rate floor applicable to such Initial Term Loans. (f) Commitments in respect of Incremental Term Loans and Incremental Revolving Commitments shall become additional Commitments pursuant to an Additional Credit Extension Amendment, executed by the Borrower, each Incremental Lender providing such Commitments, the Administrative Agent and, for purposes of any election and/or increase the Letter of Credit Sublimit pursuant to Section 2.20(e)(ii)(D), each Issuing Bank. The Additional Credit Extension Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien or payment subordination and associated rights of the applicable Lenders to the extent any Incremental Extensions of Credit are to rank junior in right of security or payment or to address technical issues relating to funding and payments. The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Commitments for any purpose not prohibited by this Agreement. (g) Upon any Incremental Amendment Date on which Incremental Revolving Commitments are effected through a Revolving Commitment Increase pursuant to this Section 2.20, (a) each of the existing Revolving Lenders shall assign to each of the Incremental Revolving Lenders, and each of the Incremental Revolving Lenders shall purchase from each of the existing Revolving Lenders, at the principal amount thereof, such interests in the Incremental Revolving Loans outstanding on such Incremental Amendment Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments to the existing Revolving Commitments, (b) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan, (c) each Incremental Revolving Lender shall become a Lender with respect to the Incremental Revolving Commitments and all matters relating thereto and (d) the Borrower shall pay any amounts pursuant to Section 2.16. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. (h) The Incremental Term Loans made under each Term Loan Increase shall be made by the applicable Lenders participating therein pursuant to the procedures set forth in Section 2.01 and 2.02 (as may be conformed as necessary or appropriate as reasonably determined by the Administrative Agent) and on the date of the making of such Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.01 and 2.02, such Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under the applicable Class of Term Loans on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender under such Class will participate proportionately in each then outstanding Borrowing of Term Loans of such Class.

-75- (i) This Section 2.20 shall supersede any provisions in Sections 2.18 or 9.02 to the contrary. Extended Term Loans and Extended Revolving Commitments. (a) The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be amended to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.21. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the Existing Term Loan Class) (an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be consistent with the Term Loans under the Existing Term Loan Class from which such Extended Term Loans are to be converted except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Class to the extent provided in the applicable Additional Credit Extension Amendment, (ii) the Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Yield for the Term Loans of such Existing Term Loan Class and upfront fees may be paid to the existing Term Lenders, in each case, to the extent provided in the applicable Additional Credit Extension Amendment, and (iii) the Additional Credit Extension Amendment may provide for other covenants and terms that apply only after the InitialTranche B-1 Term Maturity Date. (b) Any Extended Term Loans converted pursuant to any Extension Request shall be designated a series of Extended Term Loans for all purposes of this Agreement; provided that, subject to the limitations set forth in clause (a) above, any Extended Term Loans converted from an Existing Term Loan Class may, to the extent provided in the applicable Additional Credit Extension Amendment and consistent with the requirements set forth above, be designated as an increase in any previously established Class of Term Loans. (c) The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the applicable Existing Term Loan Class are requested to respond. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request. Any Lender wishing to have all or a portion of its Term Loans under the Existing Term Loan Class subject to such Extension Request (such Lender, an “Extending Term Lender”) converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Class which it has elected to request be converted into Extended Term Loans (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and acceptable to the Borrower). In the event that the aggregate amount of Term Loans under the Existing Term Loan Class subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to an Extension Request, Term Loans of the Existing Term Loan Class subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis based on the amount of Term Loans included in each such Extension Election (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and acceptable to the Borrower). (d) The Borrower may, with only the consent of each Person providing an Extended Revolving Commitment, the Administrative Agent and any Person acting as issuing bank under such Extended Revolving Commitments, amend this Agreement pursuant to an Additional Credit Extension Amendment to provide for Extended Revolving Commitments and to incorporate the terms of such Extended Revolving Commitments into this Agreement on substantially the same basis as provided with respect to the Revolving Commitments; provided that (i) the establishment of any such Extended Revolving Commitments shall be accompanied by a corresponding reduction in the Revolving Commitments and (ii) any reduction in the Revolving Commitments may, at the option

-76- of the Borrower, be directed to a disproportional reduction of the Revolving Commitments of any Lender providing an Extended Revolving Commitment. (e) Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an Additional Credit Extension Amendment to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender or Lender providing an Extended Revolving Commitment which shall be consistent with the provisions set forth above (but which shall not require the consent of any other Lender other than those consents provided in this Section 2.21). Each Additional Credit Extension Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto. In connection with any Additional Credit Extension Amendment, the Loan Parties and the Administrative Agent shall enter into such amendments to the Security Documents as may be reasonably requested by the Administrative Agent (which shall not require any consent from any Lender other than those consents provided pursuant to this Agreement) in order to ensure that the Extended Term Loans or Extended Revolving Commitments are provided with the benefit of the applicable Security Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Administrative Agent. Notwithstanding anything herein to the contrary, with respect to any amendment to an existing Mortgage relating to Mortgaged Property located in New Jersey and Ohio, the Borrower shall not be required to deliver to the Administrative Agent or the Collateral Agent a datedown endorsement to any existing mortgage title policy relating to such Mortgaged Property. (f) The provisions of this Section 2.21 shall override any provision of Section 9.02 to the contrary. No conversion of Loans pursuant to any extension in accordance with this Section 2.21 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a), (b) the Revolving Commitment, Revolving Exposure or LC Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (ii) shall not apply to the vote of a Defaulting Lender, except to the extent the consent of such Lender would be required under clause (i), (ii), (iii) or (iv) in the proviso to the first sentence of Section 9.02(b), (c) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then: (i) so long as no Event of Default has occurred and is continuing as to which the Administrative Agent has received written notice from the Borrower or a Revolving Lender, all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that the sum of all non- Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments, (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent cash collateralize, for the benefit of the Issuing Bank only, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding, (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender

-77- pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized, (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages, and (v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized, and (vi) so long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non- Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.22(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(c)(i) (and such Defaulting Lender shall not participate therein). (d) If (i) a Bankruptcy Event with respect to a parent entity of any Lender shall occur following the Closing Date and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank to defease any risk to it in respect of such Lender hereunder. (e) In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold Revolving Loans in accordance with its Applicable Percentage (whereupon such Lender shall cease to be a Defaulting Lender). ARTICLE III Representations and Warranties Each of Holdings and the Borrower represents and warrants to the Lenders that: Organization; Power. Each of Holdings, the Borrower and the Restricted Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation (to the extent such concept exists in such jurisdiction), (b) has the requisite power and authority necessary to own its assets, to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and (c) except where the failure to do so, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification or good standing is required. Authorization; Enforceability. The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be

-78- a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any material Requirement of Law applicable to Holdings, the Borrower or any of the Restricted Subsidiaries, as applicable, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon Holdings, the Borrower or any of the Restricted Subsidiaries or any of their assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of the Restricted Subsidiaries or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation thereunder that is reasonably likely to result in a Material Adverse Effect, (d) will not result in a Limitation on any right, qualification, approval, permit, accreditation, authorization, Reimbursement Approval, license or franchise or authorization granted by any Governmental Authority, Third Party Payor or other Person applicable to the business, operations or assets of Holdings or any of the Restricted Subsidiaries or adversely affect the ability of Holdings or any of the Restricted Subsidiaries to participate in any Third Party Payor Arrangement except for Limitations, individually or in the aggregate, that are not reasonably likely to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of the Restricted Subsidiaries, except Liens created under the Loan Documents. There is no pending or, to the knowledge of the Borrower, threatened Limitation by any Governmental Authority, Third Party Payor or any other Person of any right, qualification, approval, permit, authorization, accreditation, Reimbursement Approval, license or franchise of Holdings or any Restricted Subsidiary, except for such Limitations, individually or in the aggregate, as are not reasonably likely to result in a Material Adverse Effect. No certifications by any Governmental Authority or any Third Party Payor are required for operation of the business of Holdings and the Restricted Subsidiaries that are not in place, except for such certifications or agreements, the absence of which is not reasonably likely to result in a Material Adverse Effect. Financial Condition; No Material Adverse Effect. (a) The Borrower has heretofore delivered to the Lenders Holdings’ consolidated balance sheet for the fiscal years ended December 31, 2023 and December 31, 2022 and consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of and for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021, reported on by PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied. (b) Except as disclosed in the financial statements referred to above or the notes thereto, after giving effect to the Transactions, none of Holdings or its Restricted Subsidiaries has, as of the Closing Date, any material direct or contingent liabilities. (c) Since December 31, 2023, there has been no event or circumstance, either individually or in the aggregate, that has had or is reasonably likely to result in a Material Adverse Effect. Properties. (a) Each of Holdings, the Borrower and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property necessary to the conduct of its business (including its Mortgaged Properties), free and clear of all Liens, except for Permitted Liens and defects that, in the aggregate, are not reasonably expected to result in a Material Adverse Effect. (b) Each of Holdings, the Borrower and the Restricted Subsidiaries owns, licenses or possesses the right to use all trademarks, trade names, copyrights, patents and other intellectual property material to its business and the conduct of the businesses of Holdings, the Borrower and the Restricted Subsidiaries does not

-79- infringe upon the intellectual property rights of any other Person, except for any failure of the foregoing that, individually or in the aggregate, would not reasonably be likely to result in a Material Adverse Effect. (c) Schedule 3.05 sets forth the address of each real property that is owned by Holdings, the Borrower or any of the Restricted Subsidiaries as of the Closing Date. (d) As of the Closing Date, neither Holdings or the Borrower nor any of the Restricted Subsidiaries has received written notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. As of the Closing Date, except as set forth on Schedule 3.05, neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein, other than Permitted Liens. Litigation and Environmental Matters. (a) Except as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings, the Borrower or any Restricted Subsidiary, threatened against or affecting Holdings, the Borrower or any Restricted Subsidiary, including any relating to any Environmental Law, that are reasonably likely to (i) result in a Material Adverse Effect or (ii) adversely affect in any material respect the ability of the Loan Parties to consummate the Transactions. (b) Except with respect to any other matters that, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect, none of Holdings, the Borrower nor any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) knows of any basis for any Environmental Liability or (iv) has received any written claim or notice of violation or of potential responsibility regarding any alleged violation of or liability under any Environmental Law. Compliance with Laws and Agreements. Except (a) with respect to any matters that, individually or in the aggregate, are not material to the business of Holdings and the Restricted Subsidiaries, taken as a whole, or (b) to the extent that the failure to comply is not reasonably likely to result in a Material Adverse Effect, each of Holdings, the Borrower and the Restricted Subsidiaries is in compliance with all material Requirements of Law applicable to it or its property or operations and is not in default under any material indentures, agreements and other instruments binding upon it or its property. Investment Company Status. None of Holdings, the Borrower, nor any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. Taxes. Each of Holdings, the Borrower and the Restricted Subsidiaries has timely filed or caused to be filed all federal and other Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so is not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect. ERISA. No ERISA Event has occurred or is reasonably likely to occur that, when taken together with all other such ERISA Events for which liability is reasonably likely to occur, is reasonably likely to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of such Plan as of such date, except as would not reasonably be likely to result in a Material Adverse Effect. Disclosure. None of the written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished),

-80- when furnished and taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to any projections, financial estimates, forecasts or other forward-looking material or information of a general economic or industry nature, and with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time made, it being understood that such projections may vary from actual results and that such variances may be material. Subsidiaries. As of the Closing Date, Holdings does not have any subsidiaries other than the Borrower, each Intermediate Holding Company and the Subsidiaries, Permitted Joint Ventures and Subsidiaries that are not Material Subsidiaries listed on Schedule 3.12. Schedule 3.12 sets forth the name of, and the ownership or beneficial interest of Holdings in, each subsidiary, including the Borrower, and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Holdings, the Borrower and the Restricted Subsidiaries as of the Closing Date. As of the Closing Date, all premiums in respect of such insurance have been paid. Holdings and the Borrower believe that the insurance maintained by or on behalf of Holdings and the Restricted Subsidiaries is adequate. Labor Matters. Except as would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Restricted Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened, (b) the hours worked by and payments made to employees of Holdings and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters, (c) all payments due from Holdings, the Borrower or any Restricted Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Restricted Subsidiary and (d) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Restricted Subsidiary is bound. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date, Holdings and its Subsidiaries, on a consolidated basis, are Solvent, in each case after giving effect to any rights of indemnification, contribution or subrogation arising among the Subsidiary Loan Parties pursuant to the Collateral Agreement or by law. Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (as defined in Regulation U). Reimbursement from Third Party Payors. The accounts receivable of Holdings, the Borrower and the Restricted Subsidiaries have been and will continue to be adjusted to reflect the reimbursement policies required by all applicable Requirements of Law and other Third Party Payor Arrangements to which Holdings, the Borrower or such Restricted Subsidiary is subject, and do not exceed in any material respect amounts Holdings or such Restricted Subsidiary is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost- based reimbursement or other adjustment or limitation to usual charges. All billings by Holdings, the Borrower and each Restricted Subsidiary pursuant to any Third Party Payor Arrangements have been made in compliance with all applicable Requirements of Law, except where failure to comply would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect. There has been no intentional or material over-billing or over-collection by Holdings or any Restricted Subsidiary pursuant to any Third Party Payor Arrangements, other than as created by routine adjustments and disallowances made in the ordinary course of business by the Third Party Payors with respect to such billings.

-81- Fraud and Abuse. None of Holdings, the Borrower or any Restricted Subsidiary, nor any of their respective partners, members, stockholders, officers or directors, acting on behalf of Holdings, the Borrower or any Restricted Subsidiary, have engaged on behalf of Holdings, the Borrower or any Restricted Subsidiary in any activities that are prohibited under 42 U.S.C. § 1320a-7, 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn, 31 U.S.C. § 3729 et seq., or the regulations promulgated thereunder, or related Requirements of Law, or under any similar state law or regulation, or that are prohibited by binding rules of professional conduct, including to the extent prohibited by such laws (a) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment, (b) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment, (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently, (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made, in whole or in part, pursuant to any Third Party Payor Arrangement to which the foregoing rules and regulations apply or (ii) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made, in whole or in part, pursuant to any Third Party Payor Arrangement to which the foregoing rules and regulations apply and (e) making any prohibited referral for designated health services, or presenting or causing to be presented a claim or bill to any individual, Third Party Payor or other entity for designated health services furnished pursuant to a prohibited referral. None of Holdings, the Borrower nor any Restricted Subsidiary shall be considered to be in breach of this Section 3.18 so long as (a) it shall have taken such actions (including implementation of appropriate internal controls) as may be reasonably necessary to prevent such prohibited actions and (b) such prohibited actions as have occurred, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect. Patriot Act, Etc To the extent applicable, Holdings and each of its Restricted Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by Holdings, each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Holdings, each of its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, any controlled Affiliate of Holdings, the Borrower or its Subsidiaries, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Holdings and its Subsidiaries being designated as a Sanctioned Person. None of (a) the Borrower, Holdings, any Subsidiary or to the knowledge of the Borrower, Holdings or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, Holdings, any agent of Holdings or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti- Corruption Law or applicable Sanctions. Security Documents. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Security Documents, together with such filings and other actions required to be taken hereby or by the applicable Security Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, except as otherwise provided hereunder, including subject to Permitted Liens, a legal, valid, enforceable and perfected first priority Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein. Notwithstanding anything herein (including this Section 3.20) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non- perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date and until required pursuant to Section 5.12, the pledge or creation of any security interest, or the

-82- effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.01(f). Compliance with Healthcare Laws . (a) Without limiting the generality of any other representation or warranty made herein, (i) each of the physicians, nurse practitioners, and physicians assistants who are employees, independent contractors or leased personnel of any Loan Party (“Licensed Personnel”) holds a valid and unrestricted license to practice his or her profession from each state in which he or she provides professional services on behalf of such Loan Party, and, when required, holds a valid and unrestricted Drug Enforcement Administration license and applicable state license to prescribe controlled substances, (ii) all Licensed Personnel, in the exercise of their respective duties on behalf of a Loan Party, are in compliance in all material respects with all Healthcare Laws, (iii) all agreements between a Loan Party and a hospital and all agreements between a Loan Party and Licensed Personnel are in compliance in all material respects with all Healthcare Laws and (iv) no Loan Party has been and no Licensed Personnel has been excluded from participation in any federal or state healthcare program or is listed on the General Services Administration list of excluded parties, except for failures of any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect. To the Borrower’s knowledge, each Loan Party has maintained in all material respects all records required to be maintained by state licensing boards and agencies, CMS, Drug Enforcement Agency and state boards of pharmacy and the federal and/or state healthcare programs as required by the Healthcare Laws and, to the Borrower’s knowledge, there are no presently existing circumstances which would result or likely would result in violations of the Healthcare Laws except such of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect. Each Loan Party will have, effective as of the Closing Date and at all times thereafter, such Permits, licenses, franchises, certificates and other material approvals or authorizations of governmental or regulatory authorities as are necessary under applicable Requirements of Law to own their respective properties and conduct their respective business (including such Permits as are required under such federal, state and other Healthcare Laws as are applicable thereto), and to receive reimbursement under federal and state healthcare programs in which such Loan Party participates, individually or in the aggregate, would not have a Material Adverse Effect. To the Borrower’s knowledge, there currently exist no restrictions, deficiencies, required plans of corrective actions or other such remedial measures with respect to federal and state Medicare and Medicaid Programs’ certifications or licensure, except such of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect. The Borrower has no knowledge that any condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, reasonably would be expected to result in the suspension, revocation, forfeiture, non-renewal of any governmental consent applicable to any Loan Party or Restricted Subsidiary of a Loan Party or such Loan Party’s participation in any federal and/or state healthcare program in which such Loan Party participates, any other material Third Party Payor Arrangement in which such Loan Party participates, which suspension, revocation, forfeiture or non-renewal would have, either individually or in the aggregate, a Material Adverse Effect; provided, however, nothing in the foregoing shall prohibit or prevent any Loan Party from terminating or causing the termination of any contract for the provision of Medical Services or participation in any Third Party Payor Arrangement in the ordinary course of the Loan Party’s business. (b) Each Loan Party that provides professional Medical Services and each of its Licensed Personnel has the requisite National Provider Identifier or other authorizations requisite to bill the Medicare and Medicaid programs in which such entities participate, and all other Third Party Payor Arrangements that such Loan Party currently bills except where the failure to have such authorization would not have, either individually or in the aggregate, a Material Adverse Effect. There is no investigation, audit, claim review or other action pending or, to the Borrower’s knowledge, threatened which could result in a revocation, suspension, termination, probation, restriction, limitation, or non-renewal of any Third Party Payor Arrangement, provider number or authorization or result in the exclusion of any Loan Party from the Medicare and Medicaid Programs, or from any Third Party Payor Arrangement, which revocation, suspension, termination, probation, restriction, limitation, non-renewal or exclusion would have, either individually or in the aggregate, a Material Adverse Effect. (c) As applicable, Holdings has adopted a compliance plan the purpose of which is to assure that each Loan Party and its Licensed Personnel is in material compliance with applicable Healthcare Laws.

-83- (d) No Loan Party that has entered into a management services agreement or other affiliation agreement with a professional corporation and professional association, and each such professional corporation and professional association, conducts its business in material compliance with all applicable Corporate Practice of Medicine Laws. HIPAA Compliance. To the extent that and for so long any Loan Party is a “covered entity” or “business associate” within the meaning of HIPAA, such Loan Party (x) is or will be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) and (y) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that would result in any of the foregoing or that would materially adversely affect a Loan Party’s business, operations, assets, properties or condition (financial or otherwise), in connection with any actual or potential violation by a Loan Party of the then effective provisions of HIPAA except, in each case, for such non-compliance, either individually or in the aggregate, as is not reasonably likely to result in a Material Adverse Effect. Affected Financial Institutions. No Loan Party is an Affected Financial Institution. Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. ARTICLE IV Conditions Closing Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived): (a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement. (b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders and Issuing Banks and dated the Closing Date) of each of (i) Dechert LLP, counsel for Holdings and the Borrower and (ii) Brownstein Hyatt Farber Schreck, LLP, counsel for the Borrower, as to matters of the laws of Nevada, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.

-84- (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent. (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02. (e) The Administrative Agent shall have received all fees and expenses due and payable on or prior to the Closing Date to the extent invoiced at least three (3) Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document. (f) The Collateral and Guarantee Requirement (other than subsection (f) thereof) shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released; provided that the Collateral Agent may, in its reasonable judgment, grant extensions of time for compliance with the Collateral and Guarantee Requirement by any Loan Party. (g) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.07(a) and the applicable provisions of the Security Documents, each of which (i) shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (ii) shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured or loss payee (as applicable) and (iii) shall be otherwise in form and substance reasonably satisfactory to the Administrative Agent. (h) The Administrative Agent shall have received a solvency certificate, dated the Closing Date and signed by the Chief Financial Officer of Holdings or a Financial Officer (immediately after giving effect to the Transactions) substantially in the form attached hereto as Exhibit G. (i) (x) The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information about Holdings, the Borrower and the Subsidiary Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been requested by the Administrative Agent in writing at least 10 Business Days prior to the Closing Date and (y) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least 10 Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification. (j) Immediately following or substantially concurrently with the borrowing of the Initial Loans hereunder, (i) the Borrower shall have received the proceeds of the Senior Notes and (ii) the Initial Public Offering shall be consummated. The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Each Credit Event. The obligation of each Lender to make any Loan or honor any Extension Request (other than a Borrowing Request requesting only a conversion of Loans to the other Type or a continuation

-85- of Term Benchmark Loans) on and after the Closing Date and of the Issuing Bank to issue, amend or extend any Letter of Credit, including, without limitation, on the Closing Date, is subject to satisfaction or waiver of the following conditions: (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct (or true and correct in all material respects, as the case may be) as of such earlier date). (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing. (c) The Administrative Agent and, if applicable, the relevant Issuing Bank shall have received a Borrowing Request in accordance with the requirements hereof. Each Borrowing (provided that a conversion or continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02. ARTICLE V Affirmative Covenants Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired, terminated or be cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the Issuing Bank and the Administrative Agent, and all LC Disbursements shall have been reimbursed, each of Holdings and its Restricted Subsidiaries covenants and agrees with the Lenders that: Financial Statements and Other Information. Holdings will furnish to the Administrative Agent (for distribution to each Lender): (a) within 90 days after the end of each fiscal year of Holdings commencing with the fiscal year ended December 31, 2024, (i) audited year-end consolidated financial statements of Holdings and its Restricted Subsidiaries (including a balance sheet, statement of operations and statement of cash flows and stockholders’ equity) as of the end of and for such fiscal year, and the related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, except as may be required solely as a result of the impending maturity of any Loan) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) if at any time Holdings or the Borrower is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Holdings and its consolidated Subsidiaries, (b) on September 9, 2024 for the fiscal quarter ending June 30, 2024 and within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings commencing with the fiscal quarter ending September 30, 2024, (i) unaudited quarterly consolidated financial statements of Holdings and its Restricted Subsidiaries (including a balance sheet, statement of operations and statement of cash flows) as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, setting forth in each case in comparative form the

-86- figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) if at any time Holdings or the Borrower is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Holdings and its consolidated Subsidiaries, (c) no later than five (5) days after the delivery of the financial statements referred to in Section 5.01(a) and Section 5.01(b) (commencing with the first full fiscal quarter after the Closing Date), a duly completed Compliance Certificate signed by a Financial Officer of Holdings, (d) [reserved], (e) within 30 days after the commencement of each fiscal year of Holdings, a reasonably detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations and cash flows as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget, (f) if at any time Holdings or the Borrower is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, promptly from time to time after the occurrence of an event required to be therein reported, such other reports containing substantially the same information that would have been required to be contained under Item 1.01 (entry into material agreement), Item 1.02 (termination of a material agreement), Item 1.03 (bankruptcy or receivership), Item 2.01 (completion of acquisition or disposition), Item 2.03 (creation of a direct financial obligation or an obligation under an off-balance sheet arrangement), Item 2.04 (accelerate or increase debt obligations or under an off-balance sheet arrangement), Item 2.06 (material impairments), Item 4.01 (changes in certifying accountant), Item 4.02 (non-reliance on previously issued financial statements or a related audit report or interim review) or Item 5.02(a), (b) or (c) (departure of directors or certain officers) (other than any information relating to compensation arrangements with any directors or officers) in a Current Report on Form 8-K under the Exchange Act; provided, however, that trade secrets and other confidential information that is competitively sensitive, or information that Holdings or the Borrower is otherwise prohibited by law or contract from disclosing, in each case in the good faith and reasonable determination of Holdings or the Borrower, may be excluded from disclosures, (g) simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) of this Section 5.01, reasonably detailed financial information showing separately the financial position and results of Holdings and its Restricted Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other hand, as of and for the applicable periods covered by such financial statements, and (h) promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Restricted Subsidiary or any Plan, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti- money laundering rules and regulations, including the Patriot Act, and the Beneficial Ownership Regulation. The Borrower represents and warrants that it, Holdings and its Subsidiaries, either (i) have no registered or publicly traded securities outstanding, or (ii) file Holdings’ consolidated financial statements with the SEC and/or make such financial statements available to potential holders of any of their 144A securities, and, accordingly, the Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 5.01(a) above, along with the Loan Documents, available to Public-Siders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrower has no outstanding

-87- publicly traded securities, including 144A securities. In no event shall the Administrative Agent post compliance or borrowing base certificates or budgets to Public-Siders. Documents required to be delivered pursuant to Section 5.01 may, at the Borrower’s option, be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s (or Holdings’ or any Parent’s) website on the Internet at the website address previously provided to the Administrative Agent in writing (or such other website address as the Borrower may specify by written notice to the Administrative Agent from time to time), or (ii) on which such documents are posted on the Borrower’s (or Holdings’ or any Parent’s) behalf on an Internet or intranet website to which each Lender, the Administrative Agent and the Collateral Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) upon the reasonable request of the Administrative Agent or the Collateral Agent with respect to any specific document so delivered electronically, the Borrower shall promptly deliver a physical copy of such document and (ii) the Borrower shall notify (which notice may be by facsimile or electronic mail) the Administrative Agent of the posting by the Borrower of any such documents on any such website (other than a website maintained for or sponsored by the Administrative Agent) and the electronic location at which such documents may be accessed. To the extent any report or other information under this Section 5.01 is not delivered within the time periods specified under this Section 5.01 and such report or other information is subsequently delivered prior to the time such failure results in an Event of Default due to the Borrower’s failure to deliver such report or other information within such requisite time periods, the Borrower will be deemed to have satisfied its obligations under this Section 5.01 and any Default with respect to its obligations under this Section 5.01 shall be deemed to have been cured (but not any Default under any other provision of this Agreement). The Borrower may satisfy its obligation to deliver any report or other information to Lenders at any time by filing such information with the SEC and providing written notice (which notice may be by facsimile or electronic mail) to the Administrative Agent that such information has been filed. Notices of Material Events. (a) The Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent), written notice of the following promptly after obtaining knowledge thereof: (i) the occurrence of any Default, (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against Holdings or any of its Restricted Subsidiaries that could in each case reasonably be expected to result in a Material Adverse Effect, (iii) the occurrence of any ERISA Event which could reasonably be expected to result in a Material Adverse Effect, (iv) the receipt by Holdings or any of its Restricted Subsidiaries of any of the following, but only to the extent that any of the following results in, or is reasonably likely to result in, a Material Adverse Effect, (i) any notice of any loss of (A) accreditation from the Joint Commission on Accreditation of Healthcare Organizations or (B) any governmental right, qualification, permit, accreditation, approval, authorization, Reimbursement Approval, license or franchise or (ii) any notice, compliance order or adverse report issued by any Governmental Authority or Third Party Payor that, if not promptly complied with or cured, could result in (A) the suspension or forfeiture of any governmental right, qualification, permit, accreditation, approval, authorization, Reimbursement Approval, license or franchise necessary for Holdings or any of its Restricted Subsidiaries to carry on its business as now conducted or as proposed to be conducted or (B) any other Limitation imposed upon Holdings or any of its Restricted Subsidiaries, (v) any Change in Law of the type described in clause (a) or (b) of such definition relating to any Third Party Payor Arrangement that results in, or is reasonably likely to result in, a Material Adverse Effect, and

-88- (vi) any other development that results in, or is reasonably likely to result in, a Material Adverse Effect. Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Information Regarding Collateral. (a) The Borrower will furnish to the Collateral Agent prompt written notice (but in no event later than 90 days) of any change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of incorporation or organization of any Loan Party or (iii) in any Loan Party’s organizational identification number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed. (b) Each year, at the time of delivery of annual financial statements pursuant to Section 5.01(a), the Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer and the chief legal officer of the Borrower setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section. Existence. Holdings shall, and shall cause each Restricted Subsidiary to cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) in the case of a Restricted Subsidiary other than the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) as otherwise permitted under Section 6.03. Payment of Obligations. Each of Holdings and the Borrower will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest is not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect. Maintenance of Properties. Holdings will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, except for (a) ordinary wear and tear and casualty and (b) where failure to comply herewith is not, in the aggregate, reasonably expected to result in a Material Adverse Effect. Insurance. (a) Holdings will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies (which may include self-insurance) at the time the relevant coverage is placed or renewed (x) insurance with respect to its properties and business against loss or damage of such type and in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (y) all insurance required to be maintained pursuant to the Security Documents, subject to the Collateral and Guarantee Requirement. The Borrower will deliver to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. All such insurance shall name the Collateral Agent as additional insured and loss payee, as applicable.

-89- (b) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, (ii) cooperate with the Administrative Agent and provide information reasonably required by the Administrative Agent to comply with the Flood Insurance Laws and (iii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance. Casualty and Condemnation. Holdings (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents. Books and Records; Inspection and Audit Rights. Holdings will, and will cause each of its Restricted Subsidiaries to, (in all material respects) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make copies from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants; provided that the Borrower shall be provided the opportunity to participate in any such discussions with its independent accountants; provided, further that, notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing the Borrower shall not be responsible for the reimbursement of any fees, costs and expenses of the Administrative Agent or any Lender incurred pursuant to this Section 5.09 in excess of the reasonable documented and out-of-pocket expenses for one visit in any fiscal year by the Administrative Agent. Compliance with Laws. Holdings will, and will cause each of its Restricted Subsidiaries to comply with all Requirements of Law, including Environmental Laws and Healthcare Laws, applicable to it or its property, except where the failure to do so, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect. Holdings will maintain in effect and enforce policies and procedures designed to ensure compliance by Holdings, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Use of Proceeds and Letters of Credit. The proceeds of the Initial Term Loans borrowed on the Closing Date will be used by the Borrower on the Closing Date, solely to (i) finance the Transactions and to fund cash to the Borrower’s balance sheet and (ii) to pay the Transaction Expenses. The proceeds of the Revolving Loans borrowed on or after the Closing Date and Letters of Credit will be used only for working capital and general corporate purposes (including Permitted Acquisitions) and for any other purposes not prohibited by this Agreement; provided that the Revolving Loans borrowed on the Closing Date shall not exceed $100,000,000. The proceeds of the Tranche B-1 Term Loans borrowed on the Amendment No. 1 Effective Date will be used by the Borrower on the Amendment No. 1 Effective Date solely to finance the Amendment No. 1 Transactions and to pay fees and expenses in connection therewith. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti- Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, United Kingdom

-90- or the European Union, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Additional Subsidiaries; Succeeding Holdings. (a) If any additional Restricted Subsidiary (other than a Consolidated Practice or an Excluded Subsidiary) is formed or acquired after the Closing Date (or if any Excluded Subsidiary that is not a Subsidiary Loan Party ceases to qualify as an Excluded Subsidiary), the Borrower will, promptly after such Restricted Subsidiary is formed or acquired (or ceases to constitute an Excluded Subsidiary), notify the Collateral Agent and the Lenders (through the Administrative Agent) thereof and promptly cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party and subject to the limitations and exceptions set forth in this Agreement and the Security Documents) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party. (b) Upon the addition of a Succeeding Holdings, the Borrower will notify the Collateral Agent and the Lenders (through the Administrative Agent) thereof and promptly after such Succeeding Holdings is formed or acquired cause the Collateral and Guarantee Requirement to be satisfied with respect to the Succeeding Holdings. Further Assurances. (a) Each of Holdings, each Succeeding Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties (in the case of reimbursement obligations, solely to the extent otherwise required to be reimbursed under Section 9.03). The Borrower also agrees to provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. (b) Subject to Section 5.13(c) below, if any material assets (including any real property (other than any leased real property) which constitutes a Material Real Property) are acquired by Holdings, the Borrower or any Subsidiary Loan Party after the Closing Date (other than assets constituting Collateral under the Collateral Agreement that become subject to a perfected (to the extent perfection is required) Lien in favor of the Collateral Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 5.13, all at the expense of the Loan Parties (in the case of reimbursement obligations, solely to the extent otherwise required to be reimbursed under Section 9.03); provided that the Collateral Agent may, in its reasonable judgment, grant extensions of time for compliance or exceptions with the provisions of this paragraph by any Loan Party. Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary of Holdings (other than the Borrower or any Intermediate Holding Company) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing or would result therefrom, (ii) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, immediately after giving effect to such designation, the Total Net Leverage Ratio on a Pro Forma Basis shall be no greater than 5.25:1.00, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Specified Indebtedness, any Permitted Debt or any Permitted Refinancing thereof and (iv) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it owns or exclusively licenses any Material Intellectual Property. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by Holdings therein at

-91- the date of designation in an amount equal to the Fair Market Value of such Investment. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by Holdings in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value of such Investment in such Subsidiary. Maintenance of Ratings. The Borrower will use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s and (ii) a public rating (but not any specific rating) in respect of the Loans and the Commitments from each of S&P and Moody’s. ERISA Compliance. Borrower will, and will cause each of its ERISA Affiliates to, do each of the following: (a) maintain each Plan in compliance with the applicable provisions of ERISA, the Code and other federal or state law, and (b) cause each Plan that is qualified under Section 401(a) of the Code to maintain such qualification, in each case of clauses (a) and (b), except where the failure to do so, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect. Post-Closing Matters. The Borrower will, and will cause each of its Restricted Subsidiaries to execute and deliver the documents and complete the tasks set forth on Schedule 5.17 as soon as commercially reasonable and by no later than the date set forth in Schedule 5.17; provided that the Administrative Agent or Collateral Agent, as applicable, may in its reasonable judgment, grant extensions of time for compliance or exceptions with the provisions of this paragraph. ARTICLE VI Negative Covenants Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired, terminated or be cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the Issuing Bank and the Administrative Agent, and all LC Disbursements shall have been reimbursed, each of Holdings and the Restricted Subsidiaries covenants and agrees with the Lenders that: Indebtedness. (a) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except: (i) (x) Indebtedness created under the Loan Documents and (y) Indebtedness owing to Select Medical Holdings or its subsidiaries incurred in connection with the Transactions, (ii) Indebtedness in respect of the New Unsecured Notes and any Permitted Refinancing thereof, (iii) Indebtedness existing on the Closing Date not to exceed $2,500,000 and other Indebtedness existing on the Closing Date set forth in Schedule 6.01 and, in each case, any Permitted Refinancing thereof, (iv) Indebtedness of Holdings owed to any Restricted Subsidiary and of any Restricted Subsidiary owed to Holdings or any other Restricted Subsidiary; provided that Indebtedness of any Loan Party owed to any Restricted Subsidiary that is a Non-Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and Indebtedness of any Restricted Subsidiary that is a Non-Loan Party owed to any Loan Party shall be subject to the cap set forth in Section 6.04(d); provided, further, that Indebtedness owed to any Captive Insurance Subsidiary shall only be subordinated to the extent permitted by applicable laws or regulations,

-92- (v) Guarantees by Holdings of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of Holdings or any other Restricted Subsidiary; provided that (A) the Indebtedness so Guaranteed is permitted by this Section 6.01, (B) Guarantees permitted under this clause (v) shall be subordinated to the Obligations of Holdings or the applicable Restricted Subsidiary to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations and (C) except in the case of Foreign Subsidiaries that provide Guarantees of Indebtedness of other Foreign Subsidiaries, no Restricted Subsidiary shall Guarantee any Indebtedness unless it is a Subsidiary Loan Party, (vi) Indebtedness (including Attributable Indebtedness) of Holdings or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed by Holdings or any Restricted Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof; provided that (A) such Indebtedness (other than Permitted Refinancings) is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not (except as permitted by the definition of “Permitted Refinancing”) exceed at any time outstanding the greater of (x) $87,500,000 and (y) and 25.0% of Consolidated EBITDA for the most recently ended Test Period as of the time of incurrence, (vii) (x) Indebtedness of Holdings or any Restricted Subsidiary assumed in connection with any Permitted Acquisition and not created in contemplation thereof or (y) Permitted Debt incurred to finance a Permitted Acquisition; provided that after giving Pro Forma Effect to such Permitted Acquisition and the assumption or incurrence of such Indebtedness incurred or assumed pursuant to this clause (vii): (A) if such Indebtedness ranks pari passu in right of security with the Obligations, the First Lien Net Leverage Ratio does not exceed 5.00:1.00, (B) if such Indebtedness ranks junior in right of security with the Obligations, the Secured Net Leverage Ratio does not exceed 6.00:1.00, or (C) if such Indebtedness is unsecured, either (x) the Total Net Leverage Ratio does not exceed 6.50:1.00 or (y) the Fixed Charge Coverage Ratio is not less than 2.00:1.00, and in each case, subject to compliance with the Financial Covenant on a Pro Forma Basis and, in the case of clauses (x) and (y) of this clause (vii), any Permitted Refinancing of any such Indebtedness; provided that any such Indebtedness of a Non-Loan Party does not exceed in the aggregate at any time outstanding, together with any Indebtedness incurred by a Non-Loan Party pursuant to clause (xvi) of this Section 6.01, the greater of $70,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period, in each case determined at such time of incurrence; (viii) Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business, (ix) Indebtedness of Holdings or any Restricted Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, in each case provided in the ordinary course of business, (x) Indebtedness of any Loan Party pursuant to Swap Agreements permitted by Section 6.07, (xi) with respect to Holdings, Qualified Holdings Discount Debt; provided that, other than with respect to any additional principal amounts resulting from the accrual of pay-in-kind interest, (A) such Indebtedness may only be issued or incurred to the extent that after giving effect to the incurrence of such

-93- additional Indebtedness on a Pro Forma Basis, the Total Net Leverage Ratio does not exceed 6.00 to 1.00 and (B) no Default has occurred and is continuing or would result therefrom, (xii) Indebtedness representing deferred compensation to employees of Holdings and the Restricted Subsidiaries incurred in the ordinary course of business, (xiii) Indebtedness in respect of promissory notes issued to physicians, consultants, employees or directors or former employees, consultants or directors in connection with repurchases of Equity Interests permitted by Section 6.08(a)(iii), (xiv) Indebtedness of any Foreign Subsidiary or any Non-Loan Party, collectively, in an amount not to exceed, together with any Indebtedness incurred by a Non-Loan Party pursuant to clause (vii) of this Section 6.01, $87,500,000 at any time outstanding, (xv) Refinancing Debt Securities, the Net Proceeds of which are applied to prepay Term Loans in connection with Section 2.11 and any Permitted Refinancing thereof, (xvi) (a) Permitted Debt, provided that (i) (x) if such Indebtedness is secured by Liens ranking pari passu with the Liens securing the Obligations, the First Lien Net Leverage Ratio does not exceed 5.00:1.00, (y) if such Indebtedness is secured by Liens ranking junior to the Liens securing the Obligations, the Secured Net Leverage Ratio does not exceed 6.00:1.00, and (z) if such Indebtedness is unsecured, either (1) the Total Net Leverage Ratio does not exceed 6.50:1.00 or (2) the Fixed Charge Coverage Ratio is not less than 2.00:1.00, in each case, determined on a Pro Forma Basis after giving effect to such assumption or incurrence and the use of proceeds thereof; and any Permitted Refinancing thereof and (ii) in each case, subject to compliance with the Financial Covenant on a Pro Forma Basis; and (b) other Permitted Debt in an aggregate principal amount pursuant to this subclause (b), when aggregated with the Free and Clear Usage Amount at such time, not to exceed the sum of (i) the greater of (x) $400,000,000 and (y) 100.0% of Consolidated EBITDA for the most recently ended Test Period plus (ii) the principal amount of any voluntary prepayments of Term Loans or Revolving Loans, to the extent accompanied by a permanent reduction in the Revolving Commitments, and any Permitted Refinancing thereof, (xvii) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five (5) Business Days, (xviii) the incurrence of Indebtedness arising from agreements of Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, holdback, contingency payment obligations or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or capital stock of Holdings or any Restricted Subsidiary, (xix) the incurrence of Indebtedness resulting from endorsements of negotiable instruments for collection in the ordinary course of business, (xx) Indebtedness of Holdings or a Restricted Subsidiary in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Indebtedness remains outstanding for 10 Business Days or less, (xxi) Indebtedness in the amount of Net Proceeds actually received by Holdings from the issuance by Holdings of any Equity Interests (or capital contribution in respect thereof) after the Closing Date other than pursuant to the Cure Right or proceeds received in connection with the Initial Public Offering or to the extent Otherwise Applied, and

-94- (xxii) the incurrence or issuance by Holdings or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed the greater of $300,000,000 and 75.0% of Consolidated EBITDA for the most recently ended Test Period at the time of incurrence. (b) For purposes of determining compliance with Section 6.01, in the event that an item of Indebtedness (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness described in Section 6.01(a)(i) through (xxi) above, the Borrower, in its sole discretion, will classify and may subsequently reclassify such item of Indebtedness (or any portion thereof) in any one or more of the types of Indebtedness described in 6.01(a)(i) through (xxi) above and will only be required to include the amount and type of such Indebtedness in such of the above clauses as determined by the Borrower at such time; provided that Indebtedness that originally reduced the Free and Clear Usage Amount at the time of incurrence may not be reclassified. The Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in 6.01(a)(i) through (xxii) above. (c) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness, the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such dollar- denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing. (d) The accrual of interest, the accretion or amortization of OID, the payment of interest in the form of additional Indebtedness with the same terms, shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01. Liens. Holdings will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (collectively, “Permitted Liens”): (a) Liens created by the Loan Documents, (b) Permitted Encumbrances, (c) any Lien on any property or asset of Holdings or any Restricted Subsidiary existing on the Closing Date and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of Holdings or any Restricted Subsidiary and (B) such Lien shall secure only those obligations which it secures on the Closing Date and Permitted Refinancings thereof, (d) any Lien existing on any property or asset prior to the acquisition thereof by Holdings or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary (including any Liens securing Indebtedness permitted by clause (vii) of Section 6.01(a)); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as applicable, (B) such Lien shall not apply to any other property or asset of Holdings or any Restricted Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as applicable, and Permitted Refinancings thereof,

-95- (e) Liens on fixed or capital assets acquired, constructed or improved by Holdings or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (vi) of Section 6.01(a) (including Permitted Refinancings thereof), (ii) such security interests and the Indebtedness secured thereby (other than Permitted Refinancings) are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of Holdings or a Restricted Subsidiary, (f) Liens (i) arising from filing Uniform Commercial Code financing statements regarding leases, (ii) of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon and (iii) in favor of banking institution encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, (g) Liens arising out of sale and leaseback transactions permitted by Section 6.06, (h) Liens in favor of Holdings or another Loan Party, (i) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of Holdings or any Restricted Subsidiary, (j) Liens on assets of any Foreign Subsidiary or any Non-Loan Party securing Indebtedness permitted by Sections 6.01(a)(vii) and (xiv), (k) Liens on assets of Holdings or the Restricted Subsidiaries not otherwise permitted by this Section 6.02, so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds the greater of $150,000,000 and 37.5% of Consolidated EBITDA for the most recently ended Test Period at any time outstanding, (l) Liens on the Collateral securing Indebtedness permitted by paragraphs (a)(xv) and (a)(xvi) of Section 6.01, (m) Liens on Equity Interests of an Unrestricted Subsidiary that secure Indebtedness or other obligation of such Unrestricted Subsidiary, (n) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (o) Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying government reimbursement program costs and other actions or claims pertaining to the same or related matters or other medical reimbursement programs, (p) Liens solely on any cash earnest money deposits made by Holdings or any Restricted Subsidiary with any letter of intent or purchase agreement permitted hereunder, and (q) Liens deemed to exist by reason of (x) any encumbrance or restriction (including put and call arrangements) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement or (y) any encumbrance or restriction imposed under any contract for the sale by Holdings or any of its Restricted Subsidiaries of the Equity Interests of any Restricted Subsidiary, or any business unit or division of the business or any Restricted Subsidiary permitted under this Agreement; provided that in each case such Liens shall extend only to the relevant Equity Interests.

-96- Fundamental Changes. (a) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person or otherwise or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge with and into the Borrower in a transaction in which the surviving entity is a Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and, if such surviving entity is not the Borrower, such Person expressly assumes, in writing, all the obligations of the Borrower under the Loan Documents and provides all documentation and other information about such Person required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been requested by the Administrative Agent or the Lenders, (ii) any Person may merge with and into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger is a Subsidiary Loan Party, is or becomes a Subsidiary Loan Party concurrently with such merger, (iii) any Restricted Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve (whether effected pursuant to a Division or otherwise) if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially adverse to the Lenders, (iv) any asset sale permitted by Section 6.05 or Investment permitted by Section 6.04 may be effected through the merger of a subsidiary of the Borrower with a third party and (v) the Borrower or any Restricted Subsidiary may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, (x) the assets of the applicable Dividing Person are held by the Borrower or one or more Restricted Subsidiaries at such time and, if the Dividing Person is the Borrower and is not a Division Successor, (A) one of the Division Successors of the Borrower organized or existing under the laws of the United States of America, any State thereof or the District of Columbia expressly assumes, in writing, all the obligations of the Borrower under the Loan Documents and (B) the Division Successor described in the immediately preceding subclause (A) shall (1) own, directly or indirectly, all of the assets (including, without limitation, any Equity Interests) owned by the Borrower immediately prior to the Division or (2) with respect to any assets not so owned by such Division Successor pursuant to the immediately preceding subclause (1), such Division, shall comply with the immediately succeeding clause (y), or, (y) with respect to assets not held by the Borrower or one or more Restricted Subsidiaries, such Division, in the aggregate, would otherwise be permitted by this Section 6.03 (without reliance on this subclause (v)), Section 6.04 and/or Section 6.05. (b) Holdings will not, and will not permit any Restricted Subsidiary to, engage to any material extent in any business other than a Permitted Business. Investments, Loans, Advances, Guarantees and Acquisitions. Holdings will not, and will not permit any Restricted Subsidiary to, purchase or acquire (including pursuant to any merger with, or as a Division Successor pursuant to the Division of any Person that was not a wholly owned Restricted Subsidiary prior to such merger or Division) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, Guarantee any obligations of, or make any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, “Investments”), except: (a) Permitted Acquisitions, (b) Permitted Investments, (c) Investments existing on the Closing Date and set forth on Schedule 6.04 and any Investments consisting of extensions, modifications or renewals of any such Investments (excluding any such extensions, modifications or renewals involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or OID or payment-in- kind pursuant to the terms, as of the Closing Date, of the original Investment so extended, modified or renewed), (d) Investments by Holdings or any Restricted Subsidiaries in Equity Interests in their respective Restricted Subsidiaries; provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Collateral Agreement (subject to the limitations referred to in the definition of “Collateral and

-97- Guarantee Requirement”) and (B) the aggregate amount of investments (other than Investments set forth on Schedule 6.04) in Non-Loan Parties by Loan Parties (together with outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(e) and outstanding Guarantees permitted to be incurred under clause (B) to the proviso to Section 6.04(f)) shall not exceed the greater of $70,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period at any time outstanding (in each case determined without regard to any write- downs or write-offs), (e) loans or advances made by Holdings to any Restricted Subsidiary and made by any Restricted Subsidiary to Holdings or any other Restricted Subsidiary; provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Collateral Agreement and (B) the amount of such loans and advances (other than loans and advances set forth on Schedule 6.04) made by Loan Parties to Non-Loan Parties (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(d) and outstanding Guarantees permitted under clause (B) to the proviso to Section 6.04(f)) shall not exceed the greater of $70,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period at any time outstanding (in each case determined without regard to any write-downs or write-offs), (f) Guarantees constituting Indebtedness permitted by Section 6.01 and performance guarantees in the ordinary course of business; provided that (and without limiting the foregoing) the aggregate principal amount of Indebtedness (other than Indebtedness set forth on Schedule 6.04) of Non-Loan Parties that is Guaranteed by any Loan Party (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(d) and outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(e)) shall not exceed the greater of $70,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period at any time outstanding (in each case determined without regard to any write-downs or write-offs), (g) receivables or other trade payables owing to Holdings or any Restricted Subsidiary if created or acquired in the ordinary course of business consistent with past practice and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Holdings or any such Restricted Subsidiary deems reasonable under the circumstances, (h) Investments consisting of Equity Interests, obligations, securities or other property received in settlement of delinquent accounts of and disputes with customers and suppliers in the ordinary course of business and owing to Holdings or any Restricted Subsidiary or in satisfaction of judgments, (i) Investments by Holdings or any Restricted Subsidiary in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, (j) loans or advances by Holdings or any Restricted Subsidiary to employees and other individual service providers made in the ordinary course of business (including travel, entertainment and relocation expenses) of Holdings or any Restricted Subsidiary not exceeding $2,500,000 in the aggregate at any time outstanding (determined without regard to any write-downs or write-offs of such loans or advances), (k) Investments in the form of Swap Agreements permitted by Section 6.07, (l) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary of Holdings or consolidates or merges, in one transaction or a series of transactions, with Holdings or any of the Restricted Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger, (m) Investments received in connection with the dispositions of assets permitted by Section 6.05, (n) Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”,

-98- (o) Investments in Permitted Joint Ventures in an amount not to exceed the greater of $250,000,000 and 62.5% of Consolidated EBITDA for the most recently ended Test Period plus an amount equal to any returns (including dividends, interest, distributions, returns of principal and profits on sale) actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made), (p) [reserved], (q) payments, loans, advances to, and investments in, Consolidated Practices in the ordinary course of business and consistent with past practice in satisfaction of their obligations under any management services agreements, (r) Investments by Holdings or any Restricted Subsidiary (including Investments in Permitted Joint Ventures and Permitted Acquisitions) in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future advances, not exceeding the Available Amount immediately prior to the time of the making of any such Investment, (s) (i) Investments by Holdings or any Restricted Subsidiary (including Investments in Permitted Joint Ventures) in an amount not to exceed the greater of $100,000,000 and 25% of Consolidated EBITDA for the most recently ended Test Period and (ii) other Investments; provided that (x) no Event of Default has occurred and is continuing or would result therefrom and (y) immediately after giving effect to such Investment on a Pro Forma Basis, the Total Net Leverage Ratio does not exceed 4.75:1.00, (t) Investments, loans and advances by Holdings or any Restricted Subsidiary to any Captive Insurance Subsidiary in an amount equal to (A) the capital required under the applicable laws or regulations of the jurisdiction in which such Captive Insurance Subsidiary is formed or determined by independent actuaries as prudent and necessary capital to operate such Captive Insurance Subsidiary plus (B) any reasonable general corporate and overhead expenses of such Captive Insurance Subsidiary, (u) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower or Holdings (or any other direct or indirect parent company of the Borrower), (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business, and (w) Investments in Unrestricted Subsidiaries in an amount not to exceed the greater of $100,000,000 and 25% of Consolidated EBITDA for the most recently ended Test Period. For purposes of covenant compliance, the amount of any Investment outstanding at any time shall be the original cost of such Investment (without adjustment for any increases or decreases in the value of such Investments), reduced by (except in the case of any Investments made using the Available Amount pursuant to Section 6.04(r) and returns which are included in the Available Amount pursuant to the definition thereof) any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by Holdings or a Restricted Subsidiary in respect of such Investment. Asset Sales. Holdings will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose (whether effected pursuant to a Division or otherwise) of any asset, including any Equity Interest owned by it (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than Holdings or a Restricted Subsidiary), nor will Holdings permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than to Holdings or another Restricted Subsidiary in compliance with Section 6.04) involving aggregate payments or consideration for assets having a Fair Market Value in excess of $2,500,000 for any individual transaction or series of related transactions, except (in each case, whether effected pursuant to a Division or otherwise):

-99- (a) sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, damaged, obsolete, worn out, negligible or surplus equipment or property in the ordinary course of business, (b) sales, transfers and dispositions to Holdings or any Restricted Subsidiary; provided that any such sales, transfers or dispositions involving a Non-Loan Party shall be made in compliance with Section 6.09, (c) sales, transfers and dispositions of products, services or accounts receivable (including at a discount) in connection with the compromise, settlement or collection thereof consistent with past practice, (d) sales, transfers and dispositions of property to the extent such property constitutes an investment permitted by clauses (b), (h), (l) and (n) of Section 6.04, (e) sale and leaseback transactions permitted by Section 6.06, (f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings or any Restricted Subsidiary, (g) sales, transfers and other dispositions of assets (other than Equity Interests in a Restricted Subsidiary unless all Equity Interests in such Restricted Subsidiary are sold) that are not permitted by any other paragraph of this Section 6.05, (h) exchanges of property for similar replacement property for fair value, (i) assets set forth on Schedule 6.05, (j) the sale or other disposition of Permitted Investments, (k) the sale or disposition of any assets or property received as a result of a foreclosure by Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (l) the licensing of intellectual property in the ordinary course of business or in accordance with industry practice, (m) the sale, lease, conveyance, disposition or other transfer of (a) the Equity Interests of, or any Investment in, any Unrestricted Subsidiary or (b) Investments (other than Investments in any Restricted Subsidiary) made pursuant to clause (s) of Section 6.04, (n) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (o) leases or subleases to third persons in the ordinary course of business that do not interfere in any material respect with the business of Holdings or any of its Restricted Subsidiaries, (p) the sale of Equity Interests in joint ventures to the extent required by or made pursuant to, customary buy/sell arrangements entered into in the ordinary course of business between the joint venture parties and sent forth in joint venture agreements, and (q) sales, transfers and dispositions of non-core assets acquired after the Closing Date in a Permitted Acquisition or similar Investment so long as the assets disposed of constituted less than 25% of the aggregate Fair Market Value of all assets acquired in such Permitted Acquisition or Investment; provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b), (c), (f), (l), (n), (p) and (r) above) shall be made for fair value and (other than those permitted by

-100- paragraphs (b), (d), (h), (l), (n), (p) and (r) above) for at least 75% cash consideration plus (for all such sales, transfers, leases and other dispositions permitted hereby) an aggregate additional amount of non-cash consideration in the amount of $50,000,000 (it being understood that for purposes of paragraph (a) above, accounts receivable received in the ordinary course and any property received in exchange for used, obsolete, worn out or surplus equipment or property and any non-cash consideration that was actually converted into cash within 6 months following the applicable sale, transfer, lease or other disposition by Holdings or any of its Restricted Subsidiaries shall be deemed to constitute cash consideration). Sale and Leaseback Transactions. Holdings will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (x) any such sale of any fixed or capital assets by Holdings or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 180 days after Holdings or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset or (y) sale and leaseback transactions with respect to properties acquired after the Closing Date, where the Fair Market Value of such properties in the aggregate does not to exceed the greater of $70,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period. Swap Agreements. Holdings will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which Holdings or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of Holdings or any of the Restricted Subsidiaries) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings, the Borrower or any Restricted Subsidiary. Restricted Payments; Certain Payments of Indebtedness. (a) Holdings will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except: (i) the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Restricted Subsidiaries may declare and pay dividends ratably with respect to their capital stock, membership or partnership interests or other similar Equity Interests, (iii) Holdings may, or may declare and pay dividends or make other distributions to any Parent, the proceeds of which are used by a Parent to, purchase or redeem Equity Interests of Holdings or a Parent acquired by current or former officers, employees, consultants or directors (or their estates or beneficiaries under their estates) of such Parent, Holdings, the Borrower or any Restricted Subsidiary upon such Person’s death, disability, retirement or termination of employment; provided that the aggregate amount of such purchases or redemptions under this clause (iii) shall not exceed $15,000,000 in any fiscal year (and, to the extent that the aggregate amount of purchases or redemptions made in any fiscal year pursuant to this clause (iii) is less than $15,000,000, the amount of such difference may be carried forward and used for such purpose in the following fiscal year subject to an aggregate cap of $40,000,000 that may be expended in any fiscal year), (iv) Holdings may make Restricted Payments to a Parent to be used by such Parent solely to pay its franchise taxes and other fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of employees) and other expenses in its capacity as the parent of Holdings incurred by Holdings or a Parent in the ordinary course of its business or used to pay fees and expenses (other than to Affiliates) relating to any unsuccessful debt or equity financing; provided that such Restricted Payments shall not exceed $5,000,000 in any fiscal year,

-101- (v) with respect to any taxable period (or portion thereof) with respect to which Holdings and/or any of its Subsidiaries are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a Parent is the common parent (a “Tax Group”), Holdings may make Restricted Payments to such Parent in an amount necessary to enable such Parent to pay the portion of any consolidated, combined or similar U.S. federal, state or local income Taxes (as applicable) of such Tax Group for such taxable period that are directly attributable to the taxable income of Holdings and/or its applicable Subsidiaries; provided that the amount of any such Restricted Payments pursuant to this clause (v) shall not exceed the amount of such Taxes that Holdings and/or its applicable Subsidiaries would have paid had Holdings and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer (or a stand-alone corporate group); provided, further, that the payment of Restricted Payments pursuant to this clause (v) in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were, or will be within 60 days of such payment, made by such Unrestricted Subsidiary to Holdings or any of its Restricted Subsidiaries for such purpose, (vi) cashless repurchases of Equity Interests of Holdings deemed to occur upon exercise of stock options or warrants or upon vesting of common stock, if such Equity Interests represent a portion of the exercise price or withholding obligations of such options, warrants or common stock, (vii) Holdings and its Restricted Subsidiaries may make a payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Agreement (provided that such date of declaration or giving of notice of redemption shall be deemed to be a Restricted Payment and shall utilize capacity under another provision of this Section 6.08), (viii) Restricted Payments made in connection with the Transactions, (ix) Holdings may, or may make Restricted Payments to any Parent to enable such Parent to, pay dividends on its common stock in an aggregate amount not to exceed $60,000,000 in any fiscal year, (x) Holdings and the Restricted Subsidiaries may make additional Restricted Payments in an aggregate amount not exceeding the Available Amount immediately prior to the time of the making of such Restricted Payment; provided that (x) no Event of Default has occurred and is continuing or would result therefrom and (y) immediately after giving effect to such Restricted Payment on a Pro Forma Basis, the Total Net Leverage Ratio does not exceed 5.25:1.00, (xi) Holdings may make Restricted Payments to any Parent to pay any non-recurring fees, cash charges and cost expenses incurred in connection with the issuance of Equity Interests or Indebtedness, in each case only to the extent that such transaction is not consummated, (xii) Holdings and its Restricted Subsidiaries may make additional Restricted Payments in an aggregate amount not to exceed the greater of $50,000,000 and 12.5% of Consolidated EBITDA for the most recently ended Test Period (together with the aggregate amount of any prepayments, redemptions, defeasances, repurchases or other retirement of Specified Indebtedness under Section 6.08(b)(iv)); provided that no Event of Default has occurred and is continuing or would result therefrom, (xiii) Holdings and its Restricted Subsidiaries may make other Restricted Payments; provided that (x) no Event of Default has occurred and is continuing or would result therefrom and (y) immediately after giving effect to such Restricted Payment on a Pro Forma Basis, the Total Net Leverage Ratio does not exceed 4.50:1.00, (xiv) Holdings and its Restricted Subsidiaries may make payments for the repurchase of Equity Interests deemed to occur upon the exercise of options, rights or warrants to the extent such Equity Interests represent a portion of the exercise price of those options, rights or warrants, and

-102- (xv) Holdings and its Restricted Subsidiaries may make cash payments in lieu of fractional shares issuable as dividends on common stock, preferred stock or upon the conversion of any convertible debt securities of Holdings and its Restricted Subsidiaries. and provided, further, that cancellation of Indebtedness owing to Holdings or any Restricted Subsidiary from members of management of Holdings, any of Holdings’ direct or indirect parent companies or any of Holdings’ Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of Holdings’ direct or indirect parent companies will not be deemed to constitute a Restricted Payment. (b) Holdings will not, and will not permit any Restricted Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Permitted Debt (other than Permitted Debt secured on a pari passu basis with the Obligations) or any Subordinated Indebtedness (other than the intercompany loans among Restricted Subsidiaries and Holdings) (“Specified Indebtedness”), except: (i) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than, in the case of Subordinated Indebtedness, as prohibited by the subordination provisions thereof, (ii) the conversion or exchange of any Specified Indebtedness into, or redemption, repurchase, prepayment, defeasance or other retirement of any such Indebtedness with the Net Proceeds of the issuance by Holdings or a Parent of Equity Interests (or capital contributions in respect thereof) of Holdings or a Parent after the Closing Date to the extent not Otherwise Applied, plus any fees and expenses in connection with such conversion, exchange, redemption, repurchase, prepayment, defeasance or other retirement, (iii) the prepayment, redemption, defeasance, repurchase or other retirement of Specified Indebtedness for an aggregate purchase price not to exceed the Available Amount; provided that (x) no Event of Default has occurred and is continuing or would result therefrom and (y) immediately after giving effect to such prepayment, redemption, defeasance, repurchase or other retirement of Specified Indebtedness on a Pro Forma Basis, the Total Net Leverage Ratio does not exceed 5.25:1.00, (iv) Holdings and its Restricted Subsidiaries may make additional prepayments, redemptions, defeasances, repurchases or other retirement of Specified Indebtedness in an aggregate amount not to exceed the greater of $50,000,000 and 12.5% of Consolidated EBITDA for the most recently ended Test Period (together with the aggregate amount of any Restricted Payments made under Section 6.08(a)(xii)); provided that no Event of Default has occurred and is continuing or would result therefrom, (v) other prepayments, redemptions, defeasances, repurchases or other retirement of Specified Indebtedness; provided that (x) no Event of Default has occurred and is continuing or would result therefrom and (y) immediately after giving effect to such prepayment, redemption, defeasance, repurchase or other retirement of Specified Indebtedness on a Pro Forma Basis, the Total Net Leverage Ratio does not exceed 4.75:1.00, and (vi) refinancings of Indebtedness to the extent the Indebtedness being incurred in connection with such refinancing is permitted by Section 6.01. Transactions with Affiliates. Holdings will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, involving aggregate payments or consideration in excess of $5,000,000 for any individual transaction or series of related transactions, except:

-103- (a) transactions that are at prices and on terms and conditions, taken as a whole, not materially less favorable to Holdings or such Restricted Subsidiary than could reasonably be obtained on an arm’s- length basis from unrelated third parties, (b) (i) transactions between or among Holdings, the Borrower, and any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, and (ii) transactions between or among Holdings and a Person (other than an Unrestricted Subsidiary of Holdings) that is an Affiliate of Holdings solely because Holdings owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person, (c) any Investment permitted under Section 6.04(d), 6.04(e), 6.04(g) or 6.04(m), (d) any Indebtedness permitted under Section 6.01(a)(v) and Section 6.01(a)(xii), (e) any Restricted Payment permitted under Section 6.08, (f) loans or advances to employees permitted under Section 6.04(j), (g) any lease entered into between Holdings or any Restricted Subsidiary, as lessee, and any of the Affiliates of Holdings or entity controlled by such Affiliates, as lessor, which is approved in good faith by a majority of the disinterested members of the Board of Directors of the Borrower, (h) [reserved], (i) any contribution to the capital of Holdings directly or indirectly by the Permitted Holders or any purchase of Equity Interests of Holdings by the Permitted Holders not prohibited by this Agreement, (j) the payment of reasonable fees to current and former directors of Holdings, the Borrower or any Restricted Subsidiary who are not employees of Holdings, the Borrower or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, current and former directors, officers or employees of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business, (k) any issuances of Equity Interests, securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s or Holdings’ Board of Directors (or a committee thereof), (l) transactions pursuant to agreements set forth on Schedule 6.09 and any amendments thereto to the extent such amendments are not materially less favorable to Holdings or such Restricted Subsidiary than those provided for in the original agreements, (m) any employment, change of control and severance arrangements entered into in the ordinary course of business and approved by the Borrower’s or Holdings’ Board of Directors (or a committee thereof) between a Parent, Holdings, the Borrower or any Restricted Subsidiary and any employee thereof, (n) payments by Holdings or any of its Restricted Subsidiaries of reasonable insurance premiums to, and any borrowings or dividends received from, any Captive Insurance Subsidiary, (o) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Agreement, (p) the entering into of any tax sharing agreement or arrangement with Holdings or any direct or indirect parent company of the Borrower and any payments thereunder by the Borrower or any of its Restricted Subsidiaries to Holdings or any Parent to the extent permitted by Section 6.08(a)(v),

-104- (q) the performance by the Borrower and its Restricted Subsidiaries of their obligations under the Separation Documents as in effect as of the Closing Date with modifications if not materially adverse to Lenders, (r) the issuance of Equity Interests (other than Disqualified Stock) (i) of Holdings to Affiliates of Holdings or (ii) of Holdings or any Restricted Subsidiary for compensation purposes, (s) intellectual property licenses in the ordinary course of business, (t) any customary management services agreements or similar agreements between Holdings or any other Subsidiary and any Consolidated Practice or Permitted Joint Ventures, and (u) transactions in which Holdings or any Restricted Subsidiary delivers to the Administrative Agent a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by Holdings or such Restricted Subsidiary in a comparable transaction at such time on an arm’s-length basis from unrelated third parties. Restrictive Agreements. (a) Subject to clauses (b) through (d) below, Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (ii) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Holdings or any other Restricted Subsidiary or to Guarantee Indebtedness of Holdings or any other Restricted Subsidiary. (b) The foregoing clause (a) shall not apply to restrictions and conditions (i) imposed by law or by any Loan Document, documentation governing the New Unsecured Notes or documentation governing any Permitted Debt, documentation governing any Permitted Refinancing (provided that such restrictions are not materially more restrictive (as determined in good faith by Holdings), taken as a whole, than those contained in such agreements governing the Indebtedness being refinanced), or Indebtedness of a Foreign Subsidiary permitted to be incurred under this Agreement (provided that such restrictions shall apply only to such Foreign Subsidiary), (ii) existing on the date hereof identified on Schedule 6.10 (and shall not apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) contained in agreements relating to the sale of property and/or assets, including the Equity Interests of a Restricted Subsidiary, pending such sale; provided such restrictions and conditions apply only to property and/or assets, including the Equity Interests of a Restricted Subsidiary, that is to be sold and such sale is permitted hereunder, (iv) contained in agreements relating to the acquisition of property; provided that such restrictions and conditions apply only to the property so acquired and were not created in connection with or in anticipation of such acquisitions, (v) imposed on any Consolidated Practice by (and for the benefit of) any Loan Party, (vi) imposed by any customary provisions restricting assignment of any agreement entered into the ordinary course of business and (vii) in favor of Holdings or any Restricted Subsidiary. (c) The foregoing clause (a)(i) shall not apply to restrictions or conditions (i) imposed by any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (ii) imposed by customary provisions in leases restricting the assignment thereof. (d) The foregoing clause (a) shall not apply (x) to customary provisions in joint venture agreements, partnership agreements, limited liability company agreements and other similar agreements, relating to purchase options, restrictions on transfer, rights of first refusal or call or similar rights of a third party that owns Equity Interests in such joint venture or (y) to customary restrictions on leases, subleases, licenses, cross-licenses,

-105- sublicenses, sale lease back agreements, stock sale agreements, asset sale agreements and other similar agreements otherwise permitted hereby so long as such restrictions relate solely to the property interest, rights or the assets subject thereto. (e) For purposes of determining compliance with this Section 6.10, (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (ii) the subordination of loans or advances made to Holdings or a Restricted Subsidiary of Holdings to other Indebtedness incurred by Holdings or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances. Amendment of Material Documents. Holdings will not, and will not permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (a) the documentation governing the New Unsecured Notes or (b) its certificate of incorporation, by-laws or other organizational documents, in each case to the extent such amendment, modification or waiver would be materially adverse to the Lenders. Financial Covenant. On any Compliance Date, the Borrower will not permit the Total Net Leverage Ratio as of such Compliance Date to be greater than 6.50 to 1.00 (the “Financial Covenant”). The provisions of this Section 6.12 are for the benefit of the Revolving Lenders only and the Required Revolving Lenders may amend, waive or otherwise modify this Section 6.12 or the defined terms used for purposes of this Section 6.12 or waive any Default or Event of Default resulting from a breach of this Section 6.12 in accordance with the provisions of Section 9.02. Fiscal Year. Holdings will not, and will not permit any Restricted Subsidiary to, change its fiscal year. Material Intellectual Property. Notwithstanding any provision to the contrary contained in this Agreement, neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, consummate any transaction that results in the transfer by Holdings or any Restricted Subsidiary of Material Intellectual Property (whether by Investment, Restricted Payment, or any sale, lease or disposition, and whether in a single transaction or a series of related transactions) to any Unrestricted Subsidiary. Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. ARTICLE VII Events of Default Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur: (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section 7.01) payable under this Agreement or any other

-106- Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days, (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation or warranty shall prove to have been incorrect in any respect) when made or deemed made, (d) the Borrower or Holdings, fails to (or, to the extent applicable, fails to cause any Restricted Subsidiary to) observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (solely with respect to the existence of Holdings or the Borrower), 5.11 or in Article VI; provided that the Financial Covenant is subject to cure pursuant to Section 7.02; provided, further, that the Borrower’s failure to comply with the Financial Covenant shall not constitute an Event of Default with respect to any Term Loans and the Term Lenders shall not be permitted to exercise any remedies with respect to an uncured breach of the Financial Covenant unless and until the Required Revolving Lenders shall have terminated their Revolving Commitments and declared all amounts outstanding thereunder to be immediately due and payable hereunder, (e) Holdings, the Borrower or any Subsidiary Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after receipt by the Borrower of notice thereof from the Administrative Agent (which notice will be given at the request of any Lender), (f) Holdings, the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than Indebtedness hereunder), when and as the same shall become due and payable (after giving effect to any applicable grace period), (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (other than, with respect to Indebtedness consisting of Swap Agreements, as a result of any termination events or equivalent events (other than any additional termination events (or equivalent events)) and not as a result of any other default thereunder by any Loan Party); provided that this paragraph (g) shall not apply to Secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets (to the extent not prohibited under this Agreement) securing such Indebtedness; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans hereunder, (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered, (i) Holdings, the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv)

-107- file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any formal action for the purpose of effecting any of the foregoing, (j) one or more judgments for the payment of money (to the extent not paid or covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) in an aggregate amount in excess of $75,000,000 shall be rendered against Holdings, the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any Restricted Subsidiary to enforce any such judgment, (k) (i) an ERISA Event occurs that, when taken together with all other ERISA Events that have occurred, has resulted or would reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or would reasonably be expected to result in liability of a Loan Party or an ERISA Affiliate in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral with a fair value in excess of $75,000,000 with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s no longer having possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement, (m) any Loan Document shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any party thereto, (n) the Guarantees of the Obligations by Holdings and the Subsidiary Loan Parties pursuant to the Collateral Agreement shall cease to be in full force and effect (other than in accordance with the terms of the Loan Documents) or shall be asserted by Holdings, the Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations, or (o) a Change of Control shall occur, then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) require that the Borrower cash collateralize the LC Exposure in a face amount equal to 103% of the outstanding amount of the applicable LC Exposure in respect thereof and (iii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are pursuant to a failure to observe the Financial Covenant (which has not become an Event of Default with respect to the Term Loans pursuant to Section 7.01(d)), such Events of Default shall not constitute an Event of Default for purposes of any Term Loan (or any other Facility other than the Revolving Commitment) and the

-108- Lenders and the Administrative Agent shall only take the actions set forth in this Section 7.01 at the request of the Required Revolving Lenders (as opposed to Required Lenders) and only with respect to the Revolving Commitments and the extensions of credit thereunder. Holdings’ Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with the requirements of the Financial Covenant on any Compliance Date (a “Financial Covenant Default”), on or after the first day of the most recently ended fiscal quarter included in the Test Period ending on such Compliance Date until the date that is 10 Business Days subsequent to the date on which financial statements with respect to the fiscal period for such Financial Covenant is being measured are required to be delivered pursuant to Section 5.01, Holdings shall have the right to issue Equity Interests (other than Disqualified Stock) (or any other contribution to capital or sale or issuance of any other Equity Interests on terms reasonably satisfactory to the Administrative Agent) (collectively, the “Cure Right”); provided that at Holdings’ option, Holdings may elect to exercise such Cure Right prior to the date of the delivery of the applicable financial statements if Holdings reasonably determines that it will fail to comply with the requirements of the Financial Covenant upon the delivery of such financial statements, and upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right, the Financial Covenant shall be recalculated giving effect to the following pro forma adjustments: (i) Consolidated EBITDA shall be increased, solely for the purpose of measuring the Financial Covenant at the end of the applicable fiscal period and applicable subsequent periods which include such fiscal period and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and (ii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred shall be deemed cured for the purposes of this Agreement. (b) Notwithstanding anything herein to the contrary, (a) in each four-fiscal-quarter period there shall be at least two fiscal quarters in which the Cure Right is not exercised and no more than five (5) Cure Rights shall be exercised during the Revolving Availability Period, (b) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Covenant and (c) the Cure Amount shall be set forth in an officer’s certificate delivered to the Administrative Agent. (c) The Cure Right and the effects thereof on determining pricing, financial ratio-based conditions (other than for determining actual compliance with Section 6.12) or any baskets with respect to covenants will be disregarded for all other purposes under the Loan Documents, including, without limitation, for purposes of calculating the leverage ratios as a threshold for permitted exceptions to any affirmative and negative covenants; provided that the reduction in the outstanding principal balance of the Loans due to the application of the proceeds of an the exercise of a Cure Right pursuant to Section 2.11 shall not be taken into account for purposes of determining compliance with the Financial Covenant for the measurement period ending on the last day of the applicable fiscal quarter and the next three measurement periods. In addition, exercise of the Cure Right shall not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash (and shall not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VI or the Available Amount). (d) So long as Holdings is entitled to exercise a Cure Right pursuant to the foregoing terms and provisions of this Section 7.02, neither Administrative Agent nor any Lender shall impose default interest, accelerate the Obligations or exercise any enforcement remedy against any Loan Party or any of its Subsidiaries or any of their respective properties solely on the basis of the applicable Financial Covenant Default; provided that until timely receipt of the Cure Amount, an Event of Default shall be deemed to exist for all other purposes of this Agreement, including, without limitation, any term or provision of any Loan Document which prohibits any action

-109- to be taken by a Loan Party or any of its Subsidiaries during the existence of an Event of Default; provided, further, that notwithstanding the foregoing, upon a deemed cure pursuant to Section 7.02(c), the requirements of the applicable Financial Covenant shall be deemed to have been satisfied as of the applicable fiscal quarter with the same effect as though there had been no Financial Covenant Default (and any other Default arising solely as a result thereof) at such date or thereafter. Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether a Default has occurred under clause (h) or (i) of Section 7.01, any reference in any such clause to any Restricted Subsidiary shall be deemed not to include any Restricted Subsidiary affected by any event or circumstance referred to in any such clause that did not, as of the last day of the fiscal quarter of Holdings most recently ended, have assets with a value in excess of 5% of the Total Assets of Holdings and the Restricted Subsidiaries or 5% of the total revenues of Holdings and the Restricted Subsidiaries as of such date; provided that if it is necessary to exclude more than one Restricted Subsidiary from clause (h) or (i) of Section 7.01 pursuant to this Section 7.03 in order to avoid an Event of Default thereunder, all excluded Restricted Subsidiaries shall be considered to be a single consolidated Restricted Subsidiary for purposes of determining whether the condition specified above is satisfied. ARTICLE VIII The Agents The Agents. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent and Collateral Agent as its agent and authorizes the Administrative Agent and Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. For purposes of this Article VIII, all references to the Administrative Agent shall be deemed to be references to both the Administrative Agent and the Collateral Agent. The Administrative Agent shall act as the Collateral Agent under the Loan Documents. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder, and without any duty to account therefor to the Lenders. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) each Lender agrees (i) that the use of the term “agent” herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied or express obligations arising under agency doctrine of any applicable law, and is used solely as a matter of market custom to reflect an exclusively administrative relationship between contracting parties, and (ii) that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby, (c) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 2.05(j) and Section 9.02), and (d) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or

-110- percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by the Administrative Agent; provided, however, that the Loan Parties shall make all payments under any Loan Document directly to the Administrative Agent. The Administrative Agent and any such subagent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such subagent and to the Related Parties of each Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor who shall either be (i) a “U.S. person” and a “financial institution” within the meaning of United States Treasury Regulations Section 1.1441-1 or (ii) a U.S. branch of a non-U.S. financial institution that has agreed to be treated as a “United States person” within the meaning of Section 7701(a)(30) of the Code. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. Each Lender and Issuing Bank (i) represents and warrants that (x) the Loan Documents set forth the terms of a commercial lending facility, (y) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of its business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), and (z) that it is capable of evaluating and understanding the terms, conditions and risks of becoming a Lender and/or Issuing Bank, as applicable, under this Agreement, including in the context of related transactions to be entered into by the Borrower,

-111- and multiple roles to be performed by the Administrative Agent or its Affiliates, in connection herewith or therewith, and (ii) acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, and any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender and any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Each Lender irrevocably agrees that the Administrative Agent may enter into any and all documents with respect to Collateral and the rights of the Secured Parties with respect thereto (including any First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, if applicable, and any release pursuant to Section 9.15 hereof) as contemplated by and in accordance with the provisions of this Agreement and the Security Documents without any further consent from any Secured Party and bind the Secured Parties thereby, which terms shall be reasonably satisfactory to Administrative Agent. No Person named as an Arranger, bookrunner, Co-Syndication Agent or Co-Documentation Agent in this Agreement shall have any liability under this Agreement or any other Loan Document in its capacity as such. Withholding Taxes. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.02. The agreements in this Section 8.02 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For purposes of this Section 8.02, the term “Lender” includes any Issuing Bank. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers) is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

-112- (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). (c) The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. Erroneous Payments. (a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.04 shall be conclusive, absent manifest error.

-113- (b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (c) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party. (d) Each party’s obligations under this Section 8.04 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document. Posting of Communications. (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution. (c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY CO-SYNDICATION AGENT OR ANY OF

-114- THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM. (d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. (e) Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral((a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid

-115- being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. ARTICLE IX Miscellaneous Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows: (i) if to the Borrower, to: Concentra Group Holdings Parent, Inc. 4714 Gettysburg Road P.O. Box 2034 Mechanicsburg Pennsylvania, 17055 Attention: General Counsel (ii) if to the Administrative Agent, JPMorgan Chase Bank, N.A., at the address separately provided to the Borrower; (iii) if to the Issuing Bank, to the notice information provided for in Schedule 9.01. (iv) if to the Collateral Agent, to JPMorgan Chase & Co., at the address separately provided to the Borrower, and (v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire. (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient,

-116- such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Administrative Agent (and, in the case of the Administrative Agent, by written notice to the Borrower). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank, the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender, the Collateral Agent or the Issuing Bank may have had notice or knowledge of such Default at the time. (b) Except as provided in Section 2.20 with respect to an Additional Credit Extension Amendment (or to give effect to any restatement of this Agreement, the substantive terms of which are otherwise permitted hereby), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or of any Default or mandatory prepayment or mandatory reduction of any Commitments shall not constitute an increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or, except as provided in Section 2.14, reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of “First Lien Net Leverage Ratio”, “Secured Net Leverage Ratio” or “Total Net Leverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction in any rate of interest; provided that, for the avoidance of doubt, only the consent of the Required Lenders shall be necessary to amend Section 2.13(c) or to waive any obligation of the Borrower to pay interest thereunder, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Loan, the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby,

-117- (v) change any of the provisions of this Section 9.02 or the percentage set forth in the definition of “Required Lenders”, “Required Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable), (vi) release Holdings, any Intermediate Holding Company or all or substantially all of the value of the Guarantees under the Collateral Agreement (except as provided in Section 9.15 or in the Collateral Agreement) or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all the Collateral from the Liens of the Security Documents (except as provided in Section 9.15 or in the Collateral Agreement), without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class; provided, that, the changes described in this clause (viii) shall not require the consent of any Lenders other than the Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (ix) expressly change or waive any condition precedent in Section 4.02 to any Revolving Borrowing, including, without limitation, the related defined terms therein to the extent applicable to such section, without the written consent of the Required Revolving Lenders, (x) amend, waive or otherwise modify (a) the Financial Covenant and (b) Section 7.02, and in each case, any definition related thereto (as any such definition is used therein) or waive any Default or Event of Default resulting from a failure to perform or observe the Financial Covenant (including any related Default or Event of Default under Section 5.01) or Section 7.02 without the written consent of the Required Revolving Lenders; provided, that, the amendments, waivers or modifications described in this clause (x) shall not require the consent of any Lenders other than the Required Revolving Lenders, (xi) change the definition of “Obligations”, “Cash Management Obligations”, “Secured Hedge Agreement” or “Qualified Counterparty” in any way, without the written consent of each Lender directly and adversely affected thereby, or (xii) contractually subordinate the Obligations in right of payment or the Liens securing the Obligations to other Indebtedness (other than (A) in respect of any “debtor-in-possession” facility or (B) to the extent the Borrower has offered each Lender directly affected thereby an opportunity on a pro rata basis to participate in the applicable indebtedness on the same terms as the other lenders participating in such transaction) without the written consent of each Lender adversely affected thereby, provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank without the prior written consent of the Administrative Agent or the Issuing Bank, as applicable, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of a particular Class of Lenders (but not any other Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 9.02(b) if such Class of Lenders were the only Class of Lenders hereunder at the time. As it relates to rights of the Issuing Bank, (a) the definition of “Letter of Credit Sublimit” may be amended to increase the amount thereof to an amount equal to no more than 50% of the aggregate principal amount of the Revolving Commitments (as in effect as of the date thereof) with only the written consent of the Issuing Bank that is increasing its Letter of Credit Commitment, the Administrative Agent and the Borrower and (b) this Agreement may be amended to adjust the mechanics related to the issuance of Letters of Credit, including mechanical changes relating to the existence of multiple Issuing

-118- Banks, with only the written consent of the Administrative Agent, the applicable Issuing Bank and the Borrower, so long as the obligations of the Revolving Lenders, if any, who have not executed such amendment, and if applicable, the other Issuing Banks, if any, who have not executed such amendment, are not adversely affected thereby. No Lender consent is required to effect an Additional Credit Extension Amendment (except as expressly provided in Sections 2.20 or 2.21 as applicable). In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all adversely affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 9.02(b) being referred to as a “Non-Consenting Lender”), then, at the Borrower’s request, any Lender assignee that has consented to the Proposed Change and is reasonably acceptable to the Administrative Agent and, with respect to any Revolving Commitment, each Issuing Bank shall have the right to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Borrower’s request, sell and assign to such Lender assignee, at no expense to such Non-Consenting Lender, all the Commitments and Loans of such Non-Consenting Lender for an amount equal to the principal balance of all Loans (and funded participations in unreimbursed LC Disbursements) held by such Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale (including amounts under Sections 2.15, 2.16 and 2.17), such purchase and sale to be consummated pursuant to an executed Assignment and Assumption in accordance with Section 9.04(b) (which Assignment and Assumption need not be signed by such Non-Consenting Lender); provided, that, if any such Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within two (2) Business Days of the date on which the Lender assignee executes and delivers such Assignment and Assumption to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender. (c) Notwithstanding the provisions of clause (b), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the InitialTranche B-1 Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof, and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders. In addition, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of a Class with a replacement term loan tranche hereunder (the “Replacement Term Loans”); provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Term Loans, (ii) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Term Loans, (iii) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans) and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to such refinancing. (d) Notwithstanding anything in this Section 9.02 to the contrary, (a) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary (i) to integrate any Incremental Term Loans, any Incremental Revolving Commitments, any Extended Term Loans or any Extended Revolving Commitments or (ii) to cure any ambiguity, omission, defect or inconsistency and (b) without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent or any collateral agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into (x) any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interest for benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this

-119- Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document or (y) any First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay or reimburse (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Banks and the Arrangers, including the reasonable fees, charges and documented disbursements of counsel for the Agents (within 30 days after receipt of a written demand therefor, together with reasonably detailed backup documentation supporting such reimbursement request), in connection the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof and all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder (but, limited, in the case of legal fees, charges and disbursements, to the reasonable documented and out-of-pocket fees, disbursements and other charges of a single New York counsel to the Administrative Agent, Issuing Banks and Arrangers taken as a whole, and, if reasonably necessary, of a single local counsel to the Administrative Agent, Issuing Banks and Arrangers taken as a whole in any relevant jurisdiction) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Lenders (within 30 days after the receipt of a written demand therefor, together with reasonably detailed backup documentation supporting such reimbursement request) incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (but, limited, in the case of legal fees and expenses, to the reasonable documented and out-of-pocket fees, disbursements and other charges of a single New York counsel to the Administrative Agent and the Lenders taken as a whole, and, if reasonably necessary, of a single local counsel to the Administrative Agent and the Lenders taken as a whole in any relevant jurisdiction (provided that, in the event that the Administrative Agent or any Lender is advised by counsel that there are conflicts of interest, the Borrower will be required to pay for one additional counsel in each relevant jurisdiction for each similarly affected group of such Persons taken as a whole)). If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its discretion. For the avoidance of doubt, this Section 9.03(a) shall not apply to Taxes, except any Taxes that represent costs and expenses arising from any non- Tax claim. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 9.03(a) include any Issuing Bank. (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Arranger, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), and hold each Indemnitee harmless, from and against any and all losses, claims, (including intraparty claims), demands damages, or other liabilities of any kind (the “Liabilities”) or out-of- pocket expenses (but, limited, in the case of legal fees and expenses, to the reasonable documented and out-of- pocket fees, disbursements and other charges of a single New York counsel to the Administrative Agent and the Lenders taken as a whole, and, if reasonably necessary, of a single local counsel to the Administrative Agent and the Lenders taken as a whole in any relevant jurisdiction (provided that, in the event that the Administrative Agent or any Lender is advised by counsel that there are conflicts of interest, the Borrower will be required to pay for one additional counsel in each relevant jurisdiction for each similarly affected group of such Persons taken as a whole)) incurred in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any Mortgaged Property or any other property currently or formerly owned, leased or operated by Holdings or any of its Subsidiaries, or any actual or alleged Environmental Liability related in any way to Holdings or any of its Subsidiaries or their respective properties or operations, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Related Parties (provided, that any such Related Party that is an agent, advisor or other

-120- third party representative of such Indemnitee shall have been acting on behalf of such Indemnitee or under such Indemnitee’s direction), as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee or of any of its Related Parties (provided, that any such Related Party that is an agent, advisor or other third party representative of such Indemnitee shall have been acting on behalf of such Indemnitee or under such Indemnitee’s direction), as determined by a final non-appealable judgment of a court of competent jurisdiction, or (z) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under this Agreement and other than any claims arising out of any act or omission of Holdings or any of its Affiliates. All amounts due under this Section 9.03(b) shall be paid within 30 days after receipt of written demand therefor (together with reasonably detailed backup documentation supporting such reimbursement request); provided that, that such Indemnitee shall promptly refund and return any and all amounts paid to the extent that there is a final non-appealable judicial determination by a court of competent jurisdiction that such Indemnitee was not entitled to such payment pursuant to the express terms of this Section 9.03(b). For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 9.03(b) include any Issuing Bank. (c) To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), as well as for any Liabilities arising solely from any Lender-Related Person’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature; provided that any such waiver shall not, as to any Lender-Related Person, be available to the extent that such claim resulted from (x) the gross negligence, bad faith or willful misconduct of such Lender-Related Person (provided, that any such Lender-Related Person that is an agent, advisor or other third party representative of any such other Lender-Related Person shall have been acting on behalf of such Lender-Related Person or under such Lender-Related Person’s direction), as determined by a final non-appealable judgment of a court of competent jurisdiction, or (y) a material breach of any obligations under any Loan Document by any such Lender-Related Person (provided, that any such Lender-Related Person that is an agent, advisor or other third party representative of such other Lender-Related Person shall have been acting on behalf of such Lender-Related Person or under such Lender-Related Person’s direction); and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(c) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. (d) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent or the Issuing Bank under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent or the Issuing Bank, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent, the Collateral Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposures, outstanding Term Loans, and unused Commitments at the time. (e) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

-121- Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 6.03) (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the limitations set forth in paragraph (a) above and the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of: (1) the Borrower; provided that the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default pursuant to clauses (a), (b), (h) and (i) under Section 7.01 has occurred and is continuing, any other assignee; provided further that no consent of the Borrower shall be required for assignments between Goldman Sachs Bank USA and Goldman Sachs Lending Partners, LLC, (2) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender or for an assignment of all or any portion of a Revolving Loan or Revolving Commitment between Goldman Sachs Bank USA and Goldman Sachs Lending Partners, LLC, and (3) the Issuing Bank; provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan or assignments between Goldman Sachs Bank USA and Goldman Sachs Lending Partners, LLC. (ii) Assignments shall be subject to the following conditions: (1) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class or in the case of an assignment to a Lender who at such time holds other Commitments or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the Trade Date) shall not be less than an amount of $5,000,000 (in the case of each Revolving Commitment) or $1,000,000 (in the case of a Term Loan), unless each of the Borrower and the Administrative Agent otherwise consent; provided further that such assignments shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, provided further that such minimum assignment amounts shall not apply with respect to any assignment by a Lender to any of its Affiliates or Approved Funds, if any, (2) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans,

-122- (3) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless waived by the Administrative Agent in its sole discretion), (4) the assignee, if it is not already a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and (5) no assignment may be made to (i) a Disqualified Institution without the prior written consent of the Borrower, (ii) a natural person or (iii) except as permitted by Section 9.04(d), Holdings or any of its Affiliates. For purposes of this Section 9.04(b): “Approved Fund” means any Person (other than a natural person) that is engaged in making, pur- chasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04. (iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount and stated interest of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of the Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, and solely with respect to their respective interests by the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (c) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any

-123- agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii), (v), (vi) or (vii) of the first proviso to Section 9.02(b) that affects such Participant. (i) Each Lender that sells a participation shall, acting solely for this purpose as a non- fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary. (ii) Subject to paragraph (c)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations of such Sections, provided that any forms required to be provided by any Participant pursuant to Section 2.17(e) shall be provided solely to the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that a Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent not to be unreasonably withheld or delayed. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. (iii) Any Lender may at any time pledge, assign or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge, assignment or grant to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge, assignment or grant of a security interest; provided that no such pledge, assignment or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto. (iv) Notwithstanding any other provision of this Agreement, no Lender will assign its rights and obligations under this Agreement, or sell participations in its rights and/or obligations under this Agreement, to any Person who is (i) a Disqualified Institution (to the extent the list of Disqualified Institutions has been made available in writing to all Lenders), (ii) a natural person, (iii) a Person listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, (iv) a Person either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (B) designated under Section 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar executive orders or (v) Holdings or any of its Affiliates. (v) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the schedule of Disqualified Institutions provided by the Borrower and any updates thereto from time to time in accordance with the definition of “Disqualified Institutions” for Lenders and prospective lenders, including for Public-Siders or (B) provide the schedule of Disqualified Institutions to each Lender requesting the same.

-124- (d) Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to a Person who is or will become, after such assignment, an Affiliated Lender in accordance with Section 9.04(b) and this Section 9.04(d); provided that: (A) the assigning Lender and Non-Debt Fund Affiliate purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit J hereto (an “Affiliated Lender Assignment and Assumption”) in lieu of an Assignment and Assumption; (B) for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Commitments, Revolving Loans, Extended Revolving Commitments, Incremental Revolving Commitments, Incremental Revolving Loans or Refinancing Revolving Commitments to any Affiliated Lender; (C) no Term Loan may be assigned to a Non-Debt Fund Affiliate pursuant to this Section 9.04(d), if after giving effect to such assignment, Non-Debt Fund Affiliates in the aggregate would own in excess of 20% of the Term Loans of any Class then outstanding (determined as of the time of such purchase); and (D) any purchases by a Non-Debt Fund Affiliate made through “dutch auctions” shall require that such Person (i) make a customary representation to all assigning Lenders that it does not possess material non-public information (or material information of the type that would not be public if the Borrower or any Parent was a publicly reporting company) with respect to Holdings and its Subsidiaries that either (A) has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information) or (B) if not disclosed to the Lenders, could reasonably be expected to have a material effect on, or otherwise be material to (a) a Lender’s decision to participate in any such “dutch auction” or (b) the market price of the Loans and (ii) clearly identify itself as a Non-Debt Fund Affiliate in any assignment and assumption agreement executed in connection with such purchases. (e) Notwithstanding anything to the contrary in this Agreement, no Non-Debt Fund Affiliate shall have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Loan Parties are not invited, (B) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among the Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Section 2 of this Agreement), or (C) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents. (f) By its acquisition of Term Loans, a Non-Debt Fund Affiliate shall be deemed to have acknowledged and agreed that if a case under the Bankruptcy Code is commenced against any Loan Party, such Loan Party shall seek (and each Non-Debt Fund Affiliate shall consent) to provide that the vote of any Non-Debt Fund Affiliate (in its capacity as a Lender) with respect to any plan of reorganization of such Loan Party shall not be counted except that such Non-Debt Fund Affiliate’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by such Non-Debt Fund Affiliate in a manner that is less favorable to such Non-Debt Fund Affiliate than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower; each Non-Debt Fund Affiliate hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Non-Debt Fund Affiliate’s attorney-in-fact, with full authority in the place and stead of such Non-Debt Fund Affiliate and in the name of such Non-Debt Fund Affiliate (solely in respect of Loans and participations therein and not in respect of any other claim or status such Non-Debt Fund Affiliate may otherwise have) from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (iii).

-125- (g) Notwithstanding anything in Section 9.02 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders or any other requisite Class vote required by this Agreement, as applicable, have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, (A) all Term Loans held by any Non-Debt Fund Affiliate shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders (or requisite vote of any Class of Lenders) have taken any actions and (B) the aggregate amount of Term Loans held by Debt Fund Affiliates will be excluded to the extent in excess of 50% of the amount required to constitute “Required Lenders.” (h) The Borrower shall maintain at its offices a copy of each Assignment and Assumption delivered to it by any Non-Debt Fund Affiliate (the “Affiliated Lender Register”). Each Non-Debt Fund Affiliate shall advise the Borrower and the Administrative Agent in writing of any proposed disposition of Term Loans by such Lender. Additionally, if any Lender becomes a Non-Debt Fund Affiliate at a time that such Lender holds any Term Loans, such Lender shall promptly advise the Borrower and the Administrative Agent that such Lender is a Non-Debt Fund Affiliate. Copies of the Affiliated Lender Register shall be provided to the Administrative Agent and the Non-Debt Fund Affiliate upon request. Notwithstanding the foregoing if at any time (if applicable, after giving effect to any proposed assignment to a Non-Debt Fund Affiliate), all Non-Debt Fund Affiliates own or would, in the aggregate own more than 20% of the principal amount of all any Class of Term Loans then outstanding (i) any proposed pending assignment to a Non-Debt Fund Affiliate that would cause such threshold to be exceeded shall not become effective or be recorded in the Affiliated Lender Register and (ii) if such threshold is exceeded solely as a result of a Lender becoming a Non-Debt Fund Affiliate after it has acquired Term Loans, such Non-Debt Fund Affiliate shall assign sufficient Term Loans of such Class so that Non-Debt Fund Affiliates in the aggregate own less than 20% of the aggregate principal amount of Term Loans of such Class then outstanding. The Administrative Agent may conclusively rely upon the Affiliated Lender Register in connection with any amendment or waiver hereunder and shall not have any responsibility for monitoring any acquisition or disposition of Term Loans by any Non-Debt Fund Affiliate or for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall have independent significance and be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (unless paid in full) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Counterparts; Integration; Effectiveness; Electronic Execution . (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

-126- (b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record) and (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The applicable Lender shall notify the Borrower and the Administrative Agent of such setoff or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff or application under this Section 9.08. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

-127- (b) Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America, in each case, sitting in the Borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, any other Loan Document, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court and (ii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction (i) for purposes of enforcing a judgment, (ii) in connection with exercising remedies against the Collateral in a jurisdiction in which such Collateral is located or (iii) in connection with any pending bankruptcy, insolvency or similar proceeding in such jurisdiction. (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates and its and its Affiliates’ directors, officers, employees, legal counsel, independent auditors and other experts, professionals, advisors or agents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or demanded by any Governmental Authority or self-regulatory authority having competent jurisdiction over it or any of its Affiliates; provided that the Administrative Agent or such Lender, as applicable, agrees that it will promptly notify the Borrower (other than at the request of a regulatory authority or any self- regulatory authority having or asserting competent jurisdiction over such Person) unless such notification is prohibited by law, rule or regulation, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process or order of any court or administrative agency; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or any self-regulatory authority having

-128- or asserting competent jurisdiction over such Person) unless such notification is prohibited by law, rule or regulation, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) with the consent of the Borrower, (h) to any rating agency when required by it on a customary basis and after consultation with the Borrower (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender), (i) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement, (j) for purposes of establishing a “due diligence” defense, (k) to the extent such Information is independently developed by such Person or its Affiliates so long as not based on Information obtained in a manner that would otherwise violate this Section 9.12 or (l) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower; provided that such source is not actually known by such disclosing party to be bound by an agreement containing provisions substantially the same as those contained in this Section 9.12. For the purposes of this Section 9.12, the term “Information” means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the Administrative Agent, the Arrangers, any Issuing Bank, any Lender or any of their respective Affiliates on a nonconfidential basis prior to disclosure by Holdings or the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from Holdings, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) without any notification to any Person, to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. USA Patriot Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

-129- Release of Collateral. (a) Upon any sale or other transfer by any Loan Party of any Collateral that is permitted under this Agreement to a Person that is not a Loan Party, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of this Agreement, the security interest in such Collateral shall be automatically released. In addition, a Subsidiary Loan Party or Collateral of the Loan Parties may be released in accordance with the Collateral Agreement. In connection therewith, the Collateral Agent will, upon receipt of a certificate of a Responsible Officer of the Borrower, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents. (b) Upon the addition of a Succeeding Holdings and satisfaction by such Succeeding Holdings of the Collateral and Guarantee Requirement, the prior Holdings shall be automatically released from all of its obligations under the Security Documents. No Fiduciary Duty. In connection with all aspects of each transaction contemplated by this Agreement, the Borrower acknowledges and agrees, and acknowledges the other Loan Parties’ understanding, that (i) each transaction contemplated by this Agreement is an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders, on the other hand, (ii) in connection with each such transaction and the process leading thereto, the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders will act solely as principals and not as agents or fiduciaries of the Loan Parties or any of their stockholders, affiliates, creditors, employees or any other party, (iii) neither the Administrative Agent, the Arrangers, the Issuing Banks nor any Lender will assume an advisory or fiduciary responsibility in favor of the Borrower or any of its Affiliates with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Administrative Agent, the Arrangers, the Issuing Banks or any Lender has advised or is currently advising any Loan Party on other matters) and neither the Administrative Agent, the Arrangers, the Issuing Banks nor any Lender will have any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated in this Agreement except the obligations expressly set forth herein, (iv) the Administrative Agent, the Arrangers, the Issuing Banks and each Lender may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their affiliates, and (v) neither the Administrative Agent, the Arrangers, the Issuing Banks nor any Lender has provided or will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Loan Parties have consulted and will consult their own legal, accounting, regulatory, and tax advisors to the extent it deems appropriate. The matters set forth in this Agreement and the other Loan Documents reflect an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders, on the other hand. The Borrower agrees that the Loan Parties shall not assert any claims that any Loan Party may have against the Administrative Agent, the Arrangers, the Issuing Banks or any Lender based on any breach or alleged breach of fiduciary duty. Material Non-Public Information. (a) EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON- PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. (b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS

-130- IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write- Down and Conversion Powers of the applicable Resolution Authority. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. [signature pages follow]

[Concentra – Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written. CONCENTRA GROUP HOLDINGS PARENT, INC., as Holdings By: Name: Title: CONCENTRA HEALTH SERVICES, INC., as Borrower By: Name: Title:

[Concentra – Credit Agreement] JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, Lender and Issuing Bank By: Name: Title: [ ], as a Revolving Lender and Issuing Bank By: Name: Title:

Summary report: Litera Compare for Word 11.10.1.2 Document comparison done on 2/28/2025 12:20:07 PM Style name: Conray Style Intelligent Table Comparison: Active Original DMS: iw://usdocs.lw.com/US-DOCS/151305031/18 Modified filename: Concentra - Exhibit A to Amendment No. 1 [Execution Version](156949335.7).docx Changes: Add 230 Delete 192 Move From 0 Move To 0 Table Insert 0 Table Delete 0 Table moves to 0 Table moves from 0 Embedded Graphics (Visio, ChemDraw, Images etc.) 0 Embedded Excel 0 Format changes 0 Total Changes: 422